                                                                   Exhibit 10.52

                                                               EXECUTION VERSION

                                   $89,855,433

                    AMENDED AND RESTATED TERM LOAN AGREEMENT

                          DATED AS OF JANUARY 18, 2002

                                      AMONG

                           AMERICA WEST AIRLINES, INC.
                                 AS THE COMPANY,

                           THE LENDERS LISTED HEREIN,
                                 AS THE LENDERS,

                     THE INDUSTRIAL BANK OF JAPAN, LIMITED,
                       AS ARRANGER, CO-LEAD BOOK MANAGER,
                                AGENT AND LENDER,

             CITICORP USA, INC., AS ARRANGER AND SYNDICATION AGENT,

               SALOMON SMITH BARNEY INC., AS CO-LEAD BOOK MANAGER

                                       AND

                  BANKERS TRUST COMPANY, AS DOCUMENTATION AGENT

                                TABLE OF CONTENTS

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
SECTION 1.        DEFINITIONS...................................................................................     2

         1.1      CERTAIN DEFINED TERMS.........................................................................     2

         1.2      ACCOUNTING TERMS; UTILIZATION OF GAAP FOR PURPOSES OF CALCULATIONS UNDER AGREEMENT............    23

         1.3      OTHER DEFINITIONAL PROVISIONS.................................................................    23

SECTION 2.        AMOUNTS AND TERMS OF THE TERM LOAN............................................................    24

         2.1      THE TERM LOAN; NOTES; REGISTER................................................................    24

         2.2      INTEREST ON THE LOANS.........................................................................    25

         2.3      FEES..........................................................................................    28

         2.4      PREPAYMENTS; GENERAL PROVISIONS REGARDING PAYMENTS............................................    28

         2.5      USE OF PROCEEDS...............................................................................    33

         2.6      SPECIAL PROVISIONS GOVERNING EURODOLLAR RATE LOANS............................................    33

         2.7      INCREASED COSTS; TAXES; CAPITAL ADEQUACY......................................................    35

         2.8      OBLIGATION OF LENDERS TO MITIGATE.............................................................    39

         2.9      [INTENTIONALLY OMITTED].......................................................................    40

         2.10     BORROWING BASE................................................................................    40

SECTION 3.        CONDITIONS TO LOANS...........................................................................    43

         3.1      CONDITIONS TO CLOSING DATE....................................................................    43

SECTION 4.        COMPANY'S REPRESENTATIONS AND WARRANTIES......................................................    48

         4.1      ORGANIZATION, POWERS, QUALIFICATION, GOOD STANDING, BUSINESS AND SUBSIDIARIES.................    48

         4.2      AUTHORIZATION OF BORROWING, ETC...............................................................    49

         4.3      FINANCIAL CONDITION...........................................................................    50

         4.4      NO MATERIAL ADVERSE CHANGE....................................................................    50

         4.5      TITLE TO PROPERTIES; LIENS....................................................................    50

         4.6      LITIGATION; ADVERSE FACTS.....................................................................    51

         4.7      PAYMENT OF TAXES..............................................................................    51

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

         4.8      PERFORMANCE OF AGREEMENTS; MATERIALLY ADVERSE AGREEMENTS......................................    51

         4.9      GOVERNMENTAL REGULATION.......................................................................    52

         4.10     SECURITIES ACTIVITIES.........................................................................    52

         4.11     EMPLOYEE BENEFIT PLANS........................................................................    52

         4.12     ENVIRONMENTAL PROTECTION......................................................................    53

         4.13     SOLVENCY......................................................................................    54

         4.14     DISCLOSURE....................................................................................    54

         4.15     YEAR 2000 MATTERS.............................................................................    54

SECTION 5.        COMPANY'S AFFIRMATIVE COVENANTS...............................................................    55

         5.1      FINANCIAL STATEMENTS AND OTHER REPORTS........................................................    55

         5.2      CORPORATE EXISTENCE...........................................................................    59

         5.3      PAYMENT OF TAXES AND CLAIMS; TAX CONSOLIDATION................................................    59

         5.4      MAINTENANCE OF PROPERTIES; INSURANCE..........................................................    60

         5.5      INSPECTION....................................................................................    60

         5.6      COMPLIANCE WITH LAWS, ETC.....................................................................    61

         5.7      COMPANY'S REMEDIAL ACTION REGARDING HAZARDOUS MATERIALS.......................................    61

         5.8      FURTHER ASSURANCES............................................................................    62

         5.9      EMPLOYEE BENEFIT PLANS........................................................................    62

         5.10     FAA MATTERS; CITIZENSHIP......................................................................    62

         5.11     CHANGES IN GAAP...............................................................................    62

SECTION 6.        COMPANY'S NEGATIVE COVENANTS..................................................................    63

         6.1      RESERVED......................................................................................    63

         6.2      LIENS AND RELATED MATTERS.....................................................................    63

         6.3      INVESTMENTS...................................................................................    64

         6.4      RESTRICTED PAYMENTS...........................................................................    64

         6.5      FINANCIAL COVENANTS...........................................................................    65

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                                  (continued)
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
         6.6      RESTRICTION ON FUNDAMENTAL CHANGES; ASSET SALES AND ACQUISITIONS; NEW SUBSIDIARIES............    65

         6.7      SALES AND LEASE-BACKS.........................................................................    66

         6.8      TRANSACTIONS WITH AFFILIATES..................................................................    66

         6.9      CONDUCT OF BUSINESS...........................................................................    67

         6.10     MERGER OR CONSOLIDATION.......................................................................    67

         6.11     LIMITATION ON ASSET SALES.....................................................................    67

         6.12     LIMITATION ON ISSUANCES AND DISPOSITIONS OF CAPITAL STOCK OF SUBSIDIARIES.....................    68

         6.13     LIMITATION ON CREATION OF NEW SUBSIDIARIES....................................................    68

         6.14     LIMITATION ON AMENDMENTS TO INDEBTEDNESS; PERFORMANCE OF AGREEMENTS...........................    69

SECTION 7.        EVENTS OF DEFAULT.............................................................................    69

         7.1      FAILURE TO MAKE PAYMENTS WHEN DUE.............................................................    69

         7.2      DEFAULT IN OTHER AGREEMENTS...................................................................    70

         7.3      BREACH OF CERTAIN COVENANTS...................................................................    70

         7.4      BREACH OF WARRANTY............................................................................    70

         7.5      OTHER DEFAULTS UNDER LOAN DOCUMENTS...........................................................    71

         7.6      INVOLUNTARY BANKRUPTCY; APPOINTMENT OF RECEIVER, ETC..........................................    71

         7.7      VOLUNTARY BANKRUPTCY; APPOINTMENT OF RECEIVER, ETC............................................    71

         7.8      JUDGMENTS AND ATTACHMENTS.....................................................................    72

         7.9      DISSOLUTION...................................................................................    72

         7.10     RESERVED......................................................................................    72

         7.11     FAILURE OF SECURITY...........................................................................    72

SECTION 8.        AGENT.........................................................................................    73

         8.1      APPOINTMENT...................................................................................    73

         8.2      POWERS AND DUTIES; GENERAL IMMUNITY...........................................................    73

         8.3      REPRESENTATIONS AND WARRANTIES; NO RELIANCE...................................................    74

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
         8.4      RIGHT TO INDEMNITY............................................................................    75

         8.5      SECURITY AGREEMENTS...........................................................................    75

         8.6      SUCCESSOR AGENT...............................................................................    75

SECTION 9.        MISCELLANEOUS.................................................................................    76

         9.1      ASSIGNMENTS AND PARTICIPATIONS IN LOANS.......................................................    76

         9.2      EXPENSES......................................................................................    78

         9.3      INDEMNITY.....................................................................................    79

         9.4      SET-OFF.......................................................................................    79

         9.5      RATABLE SHARING...............................................................................    80

         9.6      AMENDMENTS AND WAIVERS........................................................................    80

         9.7      INDEPENDENCE OF COVENANTS.....................................................................    81

         9.8      NOTICES.......................................................................................    82

         9.9      SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS........................................    82

         9.10     FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE.........................................    82

         9.11     MARSHALING; PAYMENTS SET ASIDE................................................................    82

         9.12     SEVERABILITY..................................................................................    83

         9.13     OBLIGATIONS SEVERAL; INDEPENDENT NATURE OF LENDERS' RIGHTS....................................    83

         9.14     HEADINGS......................................................................................    83

         9.15     APPLICABLE LAW................................................................................    83

         9.16     SUCCESSORS AND ASSIGNS........................................................................    83

         9.17     CONSENT TO JURISDICTION AND SERVICE OF PROCESS................................................    83

         9.18     WAIVER OF JURY TRIAL..........................................................................    84

         9.19     CONFIDENTIALITY...............................................................................    85

         9.20     COUNTERPARTS; EFFECTIVENESS...................................................................    85

         9.21     INTEGRATION...................................................................................    85

         9.22     DISCLAIMER OF DAMAGES.........................................................................    85

Schedule 2.4        -      Amortization Schedule; Lenders Pro Rata Share
Schedule 2.10       -      Eligible Assets
Schedule 2.10A      -      Borrowing Base Collateral on the Closing Date
Schedule 4.1        -      Subsidiaries
Schedule 6.2        -      Payment Restrictions

Exhibits
--------

Exhibit A           -      Form of Aircraft Security Agreement
Exhibit B           -      Form of Receivables Security Agreement
Exhibit I           -      Reserved
Exhibit II          -      Form of Notice of Conversion/Continuation
Exhibit III         -      Form of Term Note
Exhibit III-A       -      Form of PIK Note
Exhibit IV          -      Form of Compliance Certificate
Exhibit V-A         -      Form of Company's outside counsel legal opinion (Section 1110)
Exhibit V-B         -      Form of Company's in-house counsel legal opinion
Exhibit VI          -      Form of Assignment Agreement
Exhibit VII         -      Reserved
Exhibit VIII        -      Form of Financial Condition Certificate
Exhibit IX          -      Form of Borrowing Base Certificate
Exhibit X           -      Description of Joint Venture Terms

                           AMERICA WEST AIRLINES, INC.
                    AMENDED AND RESTATED TERM LOAN AGREEMENT

         This AMENDED AND RESTATED TERM LOAN AGREEMENT is dated as of January 18, 2002 and entered into by and among AMERICA WEST AIRLINES, INC., a Delaware corporation (the "COMPANY"), THE FINANCIAL INSTITUTIONS LISTED ON THE SIGNATURE PAGES HEREOF (each individually referred to herein as a "LENDER" and collectively, together with the other institutions that become lenders pursuant to subsection 9.1, as the "LENDERS") and THE INDUSTRIAL BANK OF JAPAN, LIMITED as Arranger and Agent for the Lenders (in such last capacity, the "AGENT").

                                    RECITALS

         WHEREAS, the Company, the financial institutions from time to time party thereto and the Agent are parties to a Revolving Credit Agreement dated as of December 12, 1997 (the "1997 Credit Agreement"), pursuant to which such financial institutions and the Agent provided a revolving and term loan facility to the Company;

         WHEREAS, the lenders party thereto, the Agent and the Company amended the 1997 Credit Agreement pursuant to that certain Amended and Restated Revolving Credit Agreement, dated as of December 10, 1999 (the "Amended and Restated Credit Agreement");

         WHEREAS, the lenders party thereto, the Agent and Company have amended the Amended and Restated Credit Agreement pursuant to Amendment No. 1, dated as of April 16, 2001, Amendment No. 2 dated as of July 31, 2001 and Amendment No. 3 dated as of July 31, 2001 (as so amended, the "Existing Credit Agreement");

         WHEREAS, certain Potential Events of Default and Events of Default have occurred and are continuing under the Existing Credit Agreement;

         WHEREAS, the Company has requested and, subject to satisfaction of the conditions precedent set forth in Section 3.1 of this Agreement on or before January 31, 2002, the Agent and Lenders have agreed to restate and amend the Existing Credit Agreement as provided herein to provide the Company with a term loan facility;

         WHEREAS, unless and until the conditions precedent set forth in Section
3.1 of this Agreement are satisfied on or before January 31, 2002, the Existing Credit Agreement shall remain in full force and effect and the Agent and Lenders are not waiving and, by this Agreement or otherwise, shall not be deemed to waive any Potential Events of Default or Events of Default thereunder;

         NOW THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the Company, the Lenders, and the Agent hereby agree as follows:

                                   SECTION 1.
                                   DEFINITIONS

1.1      CERTAIN DEFINED TERMS.

         The following terms used in this Agreement shall have the following meanings:

         "ACT" means Subtitle VII of Title 49 of the United States Code, and the rules and regulations promulgated thereunder, as in effect on the date hereof, and as modified or amended hereafter, or any subsequent legislation that supplements or supersedes such Subtitle.

         "ADJUSTED EURODOLLAR RATE" means, for any Interest Rate Determination Date, the rate per annum obtained by dividing (i) the arithmetic average of the quotes (expressed as a rate per annum and rounded upward to the nearest l/16 of one percent) appearing on the Reuters LIBO Screen (or such other screen as may, in the opinion of the Agent, replace such screen on that system for the purpose of displaying such rate) at or about 11:00 a.m. (London time) on such Interest Rate Determination Date for U.S. dollar deposits of amounts in same day funds comparable to the principal amount of the Eurodollar Rate Loans for which the Adjusted Eurodollar Rate is then being determined with maturities comparable to the Interest Period for which such Adjusted Eurodollar Rate will apply by (ii) a percentage equal to 100% minus the stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) applicable on such Interest Rate Determination Date to any member bank of the Federal Reserve System in respect of "Eurodollar liabilities" as defined in Regulation D (or any successor category of liabilities under Regulation D) for such Interest Period, and if such rate quotation cannot be obtained by the Agent, the rate per annum obtained by dividing (i) the arithmetic average (rounded upward to the nearest l/16 of one percent) of the offered quotation, if any, to first class banks in the London interbank Eurodollar market by each of the Reference Lenders for U.S. dollar deposits of amounts in same day funds comparable to the principal amount of the Eurodollar Rate Loans for which the Adjusted Eurodollar Rate is then being determined with maturities comparable to such Interest Period as of approximately 10:00 A.M. (New York time) on such Interest Rate Determination Date by (ii) a percentage equal to 100% minus the stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) applicable on such Interest Rate Determination Date to any member bank of the Federal Reserve System in respect of "Eurocurrency liabilities" as defined in Regulation D (or any successor category of liabilities under Regulation D) for such Interest Period; provided that if any Reference Lender fails to provide the Agent with its aforementioned quotation then the Adjusted Eurodollar Rate shall be determined based on the quotation provided by the Agent, and that, if any, provided to the Agent by the other Reference Lender.

         "ADJUSTMENT EVENT" means any event of loss or damage to Rotables which causes a reduction in the book value of Rotables, as reasonably determined by the Company, in excess of $1,000,000.

         "AFFECTED LENDER" has the meaning assigned to that term in subsection 2.6C.

         "AFFECTED LOANS" has the meaning assigned to that term in subsection 2.6C.

         "AFFILIATE" means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

         "AGENT" has the meaning assigned to that term in the introduction to this Agreement and also means and includes any successor Agent appointed pursuant to subsection 8.6.

         "AGREEMENT" means this Amended and Restated Term Loan Agreement, as it may be amended, supplemented or otherwise modified from time to time.

         "AIR CARRIER GUARANTEE LOAN DOCUMENTS" means, collectively, (1) the Government Guaranteed Loan Agreement, (2) the Promissory Note issued by the Company to the initial lender in connection therewith, (3) the Warrants, dated as of January 18, 2002, issued to Holdings, The Air Transportation Stabilization Board, the initial lender, and the counter-guarantors, (4) the Registration Rights Agreement, dated as of January 18, 2002, among the Company, Holdings, The Air Transportation Stabilization Board, the initial lender and the counter-guarantors named therein, and (5) the Guaranty of The Air Transportation Stabilization Board dated as of January 18, 2002; in each case, as any of the foregoing may be amended, supplemented or otherwise modified from time to time (subject to Section 6.14 hereof).

         "AIRCRAFT" means an Airframe together with the Engines identified therewith in Schedule I of, or a supplement to, an Aircraft Security Agreement, whether or not any of such Engines may at any time of determination be installed on such Airframe or installed on any other airframe.

         "AIRCRAFT SECURITY AGREEMENT" means an Aircraft Security Agreement substantially in the form of Exhibit A hereto, as such Aircraft Security Agreement may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof.

         "AIRFRAME" means each Airframe as defined in and from time to time subject to the Aircraft Security Agreement.

         "ALLIANCE AGREEMENTS" means those certain business alliance agreements among the Company, Chautauqua Airlines, Inc., Continental Airlines, Inc. and Mesa Airlines, Inc. and such other parties from time to time that include, but are not limited to, code-sharing, frequent flyer, ground handling and marketing agreements.

         "APPLICABLE MARGIN" for each Base Rate Loan and Eurodollar Rate Loan shall be the percentage set forth below for that type of Loan for the periods set forth below:

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
                          Period                                         LIBOR Margin/Base Rate Margin
                          ------                                         -----------------------------

Closing Date through December 31, 2004                                           2.25% /2.75%
January 1, 2005 and after                                                        4.75% / 2.75%

         "APPROVED APPRAISAL" has the meaning given such term in subsection 2.10(C)(1).

         "APPROVED APPRAISER" has the meaning given such term in subsection 2.10(C)(2).

         "ARRANGERS" means Citicorp USA, Inc. and The Industrial Bank of Japan, Limited.

         "ASSET SALE" means any sale, transfer or other disposition (including by way of merger, consolidation, exchange of assets or sale-leaseback transactions), in one transaction or a series of related transactions, by the Company or any of its Subsidiaries to any Person other than the Company or any of its Subsidiaries of (i) all or any of the Capital Stock of any Subsidiary of the Company, (ii) all or substantially all of the property and assets of an operating unit or business of the Company or any of its Subsidiaries or (iii) any other property and assets of the Company or any of its Subsidiaries outside the ordinary course of business of the Company or such Subsidiary and, in each case, that is not governed by the provisions of subsection 6.8; provided that none of (A) sales or other dispositions of inventory (other than Spare Parts), receivables (after the conditions to the Liens on the identified receivables pursuant to the Receivables Security Agreement have occurred, as set forth in the Receivables Security Agreement, other than the receivables pledged to the Agent under the Receivables Security Agreement) and other current assets (other than Collateral), (B) sale or other dispositions of surplus equipment, spare parts (pursuant to and subject to subsection 2.10 of this Agreement and the Spare Parts Security Agreement), expendable inventories, furniture or fixtures in an aggregate amount not to exceed $10,000,000 in any Fiscal Year of the Company, (C) sale leasebacks of aircraft (including aircraft engines installed thereon) in the Company's fleet (other than the Aircraft), spare aircraft engines (other than the Spare Engines), aircraft parts (other than Spare Parts), simulators (other than the Simulators) and passenger loading bridges or other flight or ground equipment or the Company's office building located at 111 West Rio Salado, Tempe, Arizona or (D) $20,000,000 of other sales in any Fiscal Year of the Company shall be included within the meaning of "Asset Sale."

         "ASSIGNMENT AGREEMENT" means an Assignment Agreement in substantially the form of Exhibit VI annexed hereto.

         "BANKRUPTCY CODE" means Title 11 of the United States Code as now and hereafter in effect, or any successor statute.

         "BASE RATE" means, at any time, the higher of (x) the Prime Rate or (y) the rate which is 1/2 of 1% in excess of the Federal Funds Effective Rate.

         "BASE RATE LOANS" means Loans bearing interest at rates determined by reference to the Base Rate as provided in subsection 2.2A.

         "BORROWING BASE" means an aggregate amount equal to:

(A) 100% of the Dollar amount of Cash and Permitted Cash Equivalents held by the Agent at such time in the Cash Collateral Account, plus

(B) with respect to Aircraft, the Fair Market Value of all Stage III Aircraft as stated in the then most recently delivered Approved Appraisal thereof, plus

(C) with respect to Rotables, the lower of (x) the then Adjusted Fair Market Value of the Rotables (as hereinafter defined) and (y) the book value of the Rotables as certified by the Company in the then most recently delivered Borrowing Base Certificate; the "Adjusted Fair Market Value of the Rotables" (1) on any date from and after the date of the then most recently delivered Approved Appraisal (an "Appraisal Date") and prior to the next succeeding date on which the Company shall deliver a Borrowing Base Certificate, shall equal the Fair Market Value of the Rotables as set forth in such Approved Appraisal and (2) on any date thereafter and prior to the date of the next succeeding Approved Appraisal, shall equal the product of (x) the book value of the Rotables, as set forth in the then most recently delivered Borrowing Base Certificate, multiplied by (y) a fraction, of which the numerator shall be the Fair Market Value of the Rotables, as of the Appraisal Date referred to in clause (1) above, and the denominator shall be the book value of the Rotables, as set forth in the Borrowing Base Certificate delivered on or next preceding such Appraisal Date, plus

(D) the Fair Market Value of the Maintenance Facility as stated in the most recently delivered Approved Appraisal thereof, plus

(E) the Fair Market Value of the Simulators as stated in the then most recently delivered Approved Appraisal thereof, plus

(F) the Fair Market Value of the Spare Engines as stated in the then most recently delivered Approved Appraisal thereof.

         "BORROWING BASE CERTIFICATE" means a certificate substantially in the form of Exhibit IX annexed hereto delivered by the Company pursuant to Section
2.10 with respect to the calculation of the Borrowing Base.

         "BORROWING BASE COLLATERAL" means, at any time, Eligible Assets that are subject to the Lien of a Security Agreement at such time; for the avoidance of doubt, Collateral pledged pursuant to the Receivables Security Agreement shall not constitute Borrowing Base Collateral.

         "BORROWING BASE DEFICIENCY" means any time and for so long as the ratio of (1) the aggregate outstanding principal amount of the Loans to (2) the Borrowing Base, is more than .58 to 1.

         "BORROWING BASE VALUE" means, with respect to any Borrowing Base Collateral, the value attributed to such Borrowing Base Collateral from time to time pursuant to the definition of Borrowing Base.

         "BUSINESS DAY" means any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the States of New York, California or Arizona or is a day on which banking institutions located in any such state are authorized or required by law or other governmental action to close and, if the applicable Business Day relates to any Eurodollar Rate Loan, on which dealings are carried on in the London interbank market.

         "CAPITAL LEASE", as applied to any Person, means any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is required to be accounted for as a capital lease on the balance sheet of that Person, and the amount of Indebtedness represented by such lease shall be the capitalized amount of the obligations evidenced thereby determined in accordance with GAAP.

         "CAPITAL STOCK" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person's capital stock, whether now outstanding or issued after the date of this Agreement, including, without limitation, all Common Stock.

         "CASH" means money, currency or a credit balance.

         "CASH AND CASH EQUIVALENT SECURITY AGREEMENT" means the Cash and Cash Equivalent Security Agreement dated as of December 12, 1997 between the Company and the Agent, as amended by Amendment No. 1 dated as of December 10, 1999 and as such Cash and Cash Equivalent Security Agreement may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof.

         "CASH COLLATERAL ACCOUNT" has the meaning given such term in the Cash and Cash Equivalent Security Agreement.

         "CASH EQUIVALENTS" means, as at any date of determination, (i) marketable securities (a) issued or directly and unconditionally guaranteed as to interest and principal by the United States Government or (b) issued by any agency or instrumentality of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one year after such date; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, the highest rating obtainable from either S&P or Moody's; (iii) commercial paper maturing no more than one year after such date and having, at the time of the acquisition thereof, a rating of at least A-2 from S&P or at least P-2 from Moody's; (iv) certificates of deposit or bankers' acceptances maturing within one year after such date and issued or accepted by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that (a) is at least "adequately capitalized" (as defined in the regulations of its primary Federal banking regulator) and (b) has

Tier 1 capital (as defined in such regulations) of not less than $100,000,000; and (v) shares of any money market mutual fund that (a) has at least 95% of its assets invested continuously in the types of investments referred to in clauses
(i) and (ii) above, (b) has net assets of not less than $500,000,000, and (c) has the highest rating obtainable from either S&P or Moody's.

         "CASH PROCEEDS" means, with respect to any Asset Sale, the proceeds of such Asset Sale in the form of Cash and Cash Equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not the interest component thereof) when received in the form of Cash or Cash Equivalents (except to the extent such obligations are financed or sold with recourse to the Company or any Subsidiary of the Company) and proceeds from the conversion of other property received when converted to Cash or Cash Equivalents.

         "CHANGE OF CONTROL" means (i) the acquisition at any time by any Person (other than TPG, L.P. or any of its Affiliates or Holdings) or two or more Persons acting in concert of "beneficial ownership" (within the meaning of Section 13(d) under the Exchange Act and the rules and regulations promulgated thereunder) in excess of 40% of the total voting power of the Voting Stock of the Company or Holdings; (ii) the sale, lease, transfer or other disposition, of all or substantially all of the assets of the Company or Holdings to any Person (other than TPG, L.P. or any of its Affiliates or Holdings) or two or more Persons acting in concert as an entirety or substantially as an entirety in one transaction or a series of related transactions; (iii) the merger or consolidation of the Company or Holdings, with or into another corporation, or the merger of another corporation into the Company or Holdings, or any other transaction, with the effect that a Person (other than TPG, L.P. or any of its Affiliates or Holdings) or two or more Persons acting in concert has "beneficial ownership" (within the meaning of Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder) in excess of 40% of the Voting Stock of the Company or Holdings, or (if the Company or Holdings is not the surviving corporation in such transaction) such other corporation, as the case may be (including indirect ownership through another Person other than TPG, L.P. or any of its Affiliates or Holdings or through two or more Persons acting in concert); or (iv) the liquidation or dissolution of the Company or Holdings. For purposes of this definition, the term Person includes a "person" within the meaning of Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder.

         "CLOSING DATE" means the date, if any, on or before January 31, 2002, when the conditions of Section 3.1 hereof have been satisfied and the Existing Credit Agreement has been restated and amended as provided in this Agreement.

         "CO-LEAD BOOK MANAGERS" means Salomon Smith Barney Inc. and The Industrial Bank of Japan, Limited.

         "COLLATERAL" means all of the properties and assets that are from time to time subject to the Liens purported to be granted by the Security Agreements (provided, for the avoidance of doubt, that "Collateral" shall not include any properties or assets subject to Liens granted pursuant to the Receivables Security Agreement unless and until the conditions to such Liens becoming effective, as set forth in the Receivables Security Agreement, have occurred).

         "COMMODITY AGREEMENT" means any agreement or arrangement designed to protect the Company or any of its Subsidiaries against fluctuations in the prices of commodities used by the Company or any of its Subsidiaries in the ordinary course of its business.

         "COMMON STOCK" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person's common stock, whether now outstanding or issued after the date of this Agreement, including, without limitation, all series and classes of such common stock.

         "COMPANY" has the meaning assigned to that term in the introduction to this Agreement and its permitted successors and assigns.

         "COMPANY COMMON STOCK" means the Common Stock of the Company, par value $0.01 per share.

         "COMPLIANCE CERTIFICATE" means a certificate substantially in the form of Exhibit IV annexed hereto delivered to the Agent and the Lenders by the Company pursuant to subsection 5.1(iii).

         "CONCESSIONS" means the lessor, creditor and vendor concessions granted to the Company in connection with the Company's Restructuring Plan.

         "CONFIDENTIAL INFORMATION" means information that the Company furnishes to the Agent or any Lender in a writing designated as confidential, but does not include any such information that is or becomes generally available to the public or that is or becomes available to the Agent or such Lender from a source other than the Company.

         "CONTRACTUAL OBLIGATION", as applied to any Person, means any provision of any equity security issued by that Person or of any material indenture, mortgage, deed of trust, contract, undertaking, agreement or other material instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

         "CURRENCY AGREEMENT" means any foreign exchange contract, currency swap agreement, futures contract, option contract, synthetic cap or other similar agreement or arrangement designed to protect the Company or any of its Subsidiaries against fluctuations in currency values.

         "DESIGNATED LOCATIONS" has the meaning given such term in the Spare Parts Security Agreement.

         "DOCUMENTATION AGENT" means Bankers Trust Company.

         "DOLLARS" and the sign "$" mean the lawful money of the United States of America.

         "ELIGIBLE ASSETS" has the meaning given such term in Subsection 2.10.

         "ELIGIBLE ASSIGNEE" means (A) (i) a commercial bank organized under the laws of the United States or any state thereof and having total assets on a consolidated basis in excess of $1,000,000,000; (ii) a savings and loan association or savings bank organized under the laws of the United States or any state thereof and having total assets on a consolidated basis in excess of $1,000,000,000; (iii) a commercial bank organized under the laws of any other country or a political subdivision thereof; provided that (x) such bank is acting through a branch or agency located in the United States or (y) such bank is organized under the laws of a country that is a member of the Organization for Economic Cooperation and Development or a political subdivision of such country; and (iv) any other institutional investor organized under the laws of the United States or any state thereof which extends credit or buys loans or notes as one of its businesses including, but not limited to, investment banks, insurance companies, mutual funds, money management companies, pension management companies and lease financing companies, in each case (under clauses
(i) through (iv) above) that is reasonably acceptable to the Agent; and (B) any Lender and any Affiliate of any Lender; provided that neither the Company nor any Affiliate of the Company shall be an Eligible Assignee.

         "ELIGIBLE SIMULATOR" means a flight simulator of the type described in
Schedule 2.10.

         "ELIGIBLE SPARE ENGINE" means an aircraft engine of the type described in Schedule 2.10.

         "ELIGIBLE STAGE III AIRCRAFT" means an aircraft, including engines, that meets the "Stage III" noise standards of the Federal Aviation Regulations, is of the type described in Schedule 2.10 and has met such standards either (x) in the case of an aircraft other than a 737-200A series aircraft, since it was originally manufactured and delivered or (y) in the case of a 737-200A series aircraft, either at the time such aircraft becomes subject to the Lien of an Aircraft Security Agreement or at the time such aircraft was originally manufactured and delivered.

         "ENGINE" means each aircraft engine from time to time subject to the Lien of the Aircraft Security Agreement.

         "ENVIRONMENTAL CLAIM" means any material investigation, notice, claim, suit, proceeding, demand or order, by any governmental authority or any Person arising in connection with any alleged or actual material violation of Environmental Laws or with any Hazardous Material, or any actual or alleged damage, or harm to health, safety or the environment.

         "ENVIRONMENTAL INDEMNITY AGREEMENT" means the Amended and Restated Environmental Indemnity Agreement dated as of December 10, 1999 and as such Environmental Indemnity Agreement may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof or thereof.

         "ENVIRONMENTAL LAWS" means any and all current or future statutes, ordinances, orders, rules, regulations, guidance documents, judgments, governmental authorizations, or any other requirement of governmental authorities relating to (a) the prevention or control of pollution or protection of the environment, (b) solid, gaseous or liquid waste generation, handling, treatment, storage, disposal, discharge, release, emission or transportation, or (c) exposure to Hazardous Materials. "Environmental Laws" shall include, but not be limited to, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. 9601 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. 6901 et seq.), the National Environmental Policy Act (42 U.S.C. 4321 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. 1801 et seq.), the Toxic Substances Control Act (49 U.S.C. 2601 et seq.), the Clean Air Act (42 U.S.C. 7401 et seq.), the Federal Water Pollution Control Act (33 U.S.C. 1251 et seq.), the Safe Drinking Water Act (42 U.S.C. 3007 et seq.), the Emergency Planning and Community Right-to-Know Act (42 U.S.C. 11001 et seq.), the Occupational Safety and Health Act (29 U.S.C. 641 et seq.), and the State of Arizona Environmental Quality Act (A.R.S. 49-101 et seq.).

         "EQUITY PROCEEDS" means the cash proceeds (net of underwriting discounts and commissions and other reasonable costs associated therewith) from the issuance of any equity securities of the Company including, without limitation, additional issuances of Company Common Stock.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute.

         "ERISA AFFILIATE" means, as applied to the Company, (i) any corporation which is, or was at any time, a member of a controlled group of corporations within the meaning of Section 414(b) of the Internal Revenue Code of which the Company is a member; (ii) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Internal Revenue Code of which the Company is a member; and (iii) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Internal Revenue Code of which the Company, any corporation described in clause (i) above or any trade or business described in clause (ii) above is a member.

         "EURODOLLAR RATE LOANS" means Loans bearing interest at rates determined by reference to the Adjusted Eurodollar Rate as provided in subsection 2.2A.

         "EVENT OF DAMAGE" with respect to any Borrowing Base Collateral (other than Rotables) means any damage to such Borrowing Base Collateral the repair of which is reasonably estimated by the Company to cost more than 50% of the Fair Market Value of such Borrowing Base Collateral.

         "EVENT OF DEFAULT" means each of the events set forth in Section 7.

         "EVENT OF LOSS" with respect to any Borrowing Base Collateral (other than Cash and Cash Equivalents) has the meaning given in the Security Agreement to which such Borrowing Base Collateral is subject.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

         "FACILITIES" means any and all real property now, hereafter or heretofore owned, leased, operated or used by the Company or any of its Subsidiaries and any of their respective predecessors.

         "FAIR MARKET VALUE" for any Borrowing Base Collateral means the value of such Borrowing Base Collateral, as determined by an Approved Appraiser in the most recently delivered Approved Appraisal thereof, obtainable by a seller at the time of determination in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer-user (other than a lessee or other Person currently in possession and a used equipment dealer or broker) under no compulsion to buy and based on the then condition of such Borrowing Base Collateral.

         "FEDERAL AVIATION ADMINISTRATION" or "FAA" means the United States Federal Aviation Administration or any successor thereto administering the functions of the Federal Aviation Administration under the Act.

         "FEDERAL AVIATION REGULATIONS" means regulations issued by the FAA.

         "FEDERAL FUNDS EFFECTIVE RATE" means, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day on which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by the Agent.

         "FISCAL YEAR" means with respect to the financial statements to be delivered by the Company pursuant to subsection 5.1, the Company's fiscal year referenced in such financial statements; provided, that the Company will not change its Fiscal Year if such change will cause an unreasonable delay in the production of the financial statements required by subsection 5.1(ii).

         "FUNDING AND PAYMENT OFFICE" means the office of the Agent located at 1251 Avenue of the Americas, New York, New York 10020.

         "GAAP" means, subject to the limitations on the application thereof set forth in subsection 1.2, generally accepted accounting principles set forth in opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession. Financial statements and other information required to be delivered by the Company to the Lenders pursuant to clauses (ii), (iii) and (xiii) of subsection 5.1 shall be prepared in accordance with GAAP as in effect at the time of such preparation (and delivered together with the reconciliation statements provided for in subsection 5.1(v)).

         "GUARANTEE" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such first Person
(i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part). The term "Guarantee" used as a verb has a corresponding meaning.

         "GOVERNMENTAL AUTHORIZATION" means any permit, license, authorization, plan, directive, consent order or consent decree of or from any federal, state or local governmental authority, agency or court.

         "GOVERNMENT GUARANTEED LOAN" means the loan made to the Company pursuant to the Air Carrier Guarantee Loan Documents, a portion of which is guaranteed by the full faith and credit of the United States Government or an agency thereof and the balance of which may be guaranteed by one or more other third parties pursuant to the Air Carrier Guarantee Loan Documents.

         "GOVERNMENT GUARANTEED LOAN AGREEMENT" means the Loan Agreement, dated as of January 18, 2002, among the Company, the lenders, the loan administrator and agent party thereto and The Air Transportation Stabilization Board.

         "GOVERNMENT GUARANTEED LOAN TERM SHEET" means the term sheet provided by the Company to the Agent and the Lenders, setting forth the material economic and business terms and conditions of the Government Guaranteed Loan.

         "HAZARDOUS MATERIALS" means any chemical or other material or substance, exposure to which or Release of is now or hereafter prohibited, limited or regulated under any law.

         "HAZARDOUS MATERIALS ACTIVITY" means any past, current, proposed, or threatened use, storage, release, generation, treatment, remediation or transportation of any Hazardous Material (i) from, under, in, into or on the Facilities or surrounding property; and (ii) caused by, or undertaken by or on behalf of, the Company, any of its Subsidiaries or any of their respective predecessors.

         "HOLDINGS" means America West Holdings Corporation.

         "INDEBTEDNESS" means, with respect to any Person at any date of determination (without duplication), (i) all indebtedness of such Person for borrowed money; (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments; (iii) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto); (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services, except Trade Payables; (v) all Capitalized Lease obligations of such Person (the amount of the Indebtedness with respect to Capitalized Lease obligations to be determined as provided in the definition of Capitalized Lease in this subsection 1.1); (vi) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided that the amount of such Indebtedness shall be the lesser of (A) the fair market value of such asset at such date of determination and (B) the stated principal amount of such Indebtedness; (vii) all Indebtedness of other Persons Guaranteed by such Person to the extent such Indebtedness is Guaranteed by such Person; and (viii) to the extent not otherwise included in this definition and to the extent treated as a liability under GAAP, obligations under Currency Agreements, Interest Rate Agreements and Commodity Agreements. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date; provided that the amount outstanding at any time of any Indebtedness issued with original issue discount is the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP.

         "INDEMNITEE" has the meaning assigned to that term in subsection 9.3.

         "INSURANCE PROCEEDS" has the meaning assigned to that term in subsection 2.9B(iii)(c).

         "INTEREST PAYMENT DATE" means (i) with respect to any Base Rate Loan, the last day of each month of each year, commencing on the first such date to occur after the Closing Date, and (ii) with respect to any Eurodollar Rate Loan, the last day of each Interest Period applicable to such Loan.

         "INTEREST PERIOD" has the meaning assigned to that term in subsection 2.2B.

         "INTEREST RATE AGREEMENT" means any interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement designed to protect the Company or any of its Subsidiaries against fluctuations in interest rates or under which the Company or any of its Subsidiaries is a party or a beneficiary on the date of this Agreement or becomes a party or a beneficiary thereafter.

         "INTEREST RATE DETERMINATION DATE" means, with respect to any Interest Period, the second Business Day prior to the first day of such Interest Period.

         "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter.

         "INVESTMENT" means with respect to any Person, any direct or indirect advance, loan (other than advances to customers in the ordinary course of business consistent with past practices that are recorded as accounts receivable on the balance sheet of such Person or its Subsidiaries) or other extension of credit or capital contribution by such Person to any other Person (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others; provided, that any transfer of aircraft to a limited partnership or other entity in connection with the transaction in which the aircraft are leased to the Company shall not be an Investment), or any purchase or acquisition by such person of Capital Stock, bonds, notes, debentures or other similar instruments issued by any other Person; provided, that advances or loans by the Company to Holdings shall not constitute an Investment.

         "JOINT VENTURE" means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form; provided that in no event shall any corporate Subsidiary of any Person be considered to be a Joint Venture to which such Person is a party.

         "LEASE INDENTURE" means the Indenture, dated as of January 18, 2002, between Wilmington Trust Company, as Indenture Trustee, and Holdings.

         "LEASE INDENTURE TERM SHEET" means the term sheet provided by the Company to the Agent and the Lenders, setting forth the material economic and business terms and conditions of the Lease Indenture.

         "LENDER" and "LENDERS" means the persons identified as "Lenders" and listed on the signature pages of this Agreement, together with their successors and permitted assigns pursuant to subsection 9.1.

         "LIEN" means any lien, mortgage, pledge, assignment, security interest, charge, hypothecation, preference, priority, privilege, lease or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest); provided, that neither negative pledges nor covenants to abstain from granting liens on or security interests in assets of the Company or any of its Subsidiaries shall constitute Liens.

         "LOAN" or "LOANS" means the term loans made by each Lender to the Company and evidenced by the Term Notes.

         "LOAN DOCUMENTS" means this Agreement, the Notes, the Environmental Indemnity Agreement, the Security Agreements and any letter agreement between the Company and the Agent establishing fees payable by the Company to the Agent in connection with this Agreement.

         "MAINTENANCE FACILITY" means an aircraft maintenance facility, all right, title and interest of the Company in and to the real property on which the maintenance facility is located and the other improvements on such real property, in each case that have been made subject to the Lien of the Maintenance Facility Security Agreement.

         "MAINTENANCE FACILITY SECURITY AGREEMENT" means the Leasehold Deed of Trust, Security Agreement, Assignment of Rents, Financing Statement and Fixture Filing, dated as of December 12, 1997, by the Company to First American Title Insurance Company, as Trustee for the Agent, as such Maintenance Facility Security Agreement may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof.

         "MARGIN STOCK" has the meaning assigned to that term in Regulation T, U or X of the Board of Governors of the Federal Reserve System as in effect from time to time.

         "MOODY'S" means Moody's Investors Service, Inc.

         "NET CASH PROCEEDS" means, with respect to any Asset Sale, the Cash Proceeds of such Asset Sale, net of (i) brokerage commissions and other fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale, (ii) provisions for all taxes payable as a result of such Asset Sale without regard to the consolidated results of operations of the Company and its Subsidiaries, take as a whole, (iii) payments made to repay Indebtedness or any other obligation outstanding at the time of such Asset Sale that either (A) is secured by a Lien on the property or assets sold or (B) is required by its own terms to be paid as a result of such Asset Sale, and (iv) appropriate amounts to be provided by the Company or any Subsidiary of the Company as a reserve against any liabilities associated with such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined in conformity with GAAP.

         "NON-US LENDER" has the meaning assigned to that term in subsection 2.7B(iii)(a).

         "NOTES" means (i) the Term Notes of the Company issued pursuant to subsection 2.1D, (ii) any Term Notes issued by the Company pursuant to the last sentence of subsection 9.1B(i) in connection with assignments of the Loans of any Lenders, in each case substantially in the form of Exhibit III annexed hereto, as they may be amended, supplemented or otherwise modified from time to time and (iii) the PIK Notes.

         "NOTICE OF CONVERSION/CONTINUATION" means a notice substantially in the form of Exhibit II annexed hereto delivered by the Company to the Agent pursuant to subsection 2.2D with respect to a proposed conversion or continuation of the applicable basis for determining the interest rate with respect to the Loans specified therein.

         "OBLIGATIONS" means all payment and performance obligations of every nature of the Company from time to time owed to the Agent, the Lenders or any of them under the Loan Documents, whether for principal, interest, fees, expenses, indemnification or otherwise.

         "OFFICER'S CERTIFICATE" means, as applied to any corporation, a certificate executed on behalf of such corporation by its chairman of the board (if an officer), president, one of its vice presidents, chief financial officer, controller, treasurer or assistant treasurer or an assistant secretary; provided that every Officer's Certificate shall include (i) a statement that the officer acting in such capacity making or giving such Officer's Certificate has read such condition and any definitions or other provisions contained in this Agreement relating thereto, (ii) a statement that, in the opinion of the signer, s/he has made or has caused to be made such examination or investigation as is necessary to enable her/him to express an informed opinion as to whether or not such condition has been complied with, and (iii) a statement as to whether, in the opinion of the signer, such condition has been complied with.

         "OPERATING LEASE" means, as applied to any Person, any lease (including, without limitation, leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed) under which such Person is Lessee, that is not a Capital Lease.

         "PARTS COLLATERAL" has the meaning given such term in the Spare Parts Security Agreement.

         "PAYMENT RESTRICTION" means, with respect to a Subsidiary of any Person, any encumbrance, restriction or limitation, whether by operation of the terms of its charter or by reason of any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation, on the ability of (i) such Subsidiary to (a) pay dividends or make other distributions on its Capital Stock or make payments on any obligation, liability or Indebtedness owed to such Person or any other Subsidiary of such Person, (b) make loans or advances to such Person or any other Subsidiary of such Person, or (c) transfer any of its property or assets to such Person or any other Subsidiary of such Person, or
(ii) such Person or any other Subsidiary of such Person to receive or retain any such (a) dividend, distributions or payments, (b) loans or advances, or (c) property or assets.

         "PERMITTED CASH EQUIVALENTS" means, at any date of determination, (i) certificates of deposit or bankers' acceptances maturing within one year after such date and issued or accepted by the Agent and (ii) subject to agreement of the Agent and the Company to mutually satisfactory custodial arrangements, other Cash Equivalents (except that commercial paper described in clause (b)(iii) of the definition of Cash Equivalents shall have a rating of at least A-1 from S&P or P-1 from Moody's).

         "PERMITTED ENCUMBRANCES" means the following types of Liens (other than any such Lien imposed pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or by ERISA) as applied to property not constituting Collateral:

                  (i) Liens for taxes, assessments or governmental charges or claims the payment of which is either (a) not delinquent for a period of more than 30 days or (b) subject to a good faith contest as set forth in subsection 5.3(A);

                  (ii) statutory Liens of landlords and Liens of carriers, vendors, warehousemen, repairmen, mechanics and materialmen and other Liens imposed by law incurred in the ordinary course of business for sums either (a) not delinquent for a period of more than 30 days or (b) being contested in faith by appropriate proceedings that do not involve imminent danger of the sale, forfeiture or loss of any Collateral, if such reserve or other appropriate provision, if any, as shall required by GAAP shall have been made therefor;

                  (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds, reimbursement obligations and chargeback rights of Persons performing services for the Company or any of its Subsidiaries and other similar obligations (exclusive of obligations for the payment of borrowed money);

                  (iv) easements, rights-of-way, restrictions, minor defects, encroachments or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Subsidiaries;

                  (v) Liens arising from filing effective Uniform Commercial Code financing statements relating solely to leases not prohibited by this Agreement;

                  (vi) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

                  (vii) Liens described in Schedule 6.2 annexed hereto;

                  (viii) Liens granted pursuant to the Security Agreements;

                  (ix) judgment and attachment Liens not giving rise to an Event of Default;

                  (x) Liens on the assets of any entity or asset existing at the time such entity is acquired by the Company or any Subsidiary, whether by merger, consolidation, purchase of assets or otherwise; provided that such Liens (i) are not created, incurred or assumed by such entity in contemplation of such entity's being acquired by the Company or any Subsidiary; (ii) do not extend to any other assets of the Company or any Subsidiary; and (iii) the Indebtedness secured by such Lien is permitted pursuant to this Agreement;

                  (xi) leases or subleases granted to others not interfering in any material respect with the business of the Company or any Subsidiary;

                  (xii) any interest or title of a lessor in property subject to any Capital Lease obligation or Operating Lease which, in each case, is not prohibited under this Agreement (disregarding for this purpose subsection 6.2);

                  (xiii) Liens in favor of collecting or payor banks having a right of setoff, revocation, refund or chargeback with respect to money or instruments of the Company or any Subsidiary on deposit with or in possession of such bank;

                  (xiv) any renewal of or substitution for any Lien permitted by any of the preceding clauses; provided that the debt secured is not increased nor the Lien extended to any additional assets; and

                  (xv) Liens of creditors of any Person to whom any of the Company's assets are consigned for sale.

         "PERMITTED LIEN" with respect to any Collateral, has the meaning given such term in the Security Agreement to which such Collateral is subject.

         "PERSON" means and includes natural persons, corporations, limited partnerships, general partnerships, joint stock companies, limited liability companies, Joint Ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.

         "PIK NOTES" means the promissory notes of the Company in favor of each Lender, in each case in substantially the form of Exhibit III-A hereto, with appropriate insertions and deletions, as they may be amended, supplemented or otherwise modified from time to time .

         "PLAN" means any "employee benefit plan" as defined in Section 3(3) of ERISA which is, or was at any time, maintained or contributed to by the Company or any of its ERISA Affiliates, other than a multiemployer plan, within the meaning of Section 4001(a)(3) of ERISA.

         "POTENTIAL EVENT OF DEFAULT" means a condition or event that, after notice or the passage of time or both, would constitute an Event of Default.

         "PRIME RATE" means the rate that The Industrial Bank of Japan, Limited, announces from time to time as its prime lending rate at its New York City office, as in effect from time to time. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. The Industrial Bank of Japan, Limited or any Lender may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

         "PRINCIPAL PAYMENT DATE" means each of December 31, 2005, December 31, 2006 and the Termination Date.

         "PRO FORMA BASIS" means, with respect to compliance with any covenant hereunder, compliance with such covenant after giving effect to any proposed incurrence of Indebtedness by the Company or any of its Subsidiaries and the application of the proceeds thereof, the acquisition (whether by purchase, merger or otherwise) or disposition (whether by sale, merger or otherwise) of any company, entity or business or any asset by the Company or any of its Subsidiaries or any other related action which requires compliance on a Pro Forma Basis. In making any determination of compliance on a Pro Forma Basis, such determination shall be performed after good faith consultation with the Agent using the consolidated financial statements of the Company and its Subsidiaries which shall be reformulated as if any such incurrence of Indebtedness and the application of proceeds, acquisition, disposition or other related action had been consummated at the beginning of the period specified in the covenant with respect to which Pro Forma Basis compliance is required.

         "PRO RATA SHARE" means, with respect to each Lender, the percentage obtained by dividing the outstanding principal amount of the Loan of that Lender by the aggregate outstanding principal amount of the Loans of all Lenders, as such percentage may be adjusted by assignments permitted pursuant to subsection 9.1. The initial Pro Rata Share of each Lender is set forth opposite the name of that Lender in
Schedule 2.4 annexed hereto.

         "PROCEEDINGS" has the meaning assigned to that term in subsection
5.1(x).

         "RECEIVABLES SECURITY AGREEMENT" means a Receivables Security Agreement substantially in the form of Exhibit B hereto, as such Receivables Security Agreement may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof.

         "REDEEMABLE STOCK" means any class or series of Capital Stock of any Person that by its terms or otherwise (i) is required to be redeemed prior to the Termination Date, (ii) may be required to be redeemed at the option of the holder of such class or series of Capital Stock at any time prior to the Termination Date, or (iii) is convertible into or exchangeable for Capital Stock referred to in clause (i) or (ii) above or Indebtedness having a scheduled maturity prior to the Termination Date; provided that any Capital Stock that would not constitute Redeemable Stock but for provisions thereof offering holders thereof the right to require the Company to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" occurring prior to the Termination Date shall not constitute Redeemable Stock if the asset sale provisions contained in such Capital Stock specifically provide that in respect of any particular asset sale proceeds, the Company will not repurchase or redeem any such Capital Stock pursuant to such provisions prior to the Company's permanent repayment of the Loans and other Obligations of the Lenders by an amount at least equal to such asset sale proceeds (net of associated taxes and transaction costs).

         "REFERENCE LENDERS" means the Agent, Citicorp USA, Inc. and Bankers Trust Company.

         "REFINANCING INDEBTEDNESS" means any Indebtedness of the Company or any of its Subsidiaries issued in exchange for, or the net proceeds of which are applied entirely to substantially concurrently repay, refinance, refund or replace, outstanding Indebtedness of the Company or any of its Subsidiaries (the "Refinanced Indebtedness"), to the extent such Refinancing Indebtedness:

                  (a) is issued in a principal amount (or if such Indebtedness is issued at an original issue discount, is issued at an original issue price) not exceeding the outstanding principal amount (or, if such Refinanced Indebtedness was issued at an original issue discount, not exceeding the outstanding accreted principal amount) of such Refinanced Indebtedness; and

                  (b) if the Refinanced Indebtedness is Indebtedness of the Company and ranks by contract, by its terms or otherwise junior in right of payment to the Obligations, (i) does not have a final scheduled maturity and is not subject to any principal payments, including but not limited to payments upon mandatory or optional redemption, prior to the dates of analogous payments under the Refinanced Indebtedness, and (ii) has subordination provisions effective to subordinate such Indebtedness to the Obligations at least to the extent that such Refinanced Indebtedness is subordinated to the Obligations; and

                  (c) if the Refinanced Indebtedness is Indebtedness of the Company which is pari passu in right of payment with the Obligations,
         (i) is pari passu or subordinated in right of payment to the Obligations, (ii) does not have a final scheduled maturity and is not subject to any principal payments, including but not limited to, payments upon mandatory or optional redemption, prior to the final scheduled maturity date of the Refinanced Indebtedness, and (iii) is not secured by any Lien on any property of the Company or any Subsidiary in addition to Liens securing the Refinanced Indebtedness; and

                  (d) with respect to Refinancing Indebtedness that refinances the Government Guaranteed Loan or the debt issued pursuant to the Lease Indenture, such Refinancing Indebtedness shall not (i) shorten the final maturity date of such Refinanced Indebtedness, (ii) require the acceleration of the final scheduled maturity date or any principal payments, including but not limited to scheduled payments and mandatory prepayments, or increase the principal amount payable on any date (including, without limitation, pursuant to mandatory prepayments) prior to the dates of analogous payments under such Refinanced Indebtedness, (iii) provide for an interest rate applicable to such Refinancing Indebtedness, plus the interest rate equivalent of all fees and costs associated with closing and servicing such Refinancing Indebtedness higher than the greater of (x) (I) if such Refinancing Indebtedness bears interest at a floating rate of interest, 105% of the average remaining interest rate applicable to the Refinanced Indebtedness plus the average remaining fees and costs associated with servicing the Refinanced Indebtedness, or (II) if such Refinancing Indebtedness bears interest at a fixed rate of interest, the amount calculated as the sum of clause (I) above plus the appropriate fixed-for-floating swap rate for the Refinancing Indebtedness, and (y) 105% of the average remaining "all in" interest expense for the Refinanced Indebtedness as contemplated in the Restructuring Plan.

         "REGISTER" has the meaning assigned to that term in subsection 2.1.E.

         "REGULATION D" means Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

         "RELEASE" means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Materials into the indoor or outdoor environment (including, without limitation, the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Materials), or into or out of any Facilities, including the movement of any Hazardous Material through the air, soil, surface water, groundwater or property.

         "REPAIRABLE DAMAGE" with respect to any Borrowing Base Collateral (other than Rotables) means any damage to such Borrowing Base Collateral the repair of which is reasonably estimated by the Company to cost 50% or less of the Fair Market Value of such Borrowing Base Collateral.

         "REQUISITE LENDERS" means at any time Lenders owed or holding a majority in interest of the aggregate principal amount of the Loans of all Lenders.

         "RESPONSIBLE OFFICER" means, with respect to the Company, its controller, treasurer, president or any vice president.

         "RESTRICTED PAYMENT" means (i) any declaration or payment of dividends on or making of any distributions in respect of the Capital Stock of the Company (other than dividends or distributions payable solely in shares of Capital Stock (other than Redeemable Stock) or in options, warrants, or other rights to purchase Capital Stock (other than Redeemable Stock)) to holders of Capital Stock of the Company, (ii) any purchase, redemption or other acquisition or retirement for value (other than through the issuance solely of Capital Stock (other than Redeemable Stock) or options, warrants or other rights to purchase Capital Stock (other than Redeemable Stock)) of any Capital Stock or warrants, rights (other than exchangeable or convertible Indebtedness of the Company not prohibited under clause (iii) below) or options to acquire Capital Stock of the Company; (iii) any redemption, repurchase, defeasance (including, but not limited to, in substance or legal defeasance), or other acquisition or retirement for value (other than through the issuance solely of Capital Stock (other than Redeemable Stock) or warrants, rights or options to acquire Capital Stock (other than Redeemable Stock)) (collectively, a "prepayment"), directly or indirectly (including by way of amendment of the terms of any Indebtedness in connection with any retirement or acquisition of such Indebtedness), other than at any scheduled maturity thereof or by any scheduled repayment or scheduled sinking fund payment or any mandatory prepayment, of any Indebtedness of the Company (other than a repayment of Indebtedness relating to aircraft (including aircraft engines installed thereon), spare aircraft engines, aircraft parts, simulators, passenger loading bridges or other flight or ground support equipment that is being repaid pursuant to a sale-leaseback transaction permitted by Section 6.7 of this Agreement) which is subordinated in right of payment to the Obligations or which matures after the Termination Date (except out of the proceeds of Refinancing Indebtedness) and (iv) any advances or loans by the Company to Holdings.

         "RESTRUCTURING PLAN" means the seven year plan of the Company, as provided by the Company to the Agent and the Lenders.

         "ROTABLES" means Parts Collateral at Designated Locations.

         "S&P" means Standard & Poor's Ratings Group, a division of McGraw Hill, Inc.

         "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time, and any successor statute.

         "SECURITY AGREEMENTS" means, collectively, the Aircraft Security Agreements, Spare Engine Security Agreement, Cash and Cash Equivalent Security Agreement, Maintenance Facility Security Agreement, Spare Parts Security Agreement and the Receivables Security Agreement.

         "SENIOR NOTES" means the Company's 10--3/4% Senior Unsecured Notes Due September 1, 2005 issued pursuant to an Indenture, dated as of August 1995, between the Company and American National Bank National Association, as trustee.

         "SIMULATORS" means each Eligible Simulator from time to time subject to the Lien of the Spare Engine Security Agreement.

         "SOLVENT" means, with respect to any Person, that as of the date of determination both (A) (i) the then fair saleable value of the property of such Person is (y) greater than the total amount of liabilities (including contingent liabilities) of such Person and (z) not less than the amount that will be required to pay the probable liabilities on such Person's then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to such Person; (ii) such Person's capital is not unreasonably small in relation to its business or any contemplated or undertaken transaction; and (iii) such Person does not intend to incur, or believes that it will not incur, debts beyond its ability to pay such debts as they become due; and (B) such Person is "solvent" within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

         "SPARE ENGINE" means each Eligible Spare Engine from time to time subject to the Lien of the Spare Engine Security Agreement.

         "SPARE ENGINE SECURITY AGREEMENT" means the Spare Engine and Simulator Security Agreement dated as of December 12, 1997, between the Company and the Agent, as amended and supplemented as of the date hereof and as such Spare Engine Security Agreement may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof.

         "SPARE PARTS SECURITY AGREEMENT" means the Spare Parts Security Agreement dated as of December 12, 1997, between the Company and the Agent, as amended and supplemented as of the date hereof and as such Spare Parts Security Agreement may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof.

         "STAGE III AIRCRAFT" means each Eligible Stage III Aircraft that is an Aircraft.

         "SUBSIDIARY" means, with respect to any Person, any corporation, partnership, association, limited liability company, trust or estate, joint venture or other business entity of which more than 50% of the issued and outstanding shares of Voting Stock at the time of determination are owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof.

         "SYNDICATION AGENT" means Citicorp USA, Inc.

         "TAX" or "TAXES" means any present or future tax, levy, impost, duty, charge, fee, deduction or withholding of any nature and whatever called, by whomsoever, on whomsoever and wherever imposed, levied, collected, withheld or assessed; provided that "TAX ON THE OVERALL NET INCOME" of a Person shall be construed as a reference to a tax imposed by the jurisdiction in which that Person's principal office (and/or, in the case of a Lender, its lending office) is located.

         "TERM NOTES" means the promissory notes of the Company in favor of each Lender, in each case in substantially the form of Exhibit III hereto, with appropriate insertions and deletions, as they may be amended, supplemented or otherwise modified from time to time

         "TERMINATION DATE" means the earlier of December 31, 2007 and the date of the acceleration of the Obligations pursuant to Section 7 hereof.

         "TRADE PAYABLES" means, with respect to any Person, any accounts payable or any other indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person or any of its Subsidiaries and arising in the ordinary course or business in connection with the acquisition of goods or services.

         "UNITED STATES CITIZEN" has the meaning assigned to that term in subsection 4.1B.

         "VOTING STOCK" means any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to vote for the election of directors, managers or trustees of any Person (or Persons performing similar functions) irrespective of whether or not at the time stock of any class or classes will have or might have such voting power by the reason of the happening of any contingency.

         "WHOLLY OWNED" denotes a Subsidiary all of the Voting Stock of which (other than any director's qualifying shares or Investments by foreign nationals mandated by applicable law) is owned directly or indirectly by the Company.

1.2 ACCOUNTING TERMS; UTILIZATION OF GAAP FOR PURPOSES OF CALCULATIONS UNDER AGREEMENT.

         Except as otherwise expressly provided in this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP. Each reference to a consolidated balance sheet or other financial statement of the Company shall, at any time or for any period during which the Company has no Subsidiaries, be deemed to mean and refer to a balance sheet or other financial statement of the Company alone.

1.3      OTHER DEFINITIONAL PROVISIONS.

         References to "Sections" and "subsections" shall be to Sections and subsections, respectively, of this Agreement unless otherwise specifically provided. Any of the terms defined in subsection 1.1 may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference. All references to the "Term Loan Agreement", "Amended and

Restated Credit Agreement" or any similar term of like meaning in any Loan Document shall mean and refer to this Agreement, as amended, modified, waived or restated from time to time.

                                   SECTION 2.
                       AMOUNTS AND TERMS OF THE TERM LOAN

2.1      THE TERM LOAN; NOTES; REGISTER.

         A. THE TERM LOAN. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of the Company herein set forth, each Lender hereby agrees to maintain the Loans all as described in this subsection 2.1A. Each Lender's Loan shall be deemed to have been advanced under the Existing Credit Agreement, and the principal amount owed to each Lender on the Closing Date under the Existing Credit Agreement shall be the principal amount of the Loan owed to such Lender, which such amount is set forth on Schedule 2.4 hereto. Amounts repaid or prepaid under this Agreement may not be reborrowed.

         B. NOTES. On the Closing Date, the Company shall execute and deliver to each Lender (or to the Agent on behalf of each Lender) Notes substantially in the form of Exhibit III and Exhibit III-A annexed hereto to evidence that Lender's Loans in the principal amount of the Loans attributable to such Lender outstanding under the Existing Credit Agreement and with other appropriate insertions and the Company's Obligations under the PIK Notes.

         C. THE REGISTER.

                  (i) The Agent shall maintain, at its address referred to in subsection 9.8, a register for the registration of the names and addresses of the Lenders and Loans and PIK Notes of each Lender from time to time (the "REGISTER"). The Register shall be available for inspection by the Company or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                  (ii) The Agent shall record in the Register the Loans from time to time of each Lender and each repayment or prepayment in respect of the principal amount of the Loans and the PIK Notes. Any such recordation shall be conclusive and binding on the Company and each Lender, absent manifest error; provided that failure to make any such recordation, or any error in such recordation, shall not affect the Company's Obligations in respect of the applicable Loans and PIK Notes.

                  (iii) Each Lender shall record on its internal records (including, without limitation the applicable Notes held by such Lender) the amount of the Loans made by it, PIK Notes held by it and each payment or other reduction in respect thereof. Any such recordation shall be conclusive and binding on the Company, absent manifest error; provided that failure to make any such recordation, or any error in such recordation, shall not affect the Company's Obligations in respect of the applicable Loans and PIK Notes; and provided, further, that in the event of any inconsistency between the Register and any Lender's records, the recordations in the Register shall govern.

                  (iv) The Company, the Agent and the Lenders shall deem and treat the Persons listed as Lenders and holders of the PIK Notes in the Register as the holders and owners of the corresponding Loans and PIK Notes listed therein for all purposes hereof, and no assignment or transfer of any such Loans or PIK Notes shall be effective, in each case unless and until an Assignment Agreement effecting the assignment or transfer thereof shall have been accepted by the Agent and recorded in the Register as provided in subsection 9.1B(ii). Prior to such recordation, all amounts owed with respect to the applicable Loans and PIK Notes shall be owed to the Lender and holders of PIK Notes listed in the Register as the owner thereof, and any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in the Register as a Lender or holder of a PIK Note shall be conclusive and binding on any subsequent holder, assignee or transferee of the corresponding Loans and PIK Notes.

2.2      INTEREST ON THE LOANS.

         A. RATE OF INTEREST. Subject to the provisions of subsections 2.6 and 2.7, the Loans shall bear interest on the unpaid principal amount thereof from the date made through maturity (whether by acceleration or otherwise) at a rate determined by reference to the Base Rate or the Adjusted Eurodollar Rate, as the case may be. The applicable basis for determining the rate of interest with respect to the Loans shall be selected by the Company; provided, however, that initially as of the Closing Date all of the Loans shall be Eurodollar Rate Loans. The basis for determining the interest rate with respect to the Loans may be changed from time to time pursuant to subsection 2.2D. If on any day a Loan is outstanding with respect to which notice has not been delivered to the Agent in accordance with the terms of this Agreement specifying the applicable basis for determining the rate of interest, then for that day that Loan shall bear interest determined by reference to the Base Rate.

         Subject to the provisions of subsection 2.2E and 2.7, the Loans shall bear interest through maturity as follows:

                  (i) if a Base Rate Loan, then at a rate per annum equal to the sum of the Base Rate plus the Applicable Margin; or

                  (ii) if a Eurodollar Rate Loan, then at a rate per annum equal to the sum of the Adjusted Eurodollar Rate plus the Applicable Margin.

         B. INTEREST PERIODS. In connection with each Eurodollar Rate Loan, the interest period (the "INTEREST PERIOD") to be applicable to such Loan, shall be a one-month period; provided that:

                  (i) each Interest Period shall commence on the day on which the next preceding Interest Period expires, or on the date specified in the applicable Notice of Conversion/Continuation, in the case of a Loan converted to a Eurodollar Rate Loan, provided that the initial Interest Period shall commence on the Closing Date, and the Company shall pay any breakage amounts pursuant to Section 2.6D in connection with the termination of any Interest Period under the Existing Credit Agreement;

                  (ii) if an Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided that, if any Interest Period would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

                  (iii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (iv) of this subsection 2.2B, end on the last Business Day of a calendar month; and

                  (iv) no Interest Period shall extend beyond the scheduled Termination Date.

         C. INTEREST PAYMENTS. Subject to the provisions of subsection 2.2E, interest on each Loan shall be payable in arrears on and to, but not including, each Interest Payment Date applicable to that Loan, upon any prepayment of that Loan (to the extent accrued on the amount being prepaid) and at maturity (including final maturity).

         D. CONVERSION OR CONTINUATION. Subject to the provisions of subsection 2.6, the Company shall have the option (i) to convert at any time all (but not less than all) of the outstanding Loans from Loans bearing interest at a rate determined by reference to one basis to Loans bearing interest at a rate determined by reference to an alternative basis or (ii) upon the expiration of any Interest Period applicable to a Eurodollar Rate Loan, to continue all (but not less than all) of the Loans as a Eurodollar Rate Loan. A Eurodollar Rate Loan converted into a Base Rate Loan on any day other than the last day of an Interest Period applicable thereto shall be subject to breakage fees in accordance with Section 2.6D.

         The Company shall deliver a Notice of Conversion/Continuation to the Agent no later than 12:00 noon (New York time) on the proposed conversion date (in the case of a conversion to a Base Rate Loan) and at least three Business Days in advance of the proposed conversion/continuation date (in the case of a conversion to, or a continuation of, a Eurodollar Rate Loan). A Notice of Conversion/Continuation shall specify (i) the proposed conversion/continuation date (which shall be a Business Day), (ii) the amount and type of the Loan to be converted/continued, (iii) the nature of the proposed conversion/continuation, and (iv) in the case of a conversion to, or a continuation of, a Eurodollar Rate Loan, that no Potential Event of Default or Event of Default has occurred and is continuing.

         Neither the Agent nor any Lender shall incur any liability to the Company in acting upon any notice referred to above that the Agent believes in good faith to have been given by a duly authorized officer or other person authorized to act on behalf of the Company or for otherwise acting in good faith under this subsection 2.2D, and upon conversion or continuation of the applicable basis for determining the interest rate with respect to any Loans in accordance with this Agreement pursuant to any such notice the Company shall have effected a conversion or continuation, as the case may be, hereunder.

         Except as otherwise provided in subsections 2.6B, 2.6C and 2.6G, a Notice of Conversion/Continuation for conversion to, or continuation of, a Eurodollar Rate Loan shall be irrevocable on and after the related Interest Rate Determination Date, and the Company shall be bound to effect a conversion or continuation in accordance therewith.

         E. DEFAULT RATE. Any amounts not paid when due hereunder or under any other Loan Document, including, but not limited to, outstanding principal of a Loan or under a PIK Note and, to the extent permitted by applicable law, any interest payments thereon and any fees and other amounts, shall thereafter bear interest payable upon demand from the date when due until the date of payment at a rate which is 2% per annum in excess of the interest rate otherwise payable under this Agreement with respect to the applicable Loans or PIK Notes (or, in the case of any such fees and other amounts, at a rate which is 2% per annum in excess of the interest rate otherwise payable under this Agreement for Base Rate Loans); provided that, in the case of Eurodollar Rate Loans, upon the expiration of the Interest Period in effect at the time any such increase in interest rate is effective such Eurodollar Rate Loans shall thereupon become Base Rate Loans and shall thereafter bear interest payable upon demand at a rate which is 2% per annum in excess of the interest rate otherwise payable under this Agreement for Base Rate Loans. Payment or acceptance of the increased rates of interest provided for in this subsection 2.2E is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of the Agent or any Lender.

         F. COMPUTATION OF INTEREST. Interest on each Loan shall be computed on the basis of a 360-day year, in each case for the actual number of days elapsed in the period during which it accrues, unless such Loan is a Base Rate Loan with a Base Rate based upon the Prime Rate, in which event interest shall be computed on the basis of a year of 365 or 366 days, as the case may be, for the actual number of days elapsed in the period during which it accrues. In computing interest on any Loan, the date of the making of such Loan or the first day of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted from a Eurodollar Rate Loan, the date of conversion of such Eurodollar Rate Loan to such Base Rate Loan, as the case may be, shall be included, and the date of payment of such Loan or the expiration date of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted to a Eurodollar Rate Loan, the date of conversion of such Base Rate Loan to such Eurodollar Rate Loan, as the case may be, shall be excluded provided that if a Loan is repaid on the same day on which it is made, one day's interest shall be paid on that Loan.

         G. PAYMENT IN KIND NOTES

         In addition to any other interest payable in respect of the Loans, the Company shall pay interest in kind on the aggregate outstanding principal amount of the Loans at a rate of two percent per annum (2%) from the Closing Date through December 31, 2004. The payment of interest in kind shall be made by the Company by executing and delivering PIK Notes to each Lender (or to the Agent on behalf of the Lenders) on the Closing Date. The principal amount of each PIK Note shall be set forth on the schedule thereto, which schedule shall be conclusive absent manifest error. The Company shall pay interest in kind on the PIK Notes on each Interest Payment Date at a rate equal to two percent per annum (2%), which interest shall be compounded monthly and incorporated into the schedule to each PIK Note and shall be conclusive absent manifest error.

         On December 31, 2004, the Company shall pay the outstanding principal amount of the PIK Notes in the amount set forth on the schedule to each PIK Note; provided, that, so long as no Potential Event of Default or Event of Default shall then have occurred and be continuing, the Company may elect to add up to the entire principal amount of each Lender's PIK Note as of December 31, 2004 (as shown on the schedule to such PIK Note) to the principal amount of such Lender's Loan and the Company shall issue a new Term Note to such Lender reflecting such additional principal.

2.3      FEES.

         The Company and the Agent shall enter into one or more letter agreements establishing administrative fees payable by the Company to the Agent for its administrative services hereunder which fees shall be for the account of the Agent and not the Lenders.

2.4      PREPAYMENTS; GENERAL PROVISIONS REGARDING PAYMENTS

         A. REPAYMENT OF PRINCIPAL AMOUNT OF LOANS. On each Principal Payment Date, the Company shall pay to the Agent for the account of the Lenders the principal amount of thirty million Dollars ($30,000,000), or, in the case of the Termination Date, the aggregate outstanding principal amount of all Loans, together on each such date with all accrued and unpaid interest thereon and all fees and other amounts payable by the Company under this Agreement; provided, that the payment on the Termination Date shall be in amount sufficient to repay in full the PIK Notes and all other Obligations of the Company (other than those Obligations which are contingent Obligations not then due and payable, such as contingent indemnities).

B.       PREPAYMENTS.

         (i) Voluntary Prepayments. The Company may, with respect to Eurodollar Rate Loans, upon not less than three Business Days' prior written notice given to the Agent by 12:00 noon (New York time) on the date so required and, with respect to Base Rate Loans and the PIK Notes, upon prior written notice given to the Agent by 12:00 noon (New York time) on the date of prepayment, at any time and from time to time prepay, without premium or penalty (other than pursuant to subsection 2.6D, if applicable), any Loans and PIK Notes on any Business Day in whole or in part in an aggregate minimum amount of $3,000,000 and integral multiples of $100,000 in excess of that amount; provided, however, that a Eurodollar Rate Loan may only be prepaid prior to the expiration date of the Interest Period applicable thereto upon compliance with subsection 2.6D. Notice of prepayment having been given as aforesaid, the principal amount of the Loans and/or PIK Notes specified in such notice shall become due and payable on the prepayment date specified therein. Any such voluntary prepayment shall be applied as specified in subsection 2.4B(iii).

         (ii) Mandatory Prepayments and Mandatory Reductions of Loans.

(1)      Prepayments Due to Reductions in Borrowing Base.

(a) If at any time there exists a Borrowing Base Deficiency, the Company shall prepay, without premium or penalty (other than pursuant to subsection 2.6D), amounts outstanding under the Loans in a principal amount sufficient to eliminate the Borrowing Base Deficiency, together with accrued and unpaid interest thereon, provided, that, if no Potential Event of Default (other than a Potential Event of Default due to such Borrowing Base Deficiency) or Event of Default shall have then occurred and be continuing, pursuant to subsection 2.10B(ii)(2) the Company may pledge Eligible Assets having an aggregate appraised Fair Market Value sufficient to eliminate the Borrowing Base Deficiency. Such prepayment (and collateral arrangements, if any) shall be made not later than three (3) Business Days following the delivery of (x) a regularly scheduled Borrowing Base Certificate delivered pursuant to subsection 2.10D showing a Borrowing Base Deficiency or (y) an updated Borrowing Base Certificate delivered pursuant to subsection 2.4B(ii)(1)(b), 2.4B(ii)(1)(c) or 7.11 showing a Borrowing Base Deficiency.

(b) In addition to any notice required by subsection 5.1(xii), if an event occurs that could reasonably be expected to cause loss of or substantial damage to Borrowing Base Collateral (excluding Rotables), the Company shall deliver to the Agent a written notice within three (3) Business Days after a Responsible Officer of the Company obtains actual knowledge of such event. Such notice shall identify the specific item(s) of such Borrowing Base Collateral subject to such event of loss or damage, describe the nature of the event of loss or damage and include an estimate of whether such loss or damage can reasonably be expected to exceed $1,000,000. As soon as it can reasonably determine whether such event is an Event of Loss, Event of Damage or Repairable Damage with respect to the affected Borrowing Base Collateral but in any event not later than 30 days after the Company's notice with respect to such event, the Company shall deliver to the Agent an updated Borrowing Base Certificate in which the Company shall certify that such event is either an Event of Loss, Event of Damage or Repairable Damage, with respect to the item(s) of affected Borrowing Base Collateral. If the Company fails to deliver such updated Borrowing Base Certificate by such date, it shall be deemed to have delivered an updated Borrowing Base Certificate as provided in this subsection 2.4B(ii)(1)(b) certifying that such event is an Event of Loss of the affected Borrowing Base Collateral. Such updated Borrowing Base Certificate shall exclude from the Borrowing Base any such Borrowing Base Collateral subject to an Event of Loss, Event of Damage or Repairable Damage, provided, however, that (1) any such Borrowing Base Collateral other than the Maintenance Facility that has suffered Repairable Damage shall not be excluded if (A) such Repairable Damage is covered by insurance which will pay proceeds in at least the amount of the repair costs (net of any permitted self-insurance and deductibles) and the Agent is the loss payee of such insurance pursuant to the terms of the relevant Security Agreement, each as certified by the Company in the updated Borrowing Base Certificate and (B) the Company elects to repair such Borrowing Base Collateral as certified in the updated Borrowing Base Certificate and (2) Borrowing Base Collateral comprising the Maintenance Facility that has suffered Repairable Damage shall not be excluded and the Borrower shall repair the Maintenance Facility unless (A) the cost of such repair is likely to exceed $1,000,000 as reasonably estimated by the Company, as certified by the Company in such updated Borrowing Base Certificate, or by the Agent (following consultation, in the case of the Agent, with an Approved Appraiser) by notice delivered by the Agent to the Company and (B) the Repairable Damage is not covered by insurance which will pay proceeds to the Agent, as loss payee, in at least the amount of the repair costs (net of any permitted self-insurance and deductibles), as certified by the Company in such updated Borrowing Base Certificate. If such updated Borrowing Base Certificate shows a Borrowing Base Deficiency, the Company shall make a prepayment (and/or provide collateral) as provided in subsection 2.4B(ii)(1)(a).

(c) If an event occurs that could reasonably be expected to cause an Adjustment Event (as reasonably determined by the Company), the Company shall deliver to the Agent a written notice within three (3) Business Days after a Responsible Officer of the Company obtains actual knowledge of such event. Such notice shall identify the location and type (to the extent reasonably possible) of the affected Rotables, describe the event of loss or damage and include an estimate of whether such loss or damage can reasonably be expected to exceed $1,000,000. As soon as it can reasonably determine whether such event is an Adjustment Event but in any event not later than 30 days after the Company's notice of such event, the Company shall deliver to the Agent an updated Borrowing Base Certificate in which the Company shall certify whether or not such event is an Adjustment Event. If the Company fails to deliver such updated Borrowing Base Certificate by such date, it shall be deemed to have delivered an updated Borrowing Base Certificate certifying that such event is an Adjustment Event of the affected Rotables. If such updated Borrowing Base Certificate certifies that an Adjustment Event has occurred, it shall exclude from the Borrowing Base the book value of the Rotables subject to the Adjustment Event and shall specify the amount of such book value excluded for purposes of calculating the Borrowing Base Value of the Rotables. If such updated Borrowing Base Certificate certifies that an Adjustment Event has not occurred, it shall make an appropriate adjustment in the book value of the affected Rotables, as certified in such Borrowing Base Certificate, to take into account the loss or damage to the affected Rotables and shall specify the amount of such adjustment for purposes of calculating the Borrowing Base Value of the Rotables. (For the avoidance of doubt, the Company shall make or not make adjustments to the book value of Rotables subject to events of loss or damage not covered by this subsection 2.4B(ii)(1)(c) in accordance with its normal accounting procedures as applied without regard to the procedures established in this subsection). If such updated Borrowing Base Certificate shows a Borrowing Base Deficiency, the Company shall make a prepayment (and/or provide collateral) as provided in subsection 2.4B(ii)(1)(a).

(d) If the Company elects to repair any Borrowing Base Collateral (other than the Maintenance Facility) subject to Repairable Damage and so certifies in any Borrowing Base Certificate or, in the case of the Maintenance Facility only, is required to repair Repairable Damage to the Maintenance Facility, the Company shall complete such repair as soon as reasonably practicable.

(e) In any Borrowing Base Certificate delivered as provided in Subsection 2.4B(ii)(1)(b) which requires the exclusion of any Borrowing Base Collateral pursuant to the terms of such Subsection, the Company may also request the release of the Lien of the Security Agreement to which such Borrowing Base Collateral is subject and, provided that no Potential Event of Default or Event of Default then exists, as certified by the Company in such Borrowing Base Certificate, and any Borrowing Base Deficiency certified in such Borrowing Base Certificate is timely paid and additional Collateral (if any) is provided as required by subsection 2.4B(ii)(1)(a), the Agent shall release such Lien on such Borrowing Base Collateral simultaneously with the satisfaction of the conditions contained in this subsection 2.4B(ii)(1)(e) and the second sentence of subsection 2.10B(ii)(1) by executing and delivering such releases as may be reasonably requested by the Company.

(2) Prepayments Due to Change of Control. Within five Business Days after the occurrence of a Change of Control, the Company will notify the Agent of such Change of Control (the giving of such notice not being a prerequisite to the Agent's giving its notice as provided in this subsection 2.4B(ii)(2)). The Agent shall, upon receipt of the notice from the Company required by the preceding sentence, give the Company and the Lenders notice delivered not more than 30 (thirty) days following the occurrence of a Change of Control or, if later, not more than 30 (thirty) days following delivery of the notice set forth in the immediately preceding sentence, except as provided in the last sentence of this subsection 2.4B(ii)(2), that the Company will be required to prepay all Obligations on a date specified by the Agent in such notice (which shall be not less than ten (10) days after the date of delivery of such notice). On the date specified in such notice, except as provided in the last sentence of this subsection 2.4B(ii)(2), the Company shall pay all outstanding principal and interest on all Loans and the PIK Notes and all other fees and amounts payable under any Loan Document. Notwithstanding the foregoing terms of this subsection 2.4B(ii)(2), by notice to the Company and the Agent within five Business Days after receipt by a Lender of a notice by the Agent as provided in this clause, such Lender may elect not to have its portion of the Obligations prepaid as provided in this clause, in which case such portion shall not be prepaid and its Pro Rata Share shall be adjusted in relationship to the other remaining outstanding Obligations.

(3) Prepayments Due to Issuances of Indebtedness and Equity. All cash proceeds received by Holdings or the Company or any of their respective Subsidiaries (other than The Leisure Company) from any secured or unsecured Indebtedness for borrowed money (other than purchase money Indebtedness permitted under Section 6.2A(ii)) incurred by Holdings or the Company or any of their respective Subsidiaries (other than The Leisure Company) or from any Capital Stock (other than in connection with the exercise of any options, warrants or other rights) issued by Holdings or the Company or any of their respective Subsidiaries (other than The Leisure Company), in either case received after the Closing Date (net of usual and customary underwriting discounts, commissions and other transaction costs and expenses) shall be paid directly to the Agent for the benefit of the Lenders, to be applied pursuant to subsection 2.4B(iii), provided, however, that the Company shall not be obligated to pay such proceeds to the Agent if and to the extent that (i) the Company is then required pursuant to the Air Carrier Guarantee Loan Documents to pay such amounts to repay the Government Guaranteed Loan, or (ii) the Company is prohibited from so repaying the Obligations under the terms of the Senior Notes and the Company applies such proceeds to repay the Senior Notes, or (iii) such proceeds of Indebtedness are applied to refinance assets described in subsection 6.2A(ii) that were acquired by the Company for cash and not Indebtedness (for the avoidance of doubt, only to the extent of the Company's cash investment in such assets), or (iv) such proceeds of Indebtedness relate to the financing of the Company's training facility located in Phoenix, Arizona existing on the date hereof.

         (iii) Application of Prepayments.

(a) Application of Voluntary Prepayments. Any voluntary prepayments pursuant to subsection 2.4B(i) shall be applied ratably first among the Term Notes until paid in full and second among the PIK Notes.

(b) Application of Mandatory Prepayments of Loans. Any mandatory prepayments of the Loans pursuant to subsection 2.4B(ii) shall be applied ratably among the Lenders according to their Pro Rata Share, in inverse order of maturity, first to the Term Notes until paid in full and second among the PIK Notes.

         C. GENERAL PROVISIONS REGARDING PAYMENTS.

         (i) Manner and Time of Payment. All payments by the Company of principal, interest, fees and other Obligations hereunder and under the Notes shall be made in Dollars in same day funds, without defense, set-off or counterclaim, free of any restriction or condition, and delivered to the Agent not later than 2:00 p.m. (New York time) on the date due at the Funding and Payment Office for the account of Lenders; funds received by the Agent after that time on such due date shall be deemed to have been paid by the Company on the next succeeding Business Day.

         (ii) Application of Payments to Principal and Interest. All payments in respect of the principal amount of any Loan or Note shall include payment of accrued interest on the principal amount being repaid or prepaid, and all such payments shall be applied to the payment of interest before application to principal.

         (iii) Apportionment of Payments. Except as otherwise provided in subsection 2.4B(ii)(2), aggregate principal and interest payments in respect of the Loans and Notes shall be apportioned in each case proportionately to each Lender's respective Pro Rata Share. The Agent shall promptly distribute to each Lender, at its primary address set forth below its name on the appropriate signature page hereof or at such other address as such Lender may request, its Pro Rata Share of all such payments received by the Agent. Notwithstanding the foregoing provisions of this subsection 2.4C(iii), if, pursuant to the provisions of subsection 2.6C, any Notice of Conversion/Continuation is withdrawn as to any Affected Lender or if any Affected Lender makes Base Rate Loans in lieu of its Pro Rata Share of any Eurodollar Rate Loans, the Agent shall give effect thereto in apportioning payments received thereafter.

         (iv) Payments on Business Days. Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder.

         (v) Notation of Payment. Each Lender agrees that before disposing of any Note held by it, or any part thereof (other than by granting participations therein), that Lender will make a notation thereon of the Loan evidenced by that Note and all principal payments previously made thereon and of the date to which interest thereon has been paid; provided that the failure to make (or any error in the making of) a notation made under such Note shall not limit or otherwise affect the Obligations of the Company hereunder or under such Note with respect to the Loan or any payments of principal or interest on such Note.

2.5      USE OF PROCEEDS.

         A. GENERAL CORPORATE PURPOSES. The proceeds of the Loan shall be used by the Company for its general corporate purposes.

         B. MARGIN REGULATIONS. No portion of the proceeds of any borrowing under this Agreement shall be used by the Company or any of its Subsidiaries in any manner that might cause the borrowing or the application of such proceeds to violate Regulation U, Regulation T or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation of such Board or to violate
Section 7(c) of the Exchange Act, in each case as in effect on the date or dates of such borrowing and such use of proceeds.

2.6      SPECIAL PROVISIONS GOVERNING EURODOLLAR RATE LOANS.

         Notwithstanding any other provision of this Agreement to the contrary, the following provisions shall govern with respect to Eurodollar Rate Loans as to the matters covered:

         A. DETERMINATION OF APPLICABLE INTEREST RATE. As soon as practicable after 1:00 p.m. (New York time) on each Interest Rate Determination Date, the Agent shall determine (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) the interest rate that shall apply to the Eurodollar Rate Loans for which an interest rate is then being determined for the applicable Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to the Company and each Lender.

         B. INABILITY TO DETERMINE APPLICABLE INTEREST RATE. In the event that the Agent shall have determined (which determination shall be final and conclusive and binding upon all parties hereto), on any Interest Rate Determination Date with respect to any Eurodollar Rate Loans, that by reason of circumstances affecting the interbank Eurodollar market adequate and fair means do not exist for ascertaining the interest rate applicable to such Loans on the basis provided for in the definition of Adjusted Eurodollar Rate, the Agent shall on such date give notice by telefacsimile to the Company and each Lender of such determination, whereupon (i) no Loans may be converted to, Eurodollar Rate Loans until such time as the Agent notifies the Company and Lenders that the circumstances giving rise to such notice no longer exist and (ii) any Notice of Conversion/Continuation given by the Company with respect to the Loans in respect of which such determination was made shall be deemed to be rescinded by the Company.

         C. ILLEGALITY OR IMPRACTICABILITY OF EURODOLLAR RATE LOANS. In the event that on any date any Lender shall have determined (which determination shall be final and conclusive and binding upon all parties hereto but shall be made only after consultation with the Company and the Agent) that the making, maintaining or continuation of its Eurodollar Rate Loans (i) has become unlawful as a result of compliance by such Lender in good faith with any law, treaty, governmental rule, regulation, guideline or order (or would conflict with any such treaty, governmental rule, regulation, guideline or order enacted, entered into or promulgated after the date of this Agreement not having the force of law even though the failure to comply therewith would not be unlawful) or (ii) has become impracticable, or would cause such Lender material hardship, as a result of contingencies occurring after the date of this Agreement which materially and adversely affect the interbank Eurodollar market or the position of such Lender in that market, then, and in any such event, such Lender shall be an "AFFECTED LENDER" and it shall on that day give notice (by telefacsimile) to the Company and the Agent of such determination (which notice the Agent shall promptly transmit to each other Lender). Thereafter (a) the obligation of the Affected Lender to convert Loans to Eurodollar Rate Loans shall be suspended until such notice shall be withdrawn by the Affected Lender, (b) to the extent such determination by the Affected Lender relates to a Eurodollar Rate Loan then being requested by the Company pursuant to a Notice of Conversion/Continuation, the Affected Lender shall convert such Loan to a Base Rate Loan, (c) the Affected Lender's obligation to maintain its outstanding Eurodollar Rate Loans (the "AFFECTED LOANS") shall be terminated at the earlier to occur of the expiration of the Interest Period then in effect with respect to the Affected Loans or when required by law, and (d) the Affected Loans shall automatically convert into Base Rate Loans on the date of such termination. Notwithstanding the foregoing, to the extent a determination by an Affected Lender as described above relates to a Eurodollar Rate Loan then being requested by the Company pursuant to a Notice of Conversion/Continuation, the Company shall have the option, subject to the provisions of subsection 2.6D, to rescind such Notice of Conversion/Continuation as to all Lenders by giving notice (by telefacsimile) to the Agent of such rescission on the date on which the Affected Lender gives notice of its determination as described above (which notice of rescission the Agent shall promptly transmit to each other Lender). Except as provided in the immediately preceding sentence, nothing in this subsection 2.6C shall affect the obligation of any Lender other than an Affected Lender to maintain Loans as, or to convert Loans to, Eurodollar Rate Loans in accordance with the terms of this Agreement.

         In the event any Affected Lender shall give a notice to the Company pursuant to this subsection 2.6C, the Company may give notice to such Lender (with copies to the Agent) that it wishes to seek one or more Eligible Assignees to purchase its outstanding Loans, Obligations and Notes. Each Lender giving a notice to the Company pursuant to this subsection 2.6C agrees to sell its Loans, Obligations, Notes and interest in this Agreement and the other Loan Documents pursuant to subsection 9.1B to any such Eligible Assignee for an amount equal to the sum of the outstanding unpaid principal of and accrued interest on such Loans, Obligations and Notes plus all other fees and amounts due such Lender hereunder calculated, in each case, to the date such Loans, Obligations, Notes and interest are purchased, whereupon such Lender shall have no further rights or obligations hereunder.

         D. COMPENSATION FOR BREAKAGE OR NON-COMMENCEMENT OF INTEREST PERIODS. The Company shall compensate each Lender, upon written request by that Lender (which request shall set forth the basis for requesting such amounts), for all reasonable losses, expenses and liabilities (including, without limitation, any interest paid by that Lender to lenders of funds borrowed by it to carry its Eurodollar Rate Loans and any loss, expense or liability sustained by that Lender in connection with the liquidation or re-employment of such funds) which that Lender may sustain: (i) if for any reason (other than a default by that Lender) a conversion to or continuation of any Eurodollar Rate Loan does not occur on a date specified therefor in a Notice of Conversion/Continuation, (ii) if any prepayment or other principal payment or any conversion of any of its Eurodollar Rate Loans occurs on a date prior to the last day of an Interest Period applicable to that Loan, (iii) if any prepayment of any of its Eurodollar Rate Loans is not made on any date specified in a notice of prepayment given by the Company, or (iv) as a consequence of any other default by the Company in the repayment of its Eurodollar Rate Loans when required by the terms of this Agreement.

         E. BOOKING OF EURODOLLAR RATE LOANS. Any Lender may carry or transfer Eurodollar Rate Loans at, to, or for the account of any of its branch offices or the office of an Affiliate of that Lender; provided that such action does not increase the Company's liability under subsection 2.7.

         F. ASSUMPTIONS CONCERNING FUNDING OF EURODOLLAR RATE LOANS. Calculation of all amounts payable to a Lender under this subsection 2.6 and under subsection 2.7A shall be made as though that Lender had actually funded each of its relevant Eurodollar Rate Loans through the purchase of a Eurodollar deposit bearing interest at the rate obtained pursuant to clause (i) of the definition of Adjusted Eurodollar Rate in an amount equal to the amount of such Eurodollar Rate Loan and having a maturity comparable to the relevant Interest Period and through the transfer of such Eurodollar deposit from an offshore office of that Lender to a domestic office of that Lender in the United States of America; provided, however, that each Lender may fund each of its Eurodollar Rate Loans in any manner it sees fit and the foregoing assumptions shall be utilized only for the purposes of calculating amounts payable under this subsection 2.6 and under subsection 2.7A.

         G. EURODOLLAR RATE LOANS AFTER DEFAULT. After the occurrence of and during the continuation of a Potential Event of Default or an Event of Default,
(i) the Company may not elect to have the Loans be maintained as, or converted to, a Eurodollar Rate Loan after the expiration of any Interest Period then in effect for that Loan and (ii) subject to the provisions of subsection 2.6D, any Notice of Conversion/Continuation given by the Company with respect to a requested conversion/continuation that has not yet occurred shall be deemed to be rescinded by the Company.

2.7      INCREASED COSTS; TAXES; CAPITAL ADEQUACY.

         A. COMPENSATION FOR INCREASED COSTS AND TAXES. Subject to the provisions of subsection 2.7B, in the event that any Lender shall determine (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that any law, treaty or governmental rule, regulation or order, or any change therein or in the interpretation, administration or application thereof (including the introduction of any new law, treaty or governmental rule, regulation or order), or any determination of a court or governmental authority, in each case that becomes effective after the date hereof, or compliance by such Lender with any guideline, request or directive issued or made after the date hereof by any central bank or other governmental or quasi-governmental authority (whether or not having the force of law):

         (i) subjects such Lender (or its applicable lending office) to any additional Tax (other than any Tax on the overall net income of such Lender) with respect to this

Agreement or any of its obligations hereunder or any payments to such Lender (or its applicable lending office) of principal, interest, fees or any other amount payable hereunder;

         (ii) imposes, modifies or holds applicable any reserve (including without limitation any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC insurance or similar requirement against assets held by, or deposits or other liabilities in or for the account of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender (other than any such reserve or other requirements with respect to Eurodollar Rate Loans that are reflected in the definition of Adjusted Eurodollar Rate); or

         (iii) imposes any other condition (other than with respect to a Tax matter) on or affecting such Lender (or its applicable lending office) or its obligations hereunder or the interbank Eurodollar market;

and the result of any of the foregoing is to increase the cost to such Lender of maintaining Loans or Notes hereunder or to reduce any amount received or receivable by such Lender (or its applicable lending office) with respect thereto; then, in any such case, the Company shall promptly pay to such Lender, upon receipt of the statement referred to in the next sentence, such additional amount or amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as may be necessary to compensate such Lender for any such increased cost or reduction in amounts received or receivable hereunder. Such Lender shall deliver to the Company (with a copy to the Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Lender under this subsection 2.7A, which statement shall be conclusive and binding upon all parties hereto absent manifest error.

         B. WITHHOLDING OF TAXES.

         (i) Payments to Be Free and Clear. All sums payable by the Company under this Agreement and the other Loan Documents shall be paid free and clear of and (except to the extent required by law) without any deduction or withholding on account of any Tax imposed, levied, collected, withheld or assessed by any governmental authority, domestic or foreign.

         (ii) Grossing-up of Payments. If the Company or any other Person is required by law to make any deduction or withholding on account of any Tax from any sum paid or payable by the Company to the Agent or any Lender under any of the Loan Documents:

                  (a) the Company shall notify the Agent or such Lender of any such requirement or any change in any such requirement as soon as the Company becomes aware of it;

                  (b) the Company shall remit any such Tax before the date on which penalties attach thereto, such remittance to be made (if the liability is imposed on the Company) for its own account or (if that liability is imposed on the Agent or such Lender, as the case may be) on behalf of and in the name of the Agent or such Lender;

                  (c) the sum payable by the Company in respect of which the relevant deduction, withholding or payment is required shall be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment, the Agent or such Lender, as the case may be, receives on the due date a net sum equal to what it would have received had no such deduction, withholding or payment been required or made; and

                  (d) within 30 days after paying any sum from which it is required by law to make any deduction or withholding, and within 30 days after the due date of remittance of any Tax which it is required by clause (b) above to remit, the Company shall deliver to the Agent evidence satisfactory to the other affected parties of such deduction, withholding or payment and of the remittance thereof to the relevant taxing or other authority.

(iii)    Evidence of Exemption from U.S. Withholding Tax.

         (a) Each Lender that is organized under the laws of any jurisdiction other than the United States or any state or other political subdivision thereof (for purposes of this subsection 2.7B(iii), a "NON-US LENDER") shall deliver to the Agent for transmission to the Company, on or prior to the Closing Date (in the case of each Lender listed on the signature pages hereof) or on the date of the Assignment Agreement pursuant to which it becomes a Lender (in the case of each other Lender), and at such other times as may be necessary in the determination of the Company or the Agent (each in the reasonable exercise of its discretion), two original copies of Internal Revenue Service Form W-8BEN or W-8ECI (or any successor forms), properly completed and duly executed by such Lender, or any other form, certificate or statement of exemption required under the Internal Revenue Code or the regulations issued thereunder to establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to any payments to such Lender of principal, interest, fees or other amounts payable under any of the Loan Documents.

         (b) Each Lender required to deliver any forms, certificates or other evidence with respect to United States federal income tax withholding matters pursuant to subsection 2.7B(iii)(a) hereby agrees that, from time to time after the initial delivery by such Lender of such forms, certificates or other evidence, whenever a lapse in time or change in circumstances renders such forms, certificates or other evidence obsolete or inaccurate in any material respect, such Lender shall (l) deliver to the Agent for transmission to the Company two new original copies of Internal Revenue Service Form W-8BEN or W-8ECI, properly completed and duly executed by such Lender, or any other form, certificate or statement of exemption required in order to confirm or establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to payments to such Lender under the Loan Documents or (2) immediately notify the Agent and the Company of its inability to deliver any such forms, certificates or other evidence.

                  (c) The Company shall not be required to pay any additional amount to any Non-US lender under clause (c) of subsection 2.7B(ii) if such Lender shall have failed to satisfy the requirements of subsection 2.7B(iii)(a); provided that if such Lender shall have satisfied such requirements on the Closing Date (in the case of each Lender listed on the signature pages hereof) or on the date of the Assignment Agreement pursuant to which it became a Lender (in the case of each other Lender), nothing in this subsection 2.7B(iii)(c) shall relieve the Company of its obligation to pay any additional amounts pursuant to clause (c) of subsection 2.7B(ii) in the event that, as a result of any change in any applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender is not subject to withholding as described in subsection 2.7B(iii)(a).

         C. CAPITAL ADEQUACY ADJUSTMENT. If any Lender shall have determined that the adoption, effectiveness, phase-in or applicability after the date hereof of any law, rule or regulation (or any provision thereof) regarding capital adequacy, or any change therein or in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its applicable lending office) with any guideline, request or directive regarding capital adequacy (whether or not having the force of law) of any such governmental authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of, or with reference to, such Lender's Loans or Notes or other obligations hereunder to a level below that which such Lender or such controlling corporation could have achieved but for such adoption, effectiveness, phase-in, applicability, change or compliance (taking into consideration the policies of such Lender or such controlling corporation with regard to capital adequacy), then from time to time, within five Business Days after receipt by the Company from such Lender of the statement referred to in the next sentence, the Company shall pay to such Lender such additional amount or amounts as will compensate such Lender or such controlling corporation on an after-tax basis for such reduction. Such Lender shall deliver to the Company (with a copy to the Agent) a written statement, setting forth in reasonable detail the basis of the calculation of such additional amounts, which statement shall be conclusive and binding upon all parties hereto absent manifest error.

         D. SUBSTITUTE LENDERS. In the event the Company is required under the provisions of this subsection 2.7 to make payments in a material amount to any Lender, the Company may, so long as no Event of Default or Potential Event of Default shall have occurred and be continuing, elect to terminate such Lender as a party to this Agreement; provided that, concurrently with such termination,
(i) the Company shall pay that Lender all principal, interest and fees and other amounts (including without limitation, amounts, if any, owed under this subsection 2.7) owed to such Lender through such date of termination, and (ii) all documents and supporting materials necessary, in the judgment of the Agent (or if the Agent is also the Lender to be terminated, the successor Agent) to evidence the termination and/or substitution of such Lender (if applicable) shall have been received and approved by the Agent as of such date.

2.8 OBLIGATION OF LENDERS TO MITIGATE.

         Each Lender agrees that, as promptly as practicable after the officer of such Lender responsible for administering the Loans of such Lender becomes aware of the occurrence of an event or the existence of a condition that would cause such Lender to become an Affected Lender or that would entitle such Lender to receive payments under subsection 2.7, it will, to the extent not inconsistent with the internal policies of such Lender and any applicable legal or regulatory restrictions, use reasonable efforts (i) to maintain the Loans of such Lender or the affected Loans of such Lender through another lending office of such Lender, or (ii) take such other measures as such Lender may deem reasonable, if as a result thereof the circumstances which would cause such Lender to be an Affected Lender would cease to exist or the additional amounts which would otherwise be required to be paid to such Lender pursuant to subsection 2.7 would be materially reduced and if, as determined by such Lender in its sole discretion, the maintaining of such Loans through such other lending office or in accordance with such other measures, as the case may be, would not otherwise materially adversely affect such Loans or the interests of such Lender; provided that such Lender will not be obligated to utilize such other lending office pursuant to this subsection 2.8 unless the Company agrees to pay all incremental expenses incurred by such Lender as a result of utilizing such other lending office as described in clause (i) above. A certificate as to the amount of any such expenses payable by the Company pursuant to this subsection
2.8 (setting forth in reasonable detail the basis for requesting such amount) submitted by such Lender to the Company (with a copy to the Agent) shall be conclusive absent manifest error.

2.9 [INTENTIONALLY OMITTED].

2.10 BORROWING BASE.

         A. BORROWING BASE. The Borrowing Base shall be calculated based upon the Eligible Assets that from time to time are subject to the Liens of the Security Agreements and constitute Borrowing Base Collateral. The Borrowing Base shall exclude any Borrowing Base Collateral that has suffered loss or damage and is required to be excluded by subsection 2.4B(ii)(1). In addition, if the portion of the Borrowing Base attributable to the Rotables exceeds thirty five percent, rounded to the nearest whole percent (35%), of all Borrowing Base as determined in any calculation of the Borrowing Base contained in a Borrowing Base Certificate, such excess amount shall be excluded from the calculation of the Borrowing Base for such period.

B. COLLATERAL.

         (i) Eligible Assets. The Eligible Assets may from time to time include the property of the types listed on Schedule 2.10 hereto, which schedule shall include, without limitation, (a) Cash and Permitted Cash Equivalents from time to time in the Cash Collateral Account, (b) Eligible Stage III Aircraft, (c) the Maintenance Facility, (d) Eligible Simulators, (e) Eligible Spare Engines and
(f) Rotables (collectively, the Collateral identified in clauses (a) through (f) and on Schedule 2.10, the "ELIGIBLE ASSETS"). Initially the Borrowing Base Collateral shall include the Maintenance Facility, the Stage III Aircraft and the Spare Engines specified in Schedule 2.10A hereto and the Rotables and the Company shall cause all such Collateral to be subject to the Liens of Security Agreements on the Closing Date. Thereafter, subject to subsection 2.10B(ii), the Borrowing Base Collateral may include the Maintenance Facility, Simulators, Spare Engines, Rotables and other Eligible Assets which the Company elects from time to time to make subject to the Liens of Security Agreements, provided, however, that no Eligible Assets shall be included in the calculation of the Borrowing Base unless the Lien of a Security Agreement has been perfected in such Collateral and such Collateral constitutes Borrowing Base Collateral.

         (ii) Release and Addition of Eligible Assets.

                  (1) Release. Except under the circumstances set forth in the next sentence of this subsection 2.10B(ii)(1), the Agent shall not release the Liens of the Security Agreements on any Borrowing Base Collateral until payment in full of all outstanding Loans and all other amounts owed to the Lenders and the Agent under the Notes and other Loan Documents. Notwithstanding anything in this subsection 2.10B(ii)(1) to the contrary, the Agent acknowledges that (I) the Lien of the Spare Parts Security Agreement will be released from the Parts Collateral in accordance with the terms thereof (including, but not limited to, the sale in the ordinary course of the Company's business of not more than $5,000,000 of Parts Collateral in any six month period), and (II) (x) the Maintenance Facility may be released from the Lien of the Maintenance Facility Security Agreement if an Event of Loss or an Event of Damage has occurred with respect to the Maintenance Facility and (y) any Borrowing Base Collateral that the Company requests to be released pursuant to and in compliance with subsection 2.4B(ii)(1)(e) may be so released, in each case provided that the Company complies with the following requirements: (i) the Company shall make any prepayment and furnish additional collateral (if any) required by subsection 2.4B(ii)(1) if a Borrowing Base Deficiency would result from the reduction in the Borrowing Base that such release of such Lien would cause as calculated by the Borrowing Base Certificate delivered pursuant to clause (iv) below, (ii) no Event of Default or Potential Event of Default has occurred and is continuing,
(iii) the Company has requested such release in writing and certified that it is entitled to such release under the applicable Security Agreement and this subsection 2.10 and (iv) the Company shall have delivered an updated Borrowing Base Certificate giving pro forma effect to such release and certifying that no Borrowing Base Deficiency will result therefrom (after taking into account any additional Eligible Assets added to the Borrowing Base Collateral pursuant to, and in compliance with, subsection 2.10B(ii)(2) concurrently with or prior to release of such Lien). Following the release of the Lien of a Security Agreement on any Borrowing Base Collateral pursuant to the terms of this subsection 2.10B(ii)(1), unless and until such Borrowing Base Collateral is again subjected to the Lien of a Security Agreement, such Borrowing Base Collateral shall no longer be included in the calculation of the Borrowing Base or in a future Borrowing Base Certificate.

                  (2) Addition. The Company may from time to time subject Eligible Assets (other than Rotables) to the Lien of the relevant Security Agreements upon written notice thereof to the Agent and such additional Collateral shall be included in the calculation of the Borrowing Base delivered in an updated Borrowing Base Certificate after (A) except in the case of Cash and Cash Equivalents in the Cash Collateral Account, an Approved Appraisal has been delivered to the Agent for such Eligible Assets, (B) the Lien of the relevant Security Agreement has been perfected in such Eligible Assets, (C) appropriate filings have been made to protect the Lien and rights of the Agent in any such Eligible Assets as are deemed necessary by the Agent, (D) the Agent shall have received such opinions as it shall reasonably request with respect to any such Eligible Assets, (E) the Agent shall have received insurance certificates and other documents required by the relevant Security Agreement and all other documents and actions required by the terms of such Security Agreement shall have been delivered or shall have occurred to the satisfaction of the Agent, (F) the Company shall have delivered all other documents and taken all other actions reasonably requested by the Agent with respect to any such Eligible Assets, (G) the Agent has satisfied itself that such Eligible Assets are "Aircraft", "Spare Engines" or "Simulators", as the case may be, within the meaning of this Agreement and as described in Schedule 2.10 hereof and (H) the Agent shall notify the Company in writing that it is satisfied that the conditions of this
Section 2.10B(ii)(2) have been satisfied. Rotables shall become subject to the Lien of the Spare Parts Security Agreement as provided therein, without also being required to satisfy any of the requirements of this subsection applicable to Eligible Assets of other types.

                  Expenses. The Company shall pay all expenses of the Agent in connection with the release and addition of Eligible Assets to the Borrowing Base and the release or granting and perfection of Liens of Security Agreements in connection therewith, including, but not limited to, reasonable fees and expenses of counsel for the Agent, reasonable fees and expenses of special FAA counsel and filing fees.

         C. APPROVED APPRAISAL AND APPRAISERS.

                  (1) Approved Appraisal. An Approved Appraisal for any Borrowing Base Collateral shall mean (A) an appraisal and inspection report satisfactory to the Agent delivered to the Agent by an Approved Appraiser not later than the time that such Borrowing Base Collateral becomes subject to the perfected Lien of a Security Agreement, (B) an appraisal and inspection report satisfactory to the Agent delivered semi-annually thereafter to the Agent by an Approved Appraiser not later than six months after the delivery date of the last delivered Approved Appraisal (commencing with the appraisals delivered in November, 2001), and in any event by no later than May 20 and November 20 of each year so long as any Loan remains outstanding or any amount is owed under the PIK Notes, (C) an appraisal and inspection report satisfactory to the Agent delivered to the Agent at any time after the Company has notified the Agent that such Borrowing Base Collateral has been damaged, and (D) in the case of Rotables only, an appraisal and inspection report satisfactory to the Agent delivered to the Agent by an Approved Appraiser at the written request of the Company at any time. In the case of Rotables only, an inspection of the Rotables conducted as part of an Approved Appraisal shall mean an inspection of a sample of the Rotables by the Approved Appraiser for the purpose of determining the accuracy of the inventory reports maintained by the Company for the Rotables. The Approved Appraiser delivering any Approved Appraisal shall be selected by the Agent. The Company shall pay the fees and expenses of the Approved Appraiser in connection with delivery of an Approved Appraisal. Any inspection of Borrowing Base Collateral by an Approved Appraiser shall be conducted in compliance with the inspection provisions of the relevant Security Agreement.

                  (2) Approved Appraisers. Approved Appraisers for Borrowing Base Collateral shall mean AVITAS, Inc. and Simat Hellieson & Eichner Inc. or any other appraiser for such Eligible Assets approved in writing by the Agent and consented to by the Company, such consent not to be unreasonably withheld or delayed.

         D. BORROWING BASE CERTIFICATE. On the Closing Date and no later than the 25th day of each May and November thereafter until payment in full of all Loans outstanding hereunder and all other amounts payable to the Lenders and the Agent under the Notes and other Loan Documents, the Company shall deliver a Borrowing Base Certificate to the Agent relating to the then most recently ended six-month period; provided, however, that in addition to such regular certificates, the Company shall also deliver Borrowing Base Certificates when required, pursuant to subsection 2.4B(ii)(1) or 2.10B(ii)(1). Each Borrowing Base Certificate shall replace and supersede for all purposes of this Agreement the Borrowing Base Certificate then most recently delivered, and shall be based on the then most current Approved Appraisals. Such Borrowing Base Certificate shall (1) state each component of Borrowing Base Collateral then subject to perfected Liens of the Security Agreements, (2) state the portion of the Borrowing Base established by each component Borrowing Base Collateral, (3) state the Borrowing Base by aggregating each of the values stated pursuant to the preceding clause (2), and (4) state the then outstanding principal amount of the Loans. The Borrowing Base Certificate shall (A) certify that none of the Borrowing Base Collateral included in the calculation of the Borrowing Base is subject to an Event of Loss, Event of Damage, Repairable Event or Adjustment Event or, if any of such Borrowing Base Collateral is subject to an Event of Loss, Event of Damage, Repairable Damage or Adjustment Event, such Borrowing Base Certificate shall contain the relevant exclusions for any such Borrowing Base Collateral subject to such Event of Loss, Event of Damage, Repairable Damage or Adjustment Event as required by subsections 2.4B(ii)(1) and 2.10A hereof, (B) certify that no Borrowing Base Deficiency then exists or, if a Borrowing Base Deficiency then exists, the amount thereof, and (C) certify that the portion of the Borrowing Base attributable to Rotables stated in the Borrowing Base Certificate does not exceed thirty five percent, rounded to the nearest whole percent (35%), of the aggregate Borrowing Base stated in such certificate or that, if the portion of the Borrowing Base attributable to the Rotables does exceed thirty five percent, rounded to the nearest whole percent (35%), of the aggregate Borrowing Base, the portion of the Borrowing Base attributable to the Rotables in such certificate for purposes of calculating the Borrowing Base excludes such excess amount. In determining the book value of Rotables in any Borrowing Base Certificate, the Company shall use its normal accounting procedures except to the extent that the timing of such procedures may be shortened pursuant to subsection 2.4B(ii)(1)(c). The Borrowing Base Certificate shall be certified to be true and accurate by a Responsible Officer of the Company. Notwithstanding any Borrowing Base Certificate delivered by the Company, in the event of any dispute between the Company and the Agent regarding the then outstanding principal amount of the Loans, the records of the Agent shall determine such outstanding principal amounts, absent manifest error.

                                   SECTION 3.
                               CONDITIONS TO LOANS

         The obligations of the Agent and the Lenders to maintain the Loans hereunder are subject to the satisfaction of the following conditions:

3.1 CONDITIONS TO CLOSING DATE.

         The Existing Credit Agreement shall not be amended and restated as provided in this Agreement unless the following conditions have been satisfied or waived on or prior to January 31, 2002:

         A. COMPANY DOCUMENTS. The Company shall deliver or cause to be delivered to the Lenders (or to the Agent for the Lenders with sufficient originally executed copies, where appropriate, for each Lender) the following, each, unless otherwise noted, dated or certified on, as the case may be, the Closing Date:

                  (i) certified copies of its Certificate of Incorporation, together with a good standing certificate from the Secretary of State of the State of Delaware and each other state in which it is qualified as a foreign corporation to do business and, to the extent generally available, a certificate or other evidence of good standing as to payment of any applicable franchise or similar taxes from the appropriate taxing authority of each of such states, each dated a recent date prior to the Closing Date;

                  (ii) copies of its Bylaws, certified by its corporate secretary or an assistant secretary;

                  (iii) resolutions of its Board of Directors approving and authorizing the execution, delivery and performance of this Agreement and the other Loan Documents, certified by its corporate secretary or an assistant secretary as being in full force and effect without modification or amendment;

                  (iv) signature and incumbency certificates of its officers executing this Agreement and the other Loan Documents;

                  (v) executed originals of this Agreement, the Notes (duly executed in accordance with subsection 2.1D, drawn to the order of each Lender and with appropriate insertions) and the other Loan Documents; and

                  (vi) such other documents as the Agent may reasonably request.

         B. NECESSARY CONSENTS. The Company shall have obtained all consents necessary or reasonably advisable in connection with the transactions contemplated by the Loan Documents, and each of the foregoing shall be in full force and effect and in form and substance satisfactory to the Agent.

         C. FINANCIAL CONDITION CERTIFICATE. The Company shall have delivered to the Agent a Financial Condition Certificate dated the Closing Date, substantially in the form annexed hereto as Exhibit VIII, with appropriate attachments demonstrating that, after giving effect to the consummation of the financing transactions contemplated hereby, the Company and its Subsidiaries, taken as a whole, are Solvent.

         D. OPINIONS OF COMPANY'S COUNSEL. The Agent and its counsel shall have received (i) executed copies of a favorable written opinion of Skadden Arps Slate Meagher & Flom LLP regarding the enforceability of this Agreement and the Notes and (ii) executed copies of a favorable written opinion of Cooley Godward LLP regarding Section 1110 of the Bankruptcy Code, in each case dated the Closing Date and setting forth substantially the matters in the opinions designated in Exhibits V-A1 and V-A2, respectively, annexed hereto.

         E. OPINIONS OF GENERAL COUNSEL. The Agent and its counsel shall have received executed copies of one or more favorable written opinions of Linda M. Mitchell, Esq., Vice President and General Counsel of the Company, in form and substance reasonably satisfactory to the Agent and its counsel, dated the Closing Date, and setting forth substantially the matters in the opinions designated in Exhibit V-B annexed hereto.

         F. RESERVED.

         G. OPINIONS OF FAA COUNSEL. The Agent and its counsel shall have received a form of a favorable written opinion of Daugherty, Fowler, Peregrin & Haught regarding perfection of the security interests in certain of the Collateral established by the Security Agreements filed with the FAA, dated as of the Closing Date; provided, that executed copies of such opinion may be delivered to the Agent and its counsel within five Business Days of the Closing Date.

         H. RESERVED.

         I. EVIDENCE OF INSURANCE. The Company shall have delivered to the Agent certificates of insurance with respect to Borrowing Base Collateral subject to Security Agreements as of the Closing Date, naming the Agent (on behalf of the Agent and the Lenders) as loss payee under the casualty insurance policies and as additional insured under the liability policies of the Company and a broker's report from the Company's insurance broker evidencing compliance with the requirements of each Security Agreement, all as required pursuant to subsection
5.4 hereof or pursuant to the Security Agreements.

         J. REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF AGREEMENTS. The representations and warranties of the Company contained herein and in the other Loan Documents are true, correct and complete in all material respects on and as of the Closing Date to the same extent as though made on and as of that date (except to the extent the same expressly relate to an earlier date, in which case such representations and warranties were true, correct and complete in all material respects as of such date) and that the Company shall have performed in all material respects all agreements and satisfied all conditions which this Agreement provides shall be performed or satisfied by it on or before the Closing Date.

         K. COMPLIANCE CERTIFICATE. The Company shall have delivered to the Agent a Compliance Certificate dated as of the Closing Date, substantially in the form annexed hereto as Exhibit IV.

         L. COMPLETION OF PROCEEDINGS. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto shall be reasonably satisfactory in form and substance to the Agent and its counsel, and the Agent and such counsel shall have received all such counterpart originals or certified copies of such documents as the Agent may reasonably request.

         M. BORROWING BASE CERTIFICATE. The Company shall have delivered to the Agent the Borrowing Base Certificate contemplated to be delivered on the Closing Date by the terms of subsection 2.10.

         N. ELIGIBLE ASSETS. The Collateral as of the Closing Date shall include the Eligible Assets listed in Schedule 2.10A hereto which are included in the Borrowing Base on the Closing Date as certified in the Borrowing Base Certificate delivered on the Closing Date and, without limitation of the foregoing, such Eligible Assets shall be subject to the perfected Liens of the applicable Security Agreements.

         O. SECURITY AGREEMENTS. The Company shall have executed and delivered to the Agent the Receivables Security Agreement, in form and substance satisfactory to the Agent. All documents required to be delivered, filings required to be made and action required to be taken by the terms of any Security Agreement referred to in subsection 3.1N shall have been accomplished in accordance with such terms, including, without limitation, the delivery to the Agent for recording of UCC financing statements and FAA filings. The Company shall have executed and delivered to the Agent amendments, supplements and restatements, as the case may be, in form and substance reasonably satisfactory to the Agent, to the Security Agreements and the Environmental Indemnity Agreement.

         P. RESERVED.

         Q. RECEIVABLES DOCUMENTATION. The Agent shall have received copies of any and all documentation reasonably requested by the Agent relating to the receivables to be pledged pursuant to the Receivables Security Agreement, which such documentation shall be in form and substance reasonably satisfactory to the Agent.

         R. GOVERNMENT GUARANTEED LOAN DOCUMENTATION. The Company shall concurrently enter into the Air Carrier Guarantee Loan Documents evidencing the Government Guaranteed Loan, on terms and conditions consistent with the Government Guaranteed Loan Term Sheets, and the Company shall have delivered to the Agent a copy of the Air Carrier Guarantee Loan Documents and the Government Guaranteed Loan Term Sheet, together with an Officer's Certificate certifying that (1) attached thereto are a true, correct and complete copy of the Air Carrier Guarantee Loan Documents and the Government Guaranteed Loan Term Sheet,
(2) the Air Carrier Guarantee Loan Documents are in full force and effect, (3) the Government Guaranteed Loan Term Sheet has not been supplemented, amended or revised in any way from that provided to the Agent and the Lenders on or about January 6, 2002, (4) the Government Guaranteed Loan Term Sheet contains all of the material business and economic terms and conditions of the Government Guaranteed Loan, (5) the Air Carrier Guarantee Loan Documents conform in all material respects to the Government Guaranteed Loan Term Sheet, and (6) no default or event of default (or other similar term of like meaning) has occurred and is continuing under the Air Carrier Guarantee Loan Documents.

         S. TERM SHEETS. The Company shall have delivered to the Agent and the Lenders on or before the Closing Date evidence of the approval of the Government Guaranteed Loan by the Air Transportation Stabilization Board, which shall be in form and substance acceptable to the Agent and the Lenders, together with an Officer's Certificate certifying that attached thereto is a true, correct and complete copy of the approval of the Government Guaranteed Loan by the Air Transportation Stabilization Board and that no supplement, amendment, modification, withdrawal or other revision has been made to such approval.

         T. LESSOR CONCESSIONS. Holdings and Wilmington Trust Company, acting on behalf of the lessors leasing aircraft to the Company, shall have entered into the Lease Indenture, on terms and conditions consistent with the Lease Indenture Term Sheet, and the Company shall have delivered to the Agent a copy of the Lease Indenture and the Lease Indenture Term Sheet, together with an Officer's Certificate certifying that (1) attached thereto is a true, correct and complete copy of the Lease Indenture and the Lease Indenture Term Sheet, (2) the Lease Indenture is in full force and effect, (3) the Lease Indenture Term Sheet has not been supplemented, amended or revised in any way from that provided to the Agent and the Lenders on or about January 3, 2002, (4) the Lease Indenture Term Sheet contains all of the material business and economic terms and conditions of the Lease Indenture, (5) the Lease Indenture conforms in all material respects to the Lease Indenture Term Sheet, and (6) no default or event of default (or other similar term of like meaning) has occurred and is continuing under the Lease Indenture.

         U. RESERVED

         V. RECEIPT OF PROCEEDS OF GOVERNMENT GUARANTEED LOAN. The Company shall have received the proceeds of the Government Guaranteed Loan in a minimum principal amount of $254,000,000.

         W. CONCESSIONS RECEIVED. The Company shall have delivered an Officer's Certificate to the Agent that the Company has received Concessions (taken as a whole) consistent with the Restructuring Plan and containing such information regarding the Concessions as is reasonably satisfactory to the Agent, and the terms and conditions of such Concessions shall be satisfactory to the Agent and shall be in full force and effect on the Closing Date.

         X. RESTRUCTURING PLAN. The Company shall have furnished the Agent and the Lenders with a copy of the Restructuring Plan, and such Restructuring Plan shall be satisfactory to the Agent and the Lenders, together with an Officer's Certificate certifying that (1) attached thereto is a true, correct and complete copy of the Restructuring Plan, (2) the Restructuring Plan has not been materially supplemented, amended or revised in any way from that Restructuring Plan dated December 18, 2001 and furnished to the Air Transportation Stabilization Board on December 19, 2001, provided to the Agent and the Lenders on or about January 3, 2002.

         Y. DOCUMENTS SATISFACTORY. The Loan Documents shall be satisfactory to the Agent and the Lenders.

         Z. PAYMENT OF FEES AND EXPENSES. The Company shall have paid all fees and expenses of the Agent and the Lenders, including, without limitation, fees and expenses of legal counsel to the Agent and the Lenders, and all fees and expenses of the financial and collateral consultants to the Agent and the Lenders.

         AA. RESERVED.

         BB. REPRESENTATIONS AND WARRANTIES, ETC. As of the Closing Date, after giving effect to the application of proceeds of the Government Guaranteed Loan:

                           (i) the representations and warranties of the Company
                  contained herein and in the other Loan Documents shall be true, correct and complete in all material respects on and as of the Closing Date to the same extent as though made on and as of that date (except to the extent the same expressly relate to an earlier date, in which case such representations and warranties were true, correct and complete in all material respects as of such date), and the Company shall be deliver a certificate to the Agent to such effect and as to the matters set forth in clauses (ii), (iii), and (iv) of this subsection 3.1(BB);

                           (ii) no event shall have occurred and be continuing
                  or would result from the consummation of the borrowing contemplated by this Agreement that would constitute an Event of Default or a Potential Event of Default;

                           (iii) to the best knowledge of the Company, no
                  injunction or other restraining order shall have been issued and no hearing to cause an injunction or other restraining order to be issued shall be pending or noticed with respect to any action, suit or proceeding seeking to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the maintaining of the Loans hereunder, or with respect to the Government Guaranteed Loan, the Lease Indenture or the Restructuring Plan or otherwise relating to the Concessions; and

                           (iv) to the best knowledge of the Company, the
                  decision of the Air Transportation Stabilization Board to approve the Government Guaranteed Loan shall be final and not subject to appeal.

                                   SECTION 4.
                    COMPANY'S REPRESENTATIONS AND WARRANTIES

         In order to induce the Lenders to enter into this Agreement and to maintain the Loans, the Company represents and warrants to the Agent and each Lender, as of the date of this Agreement and the Closing Date, that the following statements are true, correct and complete:

4.1 ORGANIZATION, POWERS, QUALIFICATION, GOOD STANDING, BUSINESS AND
SUBSIDIARIES.

         A. ORGANIZATION AND POWERS. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite corporate power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Loan Documents and to carry out the transactions contemplated hereby and thereby.

         B. QUALIFICATION AND GOOD STANDING; AIR CARRIER CERTIFICATION. The Company is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except in jurisdictions where the failure to be so qualified or in good standing would not in the reasonable determination of the Company be expected to impair the ability of the Company to perform its payment or other material obligations under the Loan Documents. The Company is an "air carrier" within the meaning of the Act and holds a certificate under Sections 41102(a)(1) and 41103 of the Act. The Company is a "citizen of the United States" as defined in Section 40102(a)(15) of the Act (a "UNITED STATES CITIZEN") and holds an air carrier operating certificate issued pursuant to Chapter 447 under the Act for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo. The Company possesses all necessary certificates, franchises, licenses, permits, rights and concessions and consents which are material to the operation of the routes flown by it and the conduct of its business and operations as currently conducted.

         C. SUBSIDIARIES. All of the Subsidiaries of the Company as of the Closing Date are identified in Schedule 4.1 annexed hereto, as said Schedule 4.1 may be supplemented from time to time pursuant to the provisions of subsection 5.1(xi). Each of the Subsidiaries of the Company identified in Schedule 4.1 annexed hereto (as so supplemented) is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation set forth therein, has all requisite corporate power and authority to own and operate its properties and to carry on its business as now conducted and as proposed to be conducted, and is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, in each case except where failure to be so qualified or in good standing or a lack of such corporate power and authority would not in the reasonable determination of the Company be expected to impair the ability of the Company to perform its payment or other material obligations under the Loan Documents. Schedule 4.1 annexed hereto (as so supplemented) correctly sets forth the ownership interest of the Company and each of its Subsidiaries in each of the Subsidiaries of the Company identified therein.

4.2 AUTHORIZATION OF BORROWING, ETC.

         A. AUTHORIZATION OF BORROWING. The execution, delivery and performance of the Loan Documents have been duly authorized by all necessary corporate action on the part of the Company.

         B. NO CONFLICT. The execution, delivery and performance by the Company of the Loan Documents and the consummation of the transactions contemplated by the Loan Documents do not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to the Company or any of its Subsidiaries, the Certificate or Articles of Incorporation or Bylaws of the Company or any of its Subsidiaries or any order, judgment or decree of any court or other agency of government binding on the Company or any of its Subsidiaries,
(ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of the Company or any of its Subsidiaries, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of the Company or any of its Subsidiaries (other than any Liens created under any of the Loan Documents in favor of the Agent on behalf of Lenders), or (iv) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of the Company or any of its Subsidiaries, except for such approvals or consents which will be obtained on or before the Closing Date and disclosed in writing to Lenders.

         C. GOVERNMENTAL CONSENTS. The execution, delivery and performance by the Company of the Loan Documents and the consummation of the transactions contemplated by the Loan Documents do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body which has not been obtained or made on or prior to the date required to be obtained or made except for such matters relating to performance as would ordinarily be done in the ordinary course of business after the Closing Date or if not made or obtained would materially affect such performance.

         D. BINDING OBLIGATION. Each of the Loan Documents has been duly executed and delivered by the Company and is the legally valid and binding obligation of the Company, enforceable against the Company in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws relating to or affecting the enforcement of creditors' rights generally, including materiality, reasonableness, good faith and fair dealing, and by general principles of equity (regardless of whether considered in a proceeding in equity or at law).

4.3 FINANCIAL CONDITION.

         The Company has heretofore delivered to the Lenders, at the Lenders' request, the following financial statements and information: (i) the audited balance sheets of the Company as at December 31, 2000, and the related statements of income, stockholders' equity and cash flows of the Company for the Fiscal Year then ended and (ii) the unaudited balance sheet of the Company as at September 30, 2001 and the related unaudited statements of income, stockholders' equity and cash flows of the Company for the nine months then ended. All such statements were prepared in conformity with GAAP and fairly present the financial position of the Company as at the respective dates thereof and the results of operations and cash flows of the Company for each of the periods then ended subject, in the case of the unaudited statements, to year-end audit and adjustments. Except as disclosed in writing to the Agent after the Closing Date, the Company does not have any material contingent liability or liability for taxes, long-term lease or unusual forward or long-term commitment that is not reflected in the foregoing financial statements (or in the most recently delivered financial statements delivered pursuant to subsection 5.1((i) or (ii)) or the notes thereto and which in any such case is material in relation to the business, operations, properties, assets, condition (financial or otherwise) or, with respect to the Loans, the prospects of the Company.

4.4 NO MATERIAL ADVERSE CHANGE.

         Since December 31, 1998, after giving effect to the Government Guaranteed Loan, the Lease Indenture and the Concessions, no material adverse change has occurred in the financial condition or operations of the Company. For purposes of the previous sentence, the term "material adverse change" shall mean the material impairment of the Company's ability to perform its payment and other material obligations under the Loan Documents; this sentence is intended to pertain to substantial economic events such as (1) any actual or imminent regulatory or judicial order revoking or materially restricting the Company's ability to operate as an airline or to operate any of the aircraft types in its fleet that is not subject to judicial stay or (2) any labor strike action that causes operations to be substantially suspended for a period exceeding three weeks.

4.5 TITLE TO PROPERTIES; LIENS.

         Except for any property covered by any Security Agreement (the terms of which shall govern such property to the extent provided therein), the Company and its Subsidiaries have (i) good, sufficient and legal title to (in the case of fee interests in real property), (ii) valid leasehold interests in (in the case of leasehold interests in real or personal property), or (iii) good title to (in the case of all other personal property), all of the properties and assets reflected in the financial statements referred to in subsection 4.3 or in the most recent financial statements delivered pursuant to subsection 5.1, in each case except for assets disposed of since the date of such financial statements in the ordinary course of business or as otherwise permitted under subsection 6.6. Except as otherwise permitted by this Agreement, to the actual knowledge of the Company, all such properties and assets are free and clear of Liens.

4.6 LITIGATION; ADVERSE FACTS.

         There are no actions, suits, appeals, proceedings, arbitrations or governmental investigations (whether or not purportedly on behalf of the Company or any of its Subsidiaries) at law or in equity or before or by any federal, state, municipal or other governmental department, court, commission, board, bureau, agency or instrumentality, domestic or foreign, pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries or any property of the Company or any of its Subsidiaries that, individually or in the aggregate, are reasonably likely to materially impair the ability of the Company to perform its payment or other material obligations under the Loan Documents, the Lease Indenture or the Air Carrier Guarantee Loan Documents, or (taken as a whole) the Concessions. Neither the Company nor any of its Subsidiaries is (i) in violation of any applicable laws that, individually or in the aggregate, could in the reasonable determination of the Company be expected to impair the ability of the Company to perform its payment or other material obligations under the Loan Documents or (ii) subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that, individually or in the aggregate, could in the reasonable determination of the Company be expected to impair the ability of the Company to perform its payment or other material obligations under the Loan Documents.

4.7 PAYMENT OF TAXES.

         Except to the extent permitted by subsection 5.3, all federal income tax returns and other material tax returns and reports of the Company and its Subsidiaries required to be filed by any of them have been timely filed (or extensions have been obtained with respect thereto), and all federal income taxes and material Taxes upon the Company and its Subsidiaries and upon their respective properties, assets, income, businesses and franchises which are due and payable have been paid when before any penalty, fine or interest accrues thereon. Except as disclosed in writing to the Agent after the Closing Date, there are no agreements with respect to Taxes between the Company and any taxing agency or authority.

4.8 PERFORMANCE OF AGREEMENTS; MATERIALLY ADVERSE AGREEMENTS.

         A. Neither the Company nor any of its Subsidiaries is in default in the performance, observance or fulfillment of any of the material obligations, covenants or conditions contained in any of its Contractual Obligations (after giving effect to the application of the proceeds of the Government Guaranteed
Loan), and no condition exists that, with the giving of notice or the lapse of time or both, would constitute such a default.

         B. Neither the Company nor any of its Subsidiaries is a party to or is otherwise subject to any agreements or instruments or any charter or other internal restrictions which, individually or in the aggregate, could in the reasonable determination of the Company be expected to impair the ability of the Company to perform its payment or other material obligations under the Loan Documents or in connection with the Government Guaranteed Loan or the Lease Indenture, or (taken as a whole) the Concessions.

4.9 GOVERNMENTAL REGULATION.

         Neither the Company nor any of its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act or the Investment Company Act of 1940 or under any other federal or state statute or regulation which may limit its ability to incur Indebtedness or which may otherwise render all or any portion of the Obligations unenforceable.

4.10 SECURITIES ACTIVITIES.

         Neither the Company nor any of its Subsidiaries owns or is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock, nor shall any proceeds of the Loans be used to purchase or carry Margin Stock or to extend credit to any Person for the purpose of purchasing or carrying any

Margin Stock in a manner that violates or causes a violation of Regulations T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board.

4.11 EMPLOYEE BENEFIT PLANS.

         Each Plan maintained by the Company or an ERISA Affiliate is in compliance in all material respects with all applicable laws. Except in such instances where an omission or failure would in the reasonable determination of the Company impair the ability of the Company to perform its payment or other material obligations under the Loan Documents (a) all returns, reports and notices required to be filed with any regulatory agency with respect to any Plan have been filed timely and (b) neither the Company nor any ERISA Affiliate has failed to make any contribution or pay any amount due or owing as required by the terms of any Plan. There are no pending or, to the best of the Company's knowledge, threatened claims, lawsuits, investigations or actions (other than routine claims for benefits in the ordinary course) asserted or instituted against the assets of any Plan or its related trust or against any fiduciary of a Plan with respect to the operation of such Plan that are likely to result in liability of the Company that in the reasonable determination of the Company would impair the ability of the Company to perform its payment or other material obligations under the Loan Documents. Except in such instances where an omission or failure would not in the reasonable determination of the Company impair the ability of the Company to perform its payment or other material obligations under the Loan Documents, each Plan maintained by the Company or an ERISA Affiliate that is intended to be "qualified" within the meaning of section 401(a) of the Code is, and has been during the period from its adoption to date, so qualified, both as to form and operation and all necessary governmental approvals, including a favorable determination as to the qualification under the Code of such Plan and each amendment thereto, have been or will be timely obtained. Neither the Company nor any ERISA Affiliate has engaged in any prohibited transaction, within the meaning of section 406 of ERISA or section 4975 of the Code, in connection with any Plan which could result in liability of the Company that would in the reasonable determination of the Company impair the ability of the Company to perform its payment or other material obligations under the Loan Documents. Neither the Company nor any ERISA Affiliate has any contingent liability with respect to any post-retirement benefits under a welfare benefit plan as defined in ERISA other than a liability for continuation coverage described in Part 6 of Title 1 of ERISA, except where such liability could not in the reasonable determination of the Company be expected to impair the ability of the Company to perform its payment or other material obligations under the Loan Documents. Neither the Company nor any ERISA Affiliate maintains, has established or has ever participated in a multiple employer welfare benefit arrangement within the meaning of ERISA except to the extent that such participation would not in the reasonable determination of the Company be expected to impair the ability of the Company to perform its payment or other material obligations under the Loan Documents. The Company has not incurred any potential liability with respect to a multiemployer plan, as defined in section 3(37) of ERISA or a plan described in section 4063(a) of ERISA except to the extent that such liability would not in the reasonable determination of the Company be expected to impair the ability of the Company to perform its payment or other material obligations under the Loan Documents. Neither the Company nor any ERISA Affiliate has incurred any liability under Title IV of ERISA that has not been satisfied, and no condition exists that could reasonably be expected to result in the Company or an ERISA Affiliate incurring any liability under Title IV of

ERISA that would in the reasonable determination of the Company impair the ability of the Company to perform its payment or other material obligations under the Loan Documents.

4.12 ENVIRONMENTAL PROTECTION.

         A. All Facilities and operations of the Company and its Subsidiaries are, and have been to the Company's knowledge, in compliance with all Environmental Laws except for any noncompliance which, individually or in the aggregate, could not in the reasonable determination of the Company be expected to impair the ability of the Company to perform its payment or other material obligations under the Loan Documents.

         B. There are no, and have been no, conditions, occurrences, or Hazardous Materials Activity (a) arising at any Facilities or, to the knowledge of the Company, at any other location or (b) arising in connection with the operations of the Company or its Subsidiaries (including the transportation of Hazardous Materials in accordance with applicable regulations), which conditions, occurrences or Hazardous Materials Activity could reasonably be expected to form the basis of an Environmental Claim against the Company or any of its Subsidiaries and which, individually or in the aggregate, could in the reasonable determination of the Company be expected to impair the ability of the Company to perform its payment or other material obligations under the Loan Documents.

         C. To the Company's knowledge, there are no pending or threatened Environmental Claims against the Company or its Subsidiaries, and the Company and its Subsidiaries have received no notices, inquiries, or requests for information with respect to any Environmental Claims which in either case are reasonably likely to be adversely determined and could individually or in the aggregate in the reasonable determination of the Company be expected to impair the ability of the Company to perform its payment or other material obligations under the Loan Documents.

         D. Except as disclosed to the Agent in writing, the Company is not currently operating or required to be operating under any compliance order, schedule, decree or agreement, any consent decree, order or agreement, and/or any corrective action decree, order or agreement issued or entered into under any Environmental Law the failure to comply with which could individually or in the aggregate in the reasonable determination of the Company be expected to impair the ability of the Company to perform its payment or other material obligations under the Loan Documents.

         E. The Company has provided the Agent copies of all environmental audits, assessments or other evaluations in its possession or subject to its control prepared with respect to the Maintenance Facility, except for audits, assessments or other evaluations that are confidential and privileged as attorney-client communication.

4.13 SOLVENCY.

         As of the Closing Date, after giving effect to the application of proceeds of the Government Guaranteed Loan, the Company is and, upon the incurrence of any Obligations by the Company on any date on which this representation is made, will be, Solvent.

4.14 DISCLOSURE.

         No representation or warranty of the Company contained in any Loan Document or in any other document, certificate or written statement furnished to the Agent or Lenders by or on behalf of the Company or any of its Subsidiaries for use in connection with the transactions contemplated by this Agreement contains any untrue statement as and when made, as any of such representations and warranties may made from time to time in accordance with this Agreement and the other Loan Documents. Any projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by the Company to be reasonable at the time made, it being recognized by Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results. There are no facts known to any Responsible Officer of the Company (other than matters of a general economic nature) that, individually or in the aggregate, could in the reasonable determination of the Company be expected to impair the ability of the Company to perform its payment or other material obligations under the Loan Documents.

4.15 YEAR 2000 MATTERS.

         Any reprogramming required to permit the proper functioning (but only to the extent that such proper functioning would otherwise be impaired by the occurrence of the year 2000) in and following the year 2000 of computer systems and other equipment containing embedded microchips, whether owned or operated by the Company or any of its Subsidiaries or used or relied upon in the conduct of their business (including any such systems and other equipment supplied by others or with which the computer systems of the Company or any of its Subsidiaries interface), and the testing of all such systems and other equipment as so reprogrammed, has been completed on or prior to the Closing Date, except for such reprogramming the failure to perform any of which could not individually or in the aggregate in the reasonable determination of the Company be expected to impair the ability of the Company to perform its payment or other material obligations under the Loan Documents.

4.16 RECEIVABLES DOCUMENTATION.

         The documentation provided to the Agent relating to the receivables pledged to the Agent for the benefit of the Lenders pursuant to the Receivables Security Agreement is materially correct and complete, and sets forth all of the material terms and conditions relating to such receivables.

                                   SECTION 5.
                         COMPANY'S AFFIRMATIVE COVENANTS

         The Company covenants and agrees that, until payment in full of all of the Loans and other Obligations, the Company shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 5.

5.1 FINANCIAL STATEMENTS AND OTHER REPORTS.

         The Company will maintain, and cause each of its Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in conformity with GAAP. The Company will deliver to the Agent and Lenders:

         (i) (a) Quarterly Financials: as soon as available and in any event within 60 days after the end of each fiscal quarter of each Fiscal Year (other than the last quarter of each Fiscal Year), (a) the consolidated balance sheets of each of the Company and Holdings as at the end of such fiscal quarter and the related consolidated statements of income and stockholders' equity of each such company for such fiscal quarter and consolidated cash flows of each such company for the period from the beginning of then current Fiscal Year to the end of such fiscal quarter, all in reasonable detail and certified by the chief financial officer, controller or treasurer of such company that they fairly present the consolidated financial condition of such company as at the dates indicated and the results of its operations and their cash flows for the periods indicated and
(b) a narrative report describing the operations of such company in the form prepared for presentation to senior management for such fiscal quarter and for the period from the beginning of then current Fiscal Year to the end of such fiscal quarter; provided that delivery of such company's Form 10-Q for such fiscal quarter shall be deemed to satisfy all of the requirements of this subsection 5.1(i):

         (b) Monthly Reporting. as soon as available and in any event within 25 days after the end of each calendar month, the consolidated balance sheets of the Company as at the end of such month and the related consolidated statements of income and consolidated cash flows of the Company for such calendar month and for the period from the beginning of the then current Fiscal Year to the end of such month; all such financial statements to be in the form prepared for the management of the Company and certified by the chief financial officer, controller or treasurer of the Company being fairly stated in all material respects (subject to normal year-end audit adjustments).

         (ii) Year-End Financials: as soon as available and in any event within 105 days after the end of each Fiscal Year, (a) the consolidated balance sheets of each of the Company and Holdings at the end of such Fiscal Year and the related consolidated statements of income, stockholders' equity and cash flows of such company for such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the previous Fiscal Year and, in the case of the Company, the corresponding figures from the annual financial plan delivered pursuant to subsection 5.1(viii) for the Fiscal Year covered by such financial statements of the Company, all in reasonable detail, (b) a narrative report describing the operations of such company in the form prepared for presentation to senior management for such Fiscal Year, and (c) an accountant's report thereon of Pricewaterhouse Coopers L.L.P. or other independent certified public accountants of recognized national standing selected by such company, which report shall be unqualified, shall express no doubts about the ability of such company to continue as a going concern, and shall state that such consolidated financial statements fairly present the consolidated financial position of such company as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards; provided that (i) references in such opinion to changes in GAAP, changes in accounting standards, highlighting contents of footnotes, limitations in the scope of the audit or exclusions from the audit information not required by GAAP that are, in each case, customary in industry practice and not prejudicial to the opinion stated therein shall not be deemed to be "qualifications" for the purpose of this subsection and (ii) delivery of such company's Form 10-K for such Fiscal Year shall be deemed to satisfy all of the requirements of this subsection 5.1(ii);

         (iii) Officer's and Compliance Certificates: together with each delivery of financial statements of the Company pursuant to subdivisions (i) and
(ii) above after the Closing Date, (a) an Officer's Certificate of the Company stating that the signer has reviewed the terms of this Agreement and has made, or caused to be made under his or her supervision, a review in reasonable detail of the transactions and condition of the Company during the accounting period covered by such financial statements and that such review has not disclosed the existence during or at the end of such accounting period, and that the signer does not have knowledge of the existence as at the date of such Officer's Certificate, of any condition or event that constitutes an Event of Default or Potential Event of Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Company has taken, is taking and proposes to take with respect thereto; and
(b) a Compliance Certificate demonstrating in reasonable detail compliance (or non-compliance) during and at the end of the applicable accounting periods with the restrictions contained in subsections 6.4 and 6.5;

         (iv) SEC Filings and Press Releases: promptly upon their becoming available, copies of (a) all financial statements, reports, notices and proxy statements sent or made available generally by the Company to its security holders, (b) all regular and periodic reports and all registration statements and prospectuses, if any, filed by the Company or any of its Subsidiaries with any securities exchange or with the Securities and Exchange Commission or any governmental or private regulatory authority, and (c) all material press releases and other statements made available generally by the Company or any of its Subsidiaries to the public concerning material developments in the business of the Company or any of its Subsidiaries;

         (v) Events of Default, etc.: promptly upon any Responsible Officer of the Company obtaining knowledge (a) of any condition or event that constitutes an Event of Default or Potential Event of Default, (b) that any creditor has given any notice to the Company or any of its Subsidiaries or taken any other action with respect to a claimed default or event or condition of the type referred to in subsection 7.2, (c) of any condition or event that would be required to be disclosed in a current report filed by the Company with the Securities and Exchange Commission on Form 8-K if the Company were required to file such reports under the Exchange Act, or (d) of the occurrence of any event or change that has caused or evidences, either in any case or in the aggregate, in the reasonable determination of the Company, impairment of the ability of the Company to perform its payment or other material obligations under the Loan Documents, an Officer's Certificate specifying the nature and period of existence of such condition, event or change, or specifying the notice given or action taken by any such Person and the nature of such claimed Event of Default, Potential Event of Default, default, event or condition, and what action the Company has taken, is taking and proposes to take with respect thereto;

         (vi) Litigation or Other Proceedings: To the extent not disclosed pursuant to this subsection, (a) promptly upon any Responsible Officer of the Company obtaining knowledge of (X) the institution of, or threat of, any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration against or affecting the Company or any of its Subsidiaries or any property of the Company or any of its Subsidiaries (collectively, "PROCEEDINGS") or (Y) any material development in any Proceeding that, in any case:

(1) is reasonably likely to be adversely determined and assuming that all damages demanded in such litigation are awarded, is in the reasonable determination of the Company likely to impair the ability of the Company to perform its payment or other material obligations under the Loan Documents; or

(2) seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated hereby;

written notice thereof together with such other information as may be reasonably available to the Company to enable the Agent and its counsel to evaluate such matters; and (b) within twenty days after the end of each Fiscal Year, a schedule of all Proceedings involving an alleged liability of, or claims against or affecting, the Company or any of its Subsidiaries equal to or greater than $20,000,000 and promptly after request by the Agent such other information as may be reasonably requested by the Agent to enable the Agent and its counsel to evaluate any of such Proceedings;

         (vii) ERISA Reports: promptly after the receipt by the Company of a request therefor by the Agent or a Lender copies of any annual and other reports (including Schedule B thereto) with respect to a Plan filed by the Company or any ERISA Affiliate with the United States Department of Labor, the Internal Revenue Service or the Pension Benefit Guaranty Corporation;

         (viii) Annual Financial Plan: annually, as soon as practicable after preparation thereof by the Company in the ordinary course of business but in no event later than January 31 of each year, the Company shall provide the Agent and each Lender copies of its annual financial plan;

         (ix) Environmental Audits and Reports: as soon as practicable following receipt thereof, copies of all environmental audits and reports, whether prepared by personnel of the Company or any of its Subsidiaries or by independent consultants, with respect to significant environmental matters at any Facility or which relate to an Environmental Claim which could in the reasonable determination of the Company be expected to impair the ability of the Company to perform its payment or other material obligations under the Loan Documents;

         (x) Pricing Certificates: (a) within one Business Day after any public release by S&P or Moody's raising or lowering its credit rating on the Company's senior unsecured debt obligations and (b) at such additional times as the Company may elect, a certificate setting forth the credit rating on the Company's senior unsecured debt obligations (each, a "PRICING CERTIFICATE");

         (xi) Additional Subsidiaries: to the extent permitted hereunder pursuant to subsection 6.13, with reasonable promptness, upon the formation thereof, the name, corporate structure and allocation of Voting Securities of each Subsidiary of the Company, including, without limitation, providing a supplement Schedule 4.1 hereto with all relevant information included with respect to such new Subsidiary;

         (xii) Insurance Proceeds: promptly notify the Agent upon a Responsible Officer of the Company obtaining actual knowledge of the occurrence of an event of loss or damage to any Collateral that is reasonably expected to result in receipt of insurance proceeds reasonably estimated by the Company to exceed $5,000,000.

         (xiii) Plan Audits and Liabilities: promptly after the Company or any ERISA Affiliate (a) contacts the Internal Revenue Service for the purpose of participation in a closing agreement or any voluntary resolution program with respect to a Plan which could in the reasonable determination of the Company impair the ability of the Company to perform its payment or other material obligations under the Loan Documents or (b) knows or has reason to know that any event with respect to any Plan occurred that could in the reasonable determination of the Company impair the ability of the Company to perform its payment or other material obligations under the Loan Documents a notification thereof;

         (xiv) Funding Changes and New Plan Benefits: promptly after the change, a notification of any material increases in the benefits, or material change in funding method, with respect to which the Company may have any liability, or the establishment of any material new Plan with respect to which the Company may have any liability or the commencement of contributions to any Plan to which the Company or any ERISA Affiliate was not previously contributing, except to the extent that such an event would not in the reasonable determination of the Company be expected to impair the ability of the Company to perform its payment or other material obligations under the Loan Documents;

         (xv) Claims and Proceedings: promptly after receipt of written notice of commencement thereof, notification of all (i) claims made by participants or beneficiaries with respect to any Plan and (ii) actions, suits and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting the Company or any ERISA Affiliate with respect to any Plan, except those which, in the aggregate, if adversely determined could not in the reasonable determination of the Company impair the ability of the Company to perform its payment or other material obligations under the Loan Documents;

         (xvi) ERISA Reportable Events: promptly after the occurrence of any reportable event (as defined in ERISA) relating to a Plan with respect to which the Company or an ERISA Affiliate may have any liability (other than any such event with respect to which the Pension Benefit Guaranty Corporation has waived the ERISA reportable event notification requirement by regulation or notice); and

         (xvii) Other Information: with reasonable promptness, such other information and data with respect to the Company or any of its Subsidiaries as from time to time may be reasonably requested by the Agent or any Lender.

5.2 CORPORATE EXISTENCE.

         Except as permitted under subsection 6.6(v), the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership or other existence of each Subsidiary of the Company and the rights (charter and statutory) and franchises of the Company and any Subsidiary of the Company; provided, that the Company shall not be required to preserve any such corporate, partnership or other existence of any Subsidiary or any such right or franchise, if the Board of Directors of the Company shall determine in the exercise of its business judgment that the preservation thereof is no longer desirable in the conduct of the business of the Company or any Subsidiary and that abandonment of any such right or franchise shall not in the reasonable determination of the Company impair the ability of the Company to perform its payment or other material obligations under the Loan Documents.

5.3 PAYMENT OF TAXES AND CLAIMS; TAX CONSOLIDATION.

         A. The Company will, and will cause its Subsidiaries to, pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary or upon the income, profits or property of the Company or any Subsidiary, and (ii) all lawful claims for labor, materials and supplies that, if unpaid, might by law become a lien on the property of the Company or any Subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim the amount, applicability or validity of which is being contested in good faith by appropriate proceedings and with respect to which an adequate reserve has been established by the Company to the extent required by GAAP.

         B. The Company will not, and will not permit any of its Subsidiaries to, file or consent to the filing of any consolidated income tax return with any Person (other than any Subsidiary of the Company or the Company or Holdings).

5.4 MAINTENANCE OF PROPERTIES; INSURANCE.

         The Company will, and will cause each of its Subsidiaries to, maintain all properties used or useful in the conduct of its business in good condition, repair and working order and supply such properties with all necessary equipment and make all necessary repairs, renewals, replacements, betterments and improvements thereto, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this subsection shall prevent the Company or any Subsidiary from discontinuing the operation and maintenance of any such properties if such discontinuance is, in the good faith judgment of the Company or such Subsidiary, as the case may be, desirable in the conduct of its respective business and shall not impair the ability of the Company to perform its payment or other material obligations under the Loan Documents. In addition to the insurance required pursuant to each of the Security Agreements, the Company will insure and keep insured, and will cause each of its Subsidiaries to insure and keep insured, with reputable insurance companies, such of their respective properties, to such an extent and against such risks, and will maintain liability insurance, to the extent that property of a similar character is usually so insured by companies engaged in a similar business and owning similar properties in accordance with good business practice.

5.5 INSPECTION.

         The Company will, and will cause its Subsidiaries to, permit any authorized representatives designated by the Agent or any Lender to visit and inspect any of the properties (other than with respect to Collateral, inspection of which is governed by the applicable Security Agreements) of the Company or any of its Subsidiaries, including its and their financial and accounting records, and to make copies and take extracts therefrom, and to discuss its and their affairs, finances and accounts with its and their officers and independent public accountants, all upon reasonable notice and at such reasonable times during normal business hours and as often as may be reasonably requested; provided that so long as no Potential Event of Default or Event of Default shall have occurred and be continuing, such inspection shall not be disruptive to the Company's business, as reasonably determined by the Company.

5.6 COMPLIANCE WITH LAWS, ETC.

         The Company will, and will cause each of its Subsidiaries to, comply with all applicable statutes, rules, regulations, orders and restrictions of the United States of America, all states and municipalities thereof, and of any governmental department, commission, board, regulatory authority, bureau, agency and instrumentality of the foregoing, in respect of the conduct of their respective businesses and the ownership of their respective properties, except such as are being contested in good faith by appropriate proceedings and except for such noncompliance as would not in any case or in the aggregate in the reasonable determination of the Company impair the ability of the Company to perform its payment or other material obligations under the Loan Documents. The Company shall not conduct, any Hazardous Materials Activity at any Facility or at any other location in a manner that does not comply with Environmental Laws.

5.7 COMPANY'S REMEDIAL ACTION REGARDING HAZARDOUS MATERIALS.

         A. MAINTENANCE FACILITY. To the extent required by Environmental Laws, the Company will promptly take, and will cause each of its Subsidiaries promptly to take, any and all necessary remedial action (except to the extent that such remedial action is taken by other Persons responsible for such remedial action through contractual arrangements with the

Company) in connection with the presence, storage, use, disposal, transportation or Release of any Hazardous Materials on, under or about the Maintenance Facility in order to comply with all applicable Environmental Laws and Governmental Authorizations. In the event the Company or any of its Subsidiaries undertakes any remedial action with respect to any Hazardous Materials on, under or about the Maintenance Facility, the Company or such Subsidiary will conduct and complete such remedial action (or will cause such action to be taken pursuant to contractual rights of the Company against third parties) in compliance with all applicable Environmental Laws, and in accordance with the policies, orders and directives of all federal, state and local governmental authorities except when, and only to the extent that, the Company's or such Subsidiary's liability for such presence, storage, use, disposal, transportation or discharge of any Hazardous Materials is being contested in good faith and by appropriate proceedings diligently conducted by the Company or such Subsidiary.

         B. COMPANY FACILITIES. To the extent required by Environmental Laws, the Company will take, and will cause each of its Subsidiaries to take, any and all necessary remedial action (except to the extent that such remedial action is taken by other Persons responsible for such remedial action through contractual arrangements with the Company) in connection with the presence, storage, use, disposal, transportation or Release of any Hazardous Materials on, under or about any Facility (other than the Maintenance Facility) in order to comply timely with all applicable Environmental Laws and Governmental Authorizations except for such non-compliance as would not in any case or in the aggregate in the reasonable determination of the Company impair the ability of the Company to perform its payment and other material obligations under the Loan Documents. In the event the Company or any of its Subsidiaries undertakes any remedial action with respect to any Hazardous Materials on, under or about any Facility (other than the Maintenance Facility), the Company or such Subsidiary will conduct and complete such remedial action (or will cause such action to be taken pursuant to contractual rights of the Company against third parties) in compliance with all applicable Environmental Laws, and in accordance with the policies, orders and directives of all federal, state and local governmental authorities except when, and only to the extent that, the Company's or such Subsidiary's liability for such presence, storage, use, disposal, transportation or discharge of any Hazardous Materials is being contested in good faith and by appropriate proceedings diligently conducted by the Company or such Subsidiary or except for such non-compliance as would not in any case or in the aggregate in the reasonable determination of the Company impair the ability of the Company to perform its payment and other material obligations under the Loan Documents.

5.8 FURTHER ASSURANCES.

         At any time or from time to time upon the request of the Agent, the Company will, at its expense, promptly execute, acknowledge and deliver such further documents and do such other acts and things as the Agent may reasonably request in order to effect fully the purposes of the Loan Documents and to provide for payment of the Obligations in accordance with the terms of this Agreement, the Notes and the other Loan Documents.

5.9 EMPLOYEE BENEFIT PLANS.

         The Company shall take such actions as are reasonably practicable to ensure that the Plans with respect to which it may have any liability are operated in material compliance with all applicable laws, except to the extent that the failure to do so could not in the reasonable determination of the Company be expected to impair the ability of the Company to perform its payment or other material obligations under the Loan Documents. Neither the Company nor a Subsidiary shall amend, adopt or terminate any Plan unless such action could not in the reasonable determination of the Company be expected to impair the ability of the Company to perform its payment or other material obligations under the Loan Documents.

5.10 FAA MATTERS; CITIZENSHIP.

         The Company will at all times hereunder be an "air carrier" within the meaning of the Act and hold a certificate under Section 41102(a)(1) of the Act. The Company will at all times hereunder be a United States Citizen holding an air carrier operating certificate issued pursuant to Chapter 447 of the Act for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo. The Company will possess and maintain all necessary consents, franchises, licenses, permits, rights and concessions and consents which are material to the operation of the routes flown by it and the conduct of its business and operations as currently conducted.

5.11 CHANGES IN GAAP.

         Should there be a change in GAAP from that in effect on the Closing Date, such that the defined terms set forth in subsection 1.1 or the covenants set forth in Section 6 would then be calculated in a different manner or with different components or would render the same not meaningful criteria for evaluating the matters contemplated to be evidenced by such covenants, the Company will, upon the request of the Agent and the Lenders, and the Agent and Lenders will, upon the request of the Company, within 30 days of such request, amend this Agreement as necessary to preserve the intent of the financial covenants contained herein on the Closing Date. In the event that the parties hereto are unable to agree upon such an amendment within such 30 day period, such defined terms and covenants shall be calculated in accordance with GAAP as in effect immediately prior to such change.

5.12 REFINANCING OF INDEBTEDNESS

         Any refinancing of Indebtedness for borrowed money shall be made only pursuant to Refinancing Indebtedness. The Company shall give the Agent prior written notice of any refinancing of the Air Carrier Guarantee Loan Documents and the Lease Indenture.

5.13 GUARANTY BY HOLDINGS

         Promptly after repaying in full all amounts owed by the Company under the Government Guaranteed Loan, the Company shall cause Holdings to enter into a guaranty, in form and substance reasonably satisfactory to the Agent, pursuant to which Holdings shall guaranty the Obligations under this Agreement and the other Loan Documents.

                                   SECTION 6.
                          COMPANY'S NEGATIVE COVENANTS

         The Company covenants and agrees that, until payment in full of all of the Loans and other Obligations, the Company shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 6.

6.1 RESERVED.

6.2 LIENS AND RELATED MATTERS.

         A. PROHIBITION ON LIENS. The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any kind (other than Collateral) (including any document or instrument in respect of goods or accounts receivable) of the Company or any of its Subsidiaries, whether now owned or hereafter acquired, or any income or profits therefrom, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any Lien with respect to any such property, asset, income or profits under the Uniform Commercial Code of any state or under any similar recording or notice statute, except:

         (i) Permitted Encumbrances; and

         (ii) purchase money Liens securing Indebtedness used to acquire aircraft (including aircraft engines installed thereon), spare aircraft engines, aircraft parts, simulators, passenger loading bridges or other flight or ground support equipment (collectively, "Aircraft Related Equipment") or refinancing of any Aircraft Related Equipment acquired by the Company with cash and not Indebtedness (for the avoidance of doubt, only to the extent of the Company's cash investment in such Aircraft Related Equipment);

         (iii) Liens on the Company's existing training facility located in Phoenix, Arizona; and

         (iv) other Liens securing or relating to Indebtedness and other liabilities and obligations in an aggregate amount not to exceed $50,000,000 at any time outstanding.

         B. NO RESTRICTIONS ON SUBSIDIARY DISTRIBUTIONS TO COMPANY OR OTHER SUBSIDIARIES. Except (i) as provided herein and (ii) as described on Schedule
6.2 annexed hereto, the Company will not, and will not permit any of its Subsidiaries to, create or otherwise cause or suffer to exist or become effective any Payment Restriction.

6.3 INVESTMENTS.

         The Company shall not, and shall not permit any Subsidiary to make any Investment other than (i) Investments made from proceeds from Asset Sales as permitted by subsection 6.11 or from other sales or other disposition of assets permitted under Section 6.6(ii); (ii) Investments consisting of Cash Equivalents; (iii) accounts receivable if credited or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; (iv) payroll advances and advances for business and travel expenses in the ordinary course of business; (v) Investments by the Company in its Subsidiaries in the ordinary course of business or otherwise in accordance with
Section 6.8; (vi) Investments by any Subsidiary of the Company in the Company or in any other Subsidiary; (vii) Investments made by way of any endorsement of negotiable instruments received by the Company or any Subsidiary in the ordinary course of its business and presented by it to any bank for collection or deposit; (viii) stock, obligations or securities received in settlement of debts created in the ordinary course of business owing to the Company or any Subsidiary; (ix) Investments by the Company in any Subsidiary for the purpose of receivables financing; (x) in addition to any other permitted investments, any other Investments by the Company in an aggregate amount not exceeding $1,000,000 at any time; and (xi) Investments made in connection with marketing and promotion agreements, alliance agreements, distribution agreements and other similar agreements under which a portion of the consideration to the Company includes an opportunity for Investment in the Capital Stock of other Persons, which Investments shall not exceed $20,000,000 in any Fiscal Year.

6.4 RESTRICTED PAYMENTS.

         The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Payment; provided, however, that the Company may, so long as no Potential Event of Default or Event of Default shall have occurred and be continuing, make a Restricted Payment to Holdings (i) to pay or reimburse the Company's share of Holding's business expenses and overhead in a maximum amount of $2,500,000 per Fiscal Year, (ii) to pay or reimburse Holdings for Capital Stock (including options on any such Capital Stock or related stock appreciation rights or similar securities) purchases or redemptions from officers, directors or employees of the Company or Holdings (or their estates or beneficiaries under their estates) upon death, disability, retirement, termination of employment or pursuant to the terms of any plan or any other agreement under which such Capital Stock or related rights were issued, in an amount not to exceed $3,000,000 per Fiscal Year, (iii) to pay or reimburse Holdings for withholding taxes arising from cashless exercises of options or warrants for Holdings Capital Stock year and (iv) to pay or reimburse Holdings for interest payments under the Lease Indenture, in an amount not to exceed $11,000,000 in Fiscal Year 2002, $12,000,000 in Fiscal Year 2003, $13,000,000 in Fiscal Year 2004, and
$14,000,000 in Fiscal Year 2005 and each fiscal year thereafter until the Termination Date.

6.5 FINANCIAL COVENANT.

         The Company shall not permit the reserve of Cash and Cash Equivalents (that in either case are free from all Liens other than Permitted Encumbrances of the type described in clause (xiii) of the definition of Permitted Encumbrances) of the Company and its Wholly Owned Subsidiaries (without regard to Cash and Cash Equivalents in the Cash Collateral Account) to be less than One Hundred Million Dollars ($100,000,000).

6.6 RESTRICTION ON FUNDAMENTAL CHANGES; ASSET SALES AND ACQUISITIONS; NEW SUBSIDIARIES.

         The Company shall not, and shall not permit any of its Subsidiaries to, enter into any transaction of merger or consolidation, or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, sub-lease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business, property or fixed assets, whether now owned or hereafter acquired, or acquire by purchase or otherwise all or any portion of the business, property or fixed assets (excluding therefrom purchases and acquisitions in the ordinary course of business by the Company and its Subsidiaries of property from any Person not constituting all or substantially all of the property of such Person), or stock or other evidence of beneficial ownership of, any Person or any division or line of business of any Person, except:

         (i) any Subsidiary of the Company may be merged with or into the Company or any Wholly Owned Subsidiary of the Company or be liquidated, wound up or dissolved, or all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to the Company or any such Wholly Owned Subsidiary of the Company; provided that, in the case of such a merger, the Company or such Wholly Owned Subsidiary shall be the continuing or surviving corporation; and

         (ii) the Company and its Subsidiaries may sell or otherwise dispose of assets in transactions that do not constitute Asset Sales; provided that the consideration received for such assets shall be in an amount at least equal to the fair market value thereof; and

         (iii) the Company and its Subsidiaries may make Asset Sales to the extent permitted by subsection 6.11 hereto; and

         (iv) the Company may make acquisitions of Capital Stock, the assets and/or the business of another Person (including any division or line of business of such Person) provided that, (a) the acquisition primarily involves the acquisition of assets to be used in the business of the Company, (b) with respect to such acquisition any newly acquired Subsidiary of the Company shall be a Wholly Owned Subsidiary, (c) immediately before and after giving effect thereto, no Potential Event of Default or Event of Default shall have occurred and be continuing, (d) immediately after giving effect to the acquisition, the Company shall be in compliance on a Pro Forma Basis with financial covenants in subsection 6.5 and such compliance shall be evidenced by an Officer's Certificate demonstrating such compliance and (e) the aggregate purchase price in connection with all such acquisitions (excluding therefrom any Indebtedness assumed in connection with such acquisitions and any portion of the purchase price thereof paid with the Company's Common Stock) does not exceed $200,000,000; and

         (v) the Company may enter into a consolidation or merger that complies with subsections 6.10 and 6.12 hereof.

6.7 SALES AND LEASE-BACKS.

         The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any lease, whether an Operating Lease or a Capital Lease, of any property (whether real, personal or mixed), whether now owned or hereafter acquired, other than aircraft (including aircraft engines installed thereon), spare aircraft engines, aircraft parts, simulators, passenger loading bridges or other flight or ground support equipment, in each case which (i) the Company or any of its Subsidiaries has sold or transferred or is to sell or transfer to any other Person (other than the Company or any of its Subsidiaries) or (ii) the Company or any of its Subsidiaries intends to use for substantially the same purpose as any other property which has been or is to be sold or transferred by the Company or any of its Subsidiaries to any Person (other than the Company or any of its Subsidiaries) in connection with such lease; provided that the Company and its Subsidiaries may become and remain liable as lessee, guarantor or other surety with respect to any such lease if and to the extent that the annual aggregate rentals under all such leases shall not exceed $20,000,000.

6.8 TRANSACTIONS WITH AFFILIATES.

         A. Neither the Company nor any Subsidiary of the Company shall, directly or indirectly (i) sell, lease, transfer or otherwise dispose of any of its properties or assets, or issue securities to, (ii) purchase any property, assets or securities from, (iii) make any Investment in, or (iv) enter into or suffer to exist any contract or agreement with or for the benefit of, an Affiliate or holder of 5% or more of any class of Capital Stock (and any Affiliate of such holder) of the Company (an "AFFILIATE TRANSACTION"), other than (x) Affiliate Transactions permitted under subsection 6.8B hereof and (y) Affiliate Transactions (including lease transactions) which are on fair and reasonable terms no less favorable to the Company or such Subsidiary, as the case may be, than those as might reasonably have been obtainable at such time from an unaffiliated party; provided that if an Affiliate Transaction or series of related Affiliate Transactions involves or has a value in excess of $15,000,000, the Company or such Subsidiary, as the case may be, shall not enter into such Affiliate Transaction or series of related Affiliate Transactions unless a majority of the disinterested members of the Board of Directors of the Company or such Subsidiary shall reasonably and in good faith determine that such Affiliate Transaction is fair to the Company or such Subsidiary, as the case may be, or is on terms no less favorable to the Company or such Subsidiary, as the case may be, than those as might reasonably have been obtained at such time from an unaffiliated party.

         B. The provisions of subsection 6.8A shall not apply to (i) any agreement as in effect as of the date hereof, or any amendment thereto in effect as of the date hereof or any transaction contemplated thereby (including pursuant to any amendment thereto) so long as any such agreement or amendment or transaction is not disadvantageous to the Lenders in any material respect; (ii) any transaction between the Company and any Wholly Owned Subsidiary or between Wholly Owned Subsidiaries, provided such transactions are not otherwise prohibited by this Agreement; (iii) reasonable and customary fees and compensation paid to, and indemnity provided on behalf of, officers, directors, employees or consultants of the Company or any Subsidiary, as determined by the Board of Directors of the Company or any Subsidiary or the senior management thereof in good faith; (iv) any Restricted Payments not prohibited by subsection 6.4; (v) any payments or other transactions pursuant to any tax sharing agreement between the Company and any other Person with which the Company is required or permitted to file a consolidated tax return or with which the Company is or could be part of a consolidated group for tax purposes; (vi) transactions with Chautauqua Airlines, Inc., Continental Airlines, Inc., Mesa Airlines, Inc. and their respective Affiliates as contemplated by the Alliance Agreements; and (vii) the Air Carrier Guarantee Loan Documents and the transactions contemplated thereby.

6.9 CONDUCT OF BUSINESS.

         From and after the date hereof, the Company shall not, and shall not permit any of its Subsidiaries to, engage in any business other than (i) the businesses engaged in by the Company and its Subsidiaries on the date hereof and similar or related businesses and (ii) such other lines of business as may be consented to by Requisite Lenders.

6.10 MERGER OR CONSOLIDATION.

         The Company shall not consolidate with or merge into any other corporation or convey, lease or transfer its properties and assets substantially as an entirety to any Person, unless: (i) in the case of a consolidation or merger, the Company is the surviving entity, or (ii) if the Company is not the surviving entity, such surviving entity or the Person that acquires by conveyance, lease or transfer the properties and assets of the Company substantially as an entirety, shall be a corporation organized and existing under the laws of the United States of America or any State or the District of Columbia, and shall expressly assume, by an agreement executed and delivered to the Agent, in form satisfactory to the Agent, the Company's Obligations to repay the Loans and all other Obligations of the Company; (iii) immediately before and after giving effect to such transaction, no Event of Default or Potential Event of Default shall have occurred and be continuing; and (iv) the Company has delivered to the Agent an Officer's Certificate and, in the case of any transaction described in clause (ii) above, an opinion of counsel from counsel satisfactory to the Agent, in form and substance satisfactory to the Agent, stating that such consolidation, merger, conveyance, lease or transfer and such agreement comply with this subsection and that all conditions precedent herein provided for relating to such transaction have been complied with and addressing such other matters as may be reasonably requested by the Agent.

6.11 LIMITATION ON ASSET SALES.

         In the event and to the extent that on any date after the Closing Date the Company and its Subsidiaries shall receive Net Cash Proceeds from one or more Asset Sales (other than Asset Sales by the Company or any Subsidiary to the Company or another Subsidiary), then the Company shall, or shall cause such Subsidiary to, within 6 months after such date apply an amount equal to the amount by which the aggregate amount of Net Cash Proceeds for such 6 month period exceeds $10,000,000 (A) to repay Indebtedness of the Company or Indebtedness of any of its Subsidiaries, in each case owing to a Person other than the Company or any of its Subsidiaries, and/or (B) subject to subsection 6.6(iv), as an Investment (or enter into a definitive agreement committing to so invest within 6 months after the date of such agreement), in property or assets of a nature or type or that are used in a business (or in a Person having property and assets of a nature or type, or engaged in a business) similar or related to the nature or type of the property and assets of, or the business of, the Company and its Subsidiaries existing on the date thereof (as determined in good faith by the board of directors of the Company or such Subsidiary, as the case may be, whose determination shall be conclusive and evidenced by a resolution of the board of directors of the Company or such Subsidiary). The amount of such Net Cash Proceeds required to be applied (or to be committed to be applied) during such 6-month period as set forth in clause (A) or (B) of the preceding sentence shall constitute "EXCESS PROCEEDS."


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
6.12 LIMITATION ON ISSUANCES AND DISPOSITIONS OF CAPITAL STOCK OF SUBSIDIARIES.

         Other than Subsidiaries which comply with Section 6.13, each Subsidiary of the Company shall at all times be a Wholly Owned Subsidiary of the Company. The Company (i) shall not, and shall not permit any Subsidiary to, transfer, convey, sell, encumber or otherwise dispose of any Capital Stock of a Subsidiary, or securities convertible or exchangeable into, or options, warrants, rights or any other interest with respect to, Capital Stock of a Subsidiary to any Person (other than the Company or a Wholly Owned Subsidiary) and (ii) shall not permit any Subsidiary to issue shares of its Capital Stock (other than directors' qualifying shares), or securities convertible or exchangeable into, or options, warrants, rights or any other interest with respect to, its Capital Stock to any Person other than to the Company or a Wholly Owned Subsidiary; provided, that the limitations of this subsection shall not apply to any transaction between or among the Company and one or more direct or indirect Wholly Owned Subsidiaries of the Company whereby the Company merges, consolidates or otherwise combines with such Wholly Owned Subsidiary and pursuant to which all existing holders of Capital Stock of the Company receive, upon conversion or otherwise in exchange for securities owned by such holders, Capital Stock of a corporation which immediately prior to such exchange is a Wholly Owned Subsidiary, and which securities have rights and preferences identical to those of the securities replaced, so long as (a) immediately before and after giving effect to such transaction no Potential Default or Event of Default shall have occurred and be continuing, and (ii) such transaction is otherwise in conformity with and not prohibited by this Agreement.

6.13 LIMITATION ON CREATION OF NEW SUBSIDIARIES.

         The Company may create new Subsidiaries provided that (i) the total assets of all Subsidiaries in the aggregate (other than (a) single purpose Subsidiaries created solely for the purpose of financing aircraft and (b) Subsidiaries created solely for the purpose of acquiring assets from Persons other than the Company or any of its Subsidiaries) does not at any time exceed ten percent (10%) of the consolidated total assets of the Company, in each case determined in accordance with GAAP and (ii) the Company complies with the provisions of subsection 5.1(xi) hereof.

6.14 LIMITATION ON AMENDMENTS TO INDEBTEDNESS; PERFORMANCE OF AGREEMENTS

         The Company shall not amend, waive or modify, nor shall it consent to or request any amendment, waiver or modification, of any of the material terms, conditions, representations and covenants contained in the Air Carrier Guarantee Loan Documents or the Lease Indenture that (i) shortens the final maturity date of the Government Guaranteed Loan or the debt issued pursuant to the Lease Indenture (collectively or individually, without giving effect to any amendment, waiver or modification, the "Initial Indebtedness"; and after giving effect to any such amendment, waiver or modification, the "Amended Indebtedness"), (ii) requires the acceleration of the final scheduled maturity date and/or any principal payments, including but not limited to scheduled payments and mandatory prepayments, and/or increases the principal amount payable on any date (including, without limitation, pursuant to mandatory prepayments) prior to the dates of analogous payments of such Initial Indebtedness, (iii) provides for an interest rate applicable to such Amended Indebtedness, plus the interest rate equivalent of all remaining fees and costs associated with closing and servicing such Amended Indebtedness higher than the greater of (x) (I) if such Amended Indebtedness bears interest at a floating rate of interest, 105% of the average remaining interest rate applicable to such Initial Indebtedness plus the average remaining fees and costs associated with servicing such Initial Indebtedness, or
(II) if such Amended Indebtedness bears interest at a fixed rate of interest, the amount calculated as the sum of clause (I) above plus the appropriate fixed-for-floating swap rate for the Initial Indebtedness, and (y) 105% of the average remaining "all in" interest expense for such Initial Indebtedness as contemplated in the Restructuring Plan.. The Company shall not agree to amend, waive or modify the Concessions if, after giving effect to the aggregate value of all such amendments, waivers or modifications to the Concessions, the value of the Concessions as a whole to the Company would be reduced as a result of such amendments, waivers or modifications by more than $120.0 million (on a net present value basis) in the aggregate, as determined in good faith by the Company. The Company shall perform each of its material obligations under the Air Carrier Guarantee Loan Documents, the Lease Indenture and the Concessions, in each case strictly in accordance with the terms thereof.

                                   SECTION 7.
                                EVENTS OF DEFAULT

         If any of the following conditions or events ("EVENTS OF DEFAULT") shall occur:

7.1 FAILURE TO MAKE PAYMENTS WHEN DUE.

         (i) Failure by the Company to pay any installment of principal of any Loan or Note when due, whether at stated maturity, by acceleration, by notice of voluntary prepayment, by mandatory prepayment or otherwise; or (ii) failure by the Company to pay any interest on any Loan or Note or any fee or any other amount due under this Agreement or any other Loan Document within five Business Days after the date due; or

7.2 DEFAULT IN OTHER AGREEMENTS.

         (i) (a) The Company or any Subsidiary (1) fails to make (whether as primary obligor or as guarantor or other surety) any principal payment of or interest or premium, if any, on any Indebtedness (other than Indebtedness referred to in subsection 7.1) or any Operating Lease beyond any period of grace provided with respect thereto, provided that the aggregate amount of all Indebtedness and aggregate amounts under Operating Leases as to which such a payment default shall occur and be continuing is equal to or exceeds $10,000,000, or (2) fails to duly observe, perform or comply with any agreement with any Person or any term or condition of any instrument, if such failure, either individually or in the aggregate, shall have caused or shall have the ability to cause the acceleration of the payment of Indebtedness with an aggregate face amount which is equal to or exceeds $10,000,000; or (b) any Event of Default (as defined in the Government Guaranteed Loan Agreement or the Lease Indenture, as the case may be) has occurred and is continuing under the Government Guaranteed Loan Agreement or the Lease Indenture.

7.3 BREACH OF CERTAIN COVENANTS.

         Failure of the Company to perform or comply in any material respect with any term or condition contained in subsections 2.5B, 5.2, 5.10, 6.2, 6.5,
6.7 and 6.9 of this Agreement and (excluding subsections 5.10, 6.2, 6.5 and 6.9) such failure shall not have been remedied within five days after a Responsible Officer of the Company knows (or, in the reasonable exercise of such Responsible Officer's discretion, should have known) of such failure; or

7.4 BREACH OF WARRANTY.

         Any representation, warranty, certification or other statement made by the Company or any of its Subsidiaries in any Loan Document or in any statement or certificate at any time given by the Company or any of its Subsidiaries in writing pursuant hereto or thereto or in connection herewith or therewith shall be false in any material respect on the date as of which made; or

7.5 OTHER DEFAULTS UNDER LOAN DOCUMENTS.

         (i) The Company shall default in the performance of or compliance with any term contained in this Agreement or any of the other Loan Documents, other than any such term referred to in any other subsection of this Section 7, and such default shall not have been remedied or waived (x) within 30 days after the earlier of (a) a Responsible Officer of the Company becoming aware of such default or (b) receipt by the Company of notice from the Agent or any Lender of such default or (y) with respect to a default under subsection 6.5, the earlier of (a) an officer of the Company becoming aware of the default after the applicable measurement date and (b) the delivery of financial statements pursuant to subsection 5.1 or (ii) a guaranty, if any, of the Obligations for any reason ceases to be in full force and effect; or

7.6 INVOLUNTARY BANKRUPTCY; APPOINTMENT OF RECEIVER, ETC.

         (i) A court shall enter a decree or order for relief in respect of the Company or any of its Subsidiaries in an involuntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect; or any other similar relief shall be granted under any applicable federal or state law; or (ii) an involuntary case shall be commenced against the Company or any of its Subsidiaries under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect; or a decree or order of a court for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over the Company or any of its Subsidiaries, or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of the Company or any of its Subsidiaries for all or a substantial part of its property; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of the Company or any of its Subsidiaries, and any such event described in this clause
(i) or clause (ii) shall continue for 60 days unless dismissed, bonded or discharged; or

7.7 VOLUNTARY BANKRUPTCY; APPOINTMENT OF RECEIVER, ETC.

         (i) The Company or any of its Subsidiaries shall have an order for relief entered with respect to it or commence a voluntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian of all or a substantial part of its property; or the Company or any of its Subsidiaries shall make any assignment for the benefit of creditors; or (ii) the Company or any of its Subsidiaries shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due; or the Board of Directors of the Company or any of its Subsidiaries (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to in clause (i) above or this clause (ii); or

7.8 JUDGMENTS AND ATTACHMENTS.

         Any final judgment or order (not covered by insurance) for the payment of money in excess of $25,000,000 in the aggregate for all such final judgments or orders against the Company or any of its Subsidiaries treating any deductibles, self-insurance or retention as not so covered shall be rendered against the Company or any Subsidiary and shall not be discharged, and there shall be any period of 60 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgements or orders outstanding against the Company or its Subsidiaries to exceed $25,000,000 during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

7.9 DISSOLUTION.

         Any order, judgment or decree shall be entered against the Company or any of its Subsidiaries decreeing the dissolution or split up of the Company or that Subsidiary and such order shall remain undischarged or unstayed for a period in excess of 30 days; or

7.10 RESERVED.

7.11 FAILURE OF SECURITY.

         Upon execution and delivery thereof, any Loan Document shall, at any time, cease to be in full force and effect in any material respect (other than by reason of a release of Collateral thereunder in accordance with the terms hereof or thereof, the satisfaction in full of the Obligations or any other termination of any Security Agreement in accordance with the terms hereof or thereof) or shall be declared null and void, or the validity or enforceability thereof shall be contested in writing by the Company, or the Agent shall not have or shall in any material respect cease to have a valid and perfected first priority security interest in any Collateral (or in the case of the Spare Parts Security Agreement, Rotables only) purported to be covered thereby, subject only to Permitted Liens and, in each case, the Company shall fail to (i) deliver a Borrowing Base Certificate excluding therefrom the Collateral subject to such Security Agreement within ten (10) days after a Responsible Officer of the Company knows of such failure and (ii) make a prepayment (and/or provide collateral) in accordance with subsection 2.4B(ii)(1)(a);

THEN (i) upon the occurrence of any Event of Default described in subsection 7.6 or 7.7, each of (a) the unpaid principal amount of and accrued interest on the Loans and Notes and (b) all other Obligations shall automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by the Company, and (ii) upon the occurrence and during the continuation of any other Event of Default, the Agent shall, upon the written request or with the written consent of Requisite Lenders, by written notice to the Company, declare all or any portion of the amounts described in clauses (a) and (b) above to be, and the same shall forthwith become, immediately due and payable. Following the occurrence and during the continuation of an Event of Default, the Agent may exercise any remedy provided in the Security Agreements or any other Loan Document or otherwise available to it.

                                   SECTION 8.
                                      AGENT

8.1 APPOINTMENT.

         The Industrial Bank of Japan, Limited, is hereby appointed the Agent hereunder and under the other Loan Documents and each Lender hereby authorizes the Agent to act as its agent in accordance with the terms of this Agreement and the other Loan Documents. The Agent agrees to act upon the express conditions contained in this Agreement and the other Loan Documents, as applicable. The provisions of this Section 8 (except subsections 8.5 and 8.6) are solely for the benefit of the Agent, and the Lenders, and the Company shall have no rights as a third party beneficiary of any of the provisions thereof. In performing its functions and duties under this Agreement, the Agent shall act solely as an agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for the Company or any of its Subsidiaries.

8.2 POWERS AND DUTIES; GENERAL IMMUNITY.

         A. POWERS; DUTIES SPECIFIED. Each Lender irrevocably authorizes the Agent to take such action on such Lender's behalf and to exercise such powers, rights and remedies hereunder and under the other Loan Documents as are specifically delegated or granted to the Agent by the terms hereof and thereof, together with such powers, rights and remedies as are reasonably incidental thereto. The Agent shall have only those duties and responsibilities that are expressly specified in this Agreement and the other Loan Documents. The Agent may exercise such powers, rights and remedies and perform such duties by or through its agents or employees. The Agent shall not have, by reason of this Agreement or any of the other Loan Documents, a fiduciary relationship in respect of any Lender; and nothing in this Agreement or any of the other Loan Documents, expressed or implied, is intended to or shall be so construed as to impose upon the Agent any obligations in respect of this Agreement or any of the other Loan Documents except as expressly set forth herein or therein.

         B. NO RESPONSIBILITY FOR CERTAIN MATTERS. The Agent shall not be responsible to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement or any other Loan Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by the Agent to the Lenders or by or on behalf of the Company to the Agent or any Lender in connection with the Loan Documents and the transactions contemplated thereby or for the financial condition or business affairs of the Company or any other Person liable for the payment of any Obligations, nor shall the Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Loan Documents or as to the use of the proceeds of the Loans or as to the existence or possible existence of any Event of Default or Potential Event of Default. Anything contained in this Agreement to the contrary notwithstanding, the Agent shall not have any liability arising from confirmations of the amount of outstanding Loans or the component amounts thereof.

         C. EXCULPATORY PROVISIONS. Neither the Agent nor any of its officers, directors, employees or agents shall be liable to the Lenders for any action taken or omitted by the Agent under or in connection with any of the Loan Documents except to the extent caused by their respective gross negligence or willful misconduct. If the Agent shall request instructions from the Lenders with respect to any act or action (including the failure to take an action) in connection with this Agreement or any of the other Loan Documents, the Agent shall be entitled to refrain from such act or taking such action unless and until the Agent shall have received instructions from the Requisite Lenders. Without prejudice to the generality of the foregoing, (i) the Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for the Company and its Subsidiaries), accountants, experts and other professional advisors selected by it; and (ii) no Lender shall have any right of action whatsoever against the Agent as a result of the Agent acting or (where so instructed) refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of Requisite Lenders. The Agent shall be entitled to refrain from exercising any power, discretion or authority vested in it under this Agreement or any of the other Loan Documents unless and until it has obtained the instructions of the Requisite Lenders.

         D. AGENT ENTITLED TO ACT AS LENDER. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, the Agent in its individual capacity as a Lender hereunder. With respect to its participations in the Loans, the Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not performing the duties and functions delegated to it hereunder, and the term "Lender" or "Lenders" or any similar term shall, unless the context clearly otherwise indicates, include the Agent in its individual capacity. The Agent and its Affiliates may accept deposits from, lend money to and generally engage in any kind of banking, trust, financial advisory or other business with the Company or any of its Affiliates as if it were not performing the duties specified herein, and may accept fees and other consideration from the

Company for services in connection with this Agreement and otherwise without having to account for the same to the Lenders.

8.3 REPRESENTATIONS AND WARRANTIES; NO RELIANCE.

         Each Lender represents and warrants that it has made its own independent investigation of the financial condition and affairs of the Company and its Subsidiaries in connection with the making and maintaining of the Loans hereunder and that it has made and shall continue to make its own analysis of the creditworthiness of the Company and its Subsidiaries. The Agent shall not have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Lenders or to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans on the Closing Date or at any time or times thereafter, and the Agent shall not have any responsibility with respect to the accuracy of or the completeness of any information provided to the Lenders.

8.4 RIGHT TO INDEMNITY.

         Each Lender, in proportion to its Pro Rata Share, severally agrees to indemnify the Agent (and their respective affiliates and partners), to the extent that the Agent shall not have been reimbursed by the Company, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agent in exercising their respective powers, rights and remedies or performing their respective duties hereunder or under the other Loan Documents or otherwise in its capacity as Agent, in any way relating to or arising out of this Agreement or the other Loan Documents; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct.

8.5 SECURITY AGREEMENTS.

         Without limiting the generality of subsection 8.1, each Lender hereby further authorizes the Agent to enter into the Security Agreements as secured party on behalf of and for the benefit of such Lender and agrees to be bound by the terms of each of the Security Agreements; provided that, except as otherwise provided below, the Agent shall not enter into or consent to any amendment, modification, termination or waiver of any provision contained in any Security Agreement without prior written consent of the Requisite Lenders. Anything contained in any of the Loan Documents to the contrary notwithstanding, each Lender agrees that no Lender shall have any right individually to realize upon any of the Collateral under any Security Agreement, it being understood and agreed that all powers, rights and remedies under the Security Agreements may be exercised solely by the Agent for the benefit of Lenders in accordance with the terms thereof. Each Lender hereby authorizes the Agent (i) to release or subordinate Collateral as permitted or required under this Agreement or the Security Agreements, and agrees that a certificate executed by the Agent evidencing such release of Collateral shall be conclusive evidence of such release as to any third party and (ii) to enter into any amendments of the

Security Agreements to cure any ambiguity, defect or inconsistency or to amend provisions relating to ministerial or administrative matters which do not materially adversely affect the rights of the Lenders thereunder.

8.6 SUCCESSOR AGENT.

         The Agent may resign at any time by giving 30 days' prior written notice thereof to the Lenders and the Company and may be removed at any time with cause by the Required Lenders, such resignation or removal to be effective only upon acceptance of its appointment of a successor Agent as provided herein. Upon any such notice of resignation or removal, the Requisite Lenders shall have the right to appoint a successor Agent and shall notify the Company in writing of such appointment; provided, that, unless a Potential Event of Default or Event of Default shall have occurred and then be continuing, the Required Lenders shall obtain the Company's written consent to the appointment of such successor Agent (such consent not to be unreasonably withheld or delayed). Upon the acceptance of any appointment hereunder by a successor Agent, that successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent and the retiring or removed Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Section 8 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Agent under this Agreement.

                                   SECTION 9.
                                  MISCELLANEOUS

9.1 ASSIGNMENTS AND PARTICIPATIONS IN LOANS.

         A. GENERAL. Each Lender shall have the right at any time to (i) subject to compliance with subsection 9.1B(i), sell, assign or transfer to any Eligible Assignee, or (ii) sell participations to any Person in, all or any part of its Loans made by it or any other interest herein or in any other Obligations owed to it; provided that no such sale, assignment, transfer or participation shall require the Company to file a registration statement with the Securities and Exchange Commission or apply to qualify such sale, assignment, transfer or participation under the securities laws of any state; provided, further that no such sale, assignment or transfer described in clause (i) above shall be effective unless and until an Assignment Agreement effecting such sale, assignment or transfer shall have been accepted by the Agent and recorded in the Register as provided in subsection 9.1B(ii). Except as otherwise provided in this subsection 9.1, no Lender shall, as between the Company and such Lender, be relieved of any of its obligations hereunder as a result of any sale, assignment or transfer of, or any granting of participations in, all or any part of its Loans or the other Obligations owed to such Lender.

         B. ASSIGNMENTS.

                  (i) Amounts and Terms of Assignments. Each Loan or other Obligation may (a) be assigned in any amount to another Lender, or to an Affiliate of the assigning Lender or another Lender, with the giving of notice to the Company and the Agent or (b) be assigned in an aggregate amount of not less than $5,000,000 (or such lesser amount as shall constitute the aggregate amount of the Loans, and other Obligations of the assigning Lender) to any other Eligible Assignee with the consent of the Agent (which consent shall not be unreasonably withheld or delayed). To the extent of any such assignment in accordance with either clause (a) or (b) above, the assigning Lender shall be relieved of its obligations thereafter arising with respect to its Loans, or other Obligations or the portion thereof so assigned. The parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register, an Assignment Agreement, together with a processing and recordation fee of $3,500 and such forms, certificates or other evidence, if any, with respect to United States federal income tax withholding matters as the assignee under such Assignment Agreement may be required to deliver to the Agent pursuant to subsection 2.7B(iii)(a). Upon such execution, delivery and acceptance, from and after the effective date specified in such Assignment Agreement, (y) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment Agreement, shall have the rights and obligations of a Lender hereunder and (z) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment Agreement, relinquish its rights and be released from its obligations thereafter arising under this Agreement (and, in the case of an Assignment Agreement covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto). The assigning Lender shall, upon the effectiveness of such assignment or as promptly thereafter as practicable, surrender its applicable Notes to the Agent for cancellation, and thereupon new Notes shall be issued to the assignee substantially in the form of Exhibit III and Exhibit III-A annexed hereto, as the case may be, with appropriate insertions, to reflect the outstanding Loans, as the case may be, of the assignee and/or the assigning Lender. If a Lender assigns all some or of its Term Note, such Lender must also assign a like portion of such Lender's PIK Note to the same Eligible Assignee. No Lender may assign any of its PIK Note without an assignment of some or all of its Term Note as permitted hereunder.

                  (ii) Acceptance by the Agent; Recordation in Register. Upon its receipt of an Assignment Agreement executed by an assigning Lender and an assignee representing that it is an Eligible Assignee, together with the processing and recordation fee referred to in subsection 9.1B(i) and any forms, certificates or other evidence with respect to United States federal income tax withholding matters that such assignee may be required to deliver to the Agent pursuant to subsection 2.7B(iii)(a), the Agent shall, if such Assignment Agreement has been completed and is in substantially the form of Exhibit VI hereto and if the Agent has consented to the assignment evidenced thereby, (a) accept such Assignment Agreement by executing a counterpart thereof as provided therein (which acceptance shall evidence any required consent of the Agent to such assignment), (b) record the information contained therein in the Register and (c) give prompt notice thereof to the Company. The Agent shall maintain a copy of each Assignment Agreement delivered to and accepted by it as provided in this subsection 9.1B(ii).

         C. PARTICIPATIONS. No participation granted hereunder shall relieve the granting Lender from its obligations hereunder and the Agent, the Company and other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents, provided, however, that (i) the selling Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participating banks or other entities shall be entitled to the provisions of subsections 2.6, 2.7, 9.3 and 9.5, provided, however, that the costs to which a participant shall be entitled to obtain pursuant thereto shall be determined by reference to such participant's selling Lender and shall be recoverable solely from such selling Lender and (iv) the Company, the Agent and the other Lenders shall continue to deal solely and directly with the selling Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents; provided, however, as between the selling Lender and any such participant, the selling Lender may grant such participant rights with respect to amendments, modifications or waivers with respect to any fees payable hereunder to such Lender (including the amount and the dates fixed for the payment of any such fees) or the amount of principal or the rate of interest payable on, or the release of any obligations of the Company hereunder and under the other Loan Documents. No participant shall be a third party beneficiary of this Agreement and shall not be entitled to enforce any rights provided to its selling Lender against the Company under this Agreement.

         D. ASSIGNMENTS TO FEDERAL RESERVE BANKS. In addition to the assignments and participations permitted under the foregoing provisions of this subsection 9.1, any Lender may assign and pledge all or any portion of its Loans, the other Obligations owed to such Lender, and its Notes to any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any operating circular issued by such Federal Reserve Bank; provided that (i) no Lender shall, as between the Company and such Lender, be relieved of any of its obligations hereunder as result of any such assignment and pledge and (ii) in no event shall such Federal Reserve Bank be considered to be a "Lender" or be entitled to require the assigning Lender to take or omit to take any action hereunder.

         E. INFORMATION. Each Lender may furnish any information concerning the Company and its Subsidiaries in the possession of that Lender from time to time to assignees and participants (including prospective assignees and participants), subject to subsection 9.19.

9.2 EXPENSES.

         Whether or not the transactions contemplated hereby shall be consummated, the Company agrees to pay promptly (i) all the reasonable costs and expenses of preparation of the Loan Documents; (ii) all the costs of furnishing all opinions by counsel for the Company (including without limitation any opinions requested by the Agent or Lenders as to any legal matters arising hereunder) and of the Company's performance of and compliance with all agreements and conditions on its part to be performed or complied with under this Agreement and the other Loan Documents including, without limitation, with respect to confirming compliance with environmental and insurance requirements;
(iii) the reasonable fees, expenses and disbursements of counsel to the Agent in connection with the negotiation, preparation, execution and administration of the Loan Documents and the Loans and any consents, amendments, waivers or other modifications hereto or thereto, and any other documents or matters, requested by the Company; (iv) all the costs and expenses of creating and perfecting the Liens in favor of the Agent for the benefit of Lenders pursuant to the Loan Documents, including filing and recording fees and expenses, title insurance, reasonable fees and expenses of counsel for providing such opinions as Lenders may reasonably request and reasonable fees and expenses of legal counsel to the Agent (including local counsel); and (v) all costs and expenses, including reasonable attorneys' fees (including allocated costs of internal counsel) and costs of settlement incurred by the Agent and Lenders in enforcing any Obligations of or in collecting any payments due from the Company hereunder or under the other Loan Documents by reason of any Event of Default or Potential Event of Default or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or pursuant to any insolvency or bankruptcy proceedings.

9.3 INDEMNITY.

         Subject to the limitations in subsection 9.2 with respect to the matters specified therein, and without duplication of the provisions of the Environmental Indemnity Agreement, Section 2.11 of any Aircraft Security Agreement and Section 3.06 of the Spare Engine Security Agreement, whether or not the transactions contemplated hereby shall be consummated, the Company agrees to defend, indemnify, pay and hold harmless the Agent, the Lenders, the Co-Lead Book Managers, the Syndication Agent, the Arrangers and the Documentation Agent and the officers, directors, employees, agents and affiliates of the Agent, the Lenders, the Co-Lead Book Managers, the Syndication Agent, the Arrangers and the Documentation Agent (collectively called the "INDEMNITEES") from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including without limitation the reasonable fees and disbursements of counsel for such Indemnitees), whether direct, indirect or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations (including without limitation securities and commercial laws, statutes and rules or regulations), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner arising out of this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby (including without limitation the Lenders' agreement to maintain the Loans hereunder or the use or intended use of the proceeds of the Loans) or any breach or default by the Company of any provision of the Loan Documents (collectively called the "INDEMNIFIED LIABILITIES"); provided that the Company shall not have any obligation to any Indemnitee hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities arise
(i) from the gross negligence or willful misconduct of that Indemnitee, (ii) constitute ordinary and usual operating or overhead expenses of an Indemnitee (excluding , without limitation, costs and expenses of any outside counsel, consultant or agent) and (iii) arise out of the breach of any obligation or representation of an Indemnitee in this Agreement or any other Loan Document.
To the extent that the undertaking to defend, indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Company shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by the Indemnitees or any of them.

9.4 SET-OFF.

         In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default, to the fullest consent permitted by law, each Lender and is hereby authorized by the Company at any time or from time to time, without notice to the Company or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, Indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other Indebtedness at any time held or owing by that Lender to or for the credit or the account of the Company against and on account of the obligations and liabilities of the Company to that Lender under this Agreement, the Notes, and the other Loan Documents, including, but not limited to, all claims of any nature or description arising out of or connected with this Agreement, the Notes, or any other Loan Document, irrespective of whether or not
(i) that Lender shall have made any demand hereunder or (ii) the principal of or the interest on the Loans or any other amounts due hereunder shall have become due and payable pursuant to Section 7 and although said obligations and liabilities, or any of them, may be contingent or unmatured.

9.5 RATABLE SHARING.

         The Lenders hereby agree among themselves that if any of them shall, whether by voluntary payment, by realization upon security, through the exercise of any right of set-off or banker's lien, by counterclaim or cross action or by the enforcement of any right under the Loan Documents or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal, interest, fees and other amounts then due and owing to that Lender hereunder or under the other Loan Documents (collectively, the "AGGREGATE AMOUNTS DUE" to such Lender) which is greater than the proportion received by any other Lender in respect of the Aggregate Amounts Due to such other Lender, then the Lender receiving such proportionately greater payment shall (i) notify the Agent and each other Lender of the receipt of such payment and (ii) apply a portion of such payment to purchase participations (which it shall be deemed to have purchased from each seller of a participation simultaneously upon the receipt by such seller of its portion of such payment) in the Aggregate Amounts Due to the other Lenders so that all such recoveries of Aggregate Amounts Due shall be shared by all Lenders in proportion to the Aggregate Amounts Due to them; provided that if all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered from such Lender upon the bankruptcy or reorganization of the Company or otherwise, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such purchasing Lender ratably to the extent of such recovery, but without interest. The Company expressly consents to the foregoing arrangement and agrees that any holder of a participation so purchased may exercise any and all rights of banker's lien, set-off or counterclaim with respect to any and all monies owing by the Company to that holder with respect thereto as fully as if that holder were owed the amount of the participation held by that holder.

9.6 AMENDMENTS AND WAIVERS.

         A. No amendment, modification, termination or waiver of any provision of this Agreement or of the Notes, or consent to any departure by the Company therefrom, shall in any event be effective without the written concurrence of Requisite Lenders; provided that any such amendment, modification, termination, waiver or consent which: increases the principal amount of any of the Loans; changes any Lender's Pro Rata Share; changes in any manner the definition of "Requisite Lenders"; changes in any manner any provision of this Agreement which, by its terms, expressly requires the approval or concurrence of all Lenders; postpones the scheduled final maturity date of any of the Loans; postpones the date or reduces the amount of any scheduled payment (but not prepayment) of principal of any of the Loans; postpones the date on which any interest or any fees are payable; waives a mandatory prepayment of principal owed as a result of a Borrowing Base Deficiency for a period in excess of 30 days from the date the Company notifies the Agent of the existence of a Borrowing Base Deficiency; decreases the interest rate borne by any of the Loans (other than any waiver of any increase in the interest rate applicable to any of the Loans pursuant to subsection 2.2E) or the amount of any fees payable hereunder; increases the maximum duration of Interest Periods permitted hereunder; releases all or substantially all of the Collateral (except as expressly provided in the Security Agreements); or changes in any manner the provisions contained in subsection 7.1 or this subsection 9.6 shall be effective only if evidenced by a writing signed by or on behalf of all Lenders to whom are owed Obligations being directly affected by such amendment, modification, termination, waiver or consent. In addition, (i) any amendment, modification, termination or waiver of any of the provisions contained in Section 3 shall be effective only if evidenced by a writing signed by or on behalf of the Agent and Requisite Lenders, (ii) no amendment, modification, termination or waiver of any provision of any Note shall be effective without the written concurrence of the Lender which is the holder of that Note, and (iii) no amendment, modification, termination or waiver of any provision of Section 8 or of any other provision of this Agreement which, by its terms, expressly requires the approval or concurrence of the Agent shall be effective without the written concurrence of the Agent. The Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of that Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this subsection 9.6 shall be binding upon each Lender at the time outstanding, each future Lender and, if signed by the Company, on the Company.

         B. If, in connection with any proposed change, waiver, discharge or termination to any of the provision of this Agreement as contemplated by the provision in the first sentence of this subsection 9.6, the consent of Requisite Lenders is obtained but consent of one or more of such other Lenders whose consent is required is not obtained, then the Company may, so long as all non-consenting Lenders are so treated, elect to terminate such Lender as a party to this Agreement; provided that, concurrently with such termination, (i) the Company shall pay that Lender all principal, interest and fees and other amounts owed to such Lender through such date of termination, (ii) another financial institution satisfactory to the Company and the Agent (or if the Agent is also the Lender to be terminated, the successor Agent) shall agree, as of such date, to become a Lender for all purposes under this Agreement (whether by assignment or amendment) and to assume all obligations of the Lender to be terminated as of such date, and (iii) all documents and supporting materials necessary, in the judgment of the Agent (or if the Agent is also the Lender to be terminated, the successor Agent) to evidence the substitution of such Lender shall have been received and approved by the Agent as of such date.

9.7 INDEPENDENCE OF COVENANTS.

         All covenants under this Agreement shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of an Event of Default or Potential Event of Default if such action is taken or condition exists.

9.8 NOTICES.

         Unless otherwise specifically provided herein, any notice, request or other communication herein required or permitted to be given shall be in writing and may be personally served or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service, or upon receipt of telefacsimile, or five Business Days after depositing it in the United States mail with postage prepaid and properly addressed; provided that notices shall not be effective until received. For the purposes hereof, the address of each party hereto shall be as set forth under such party's name on the signature pages hereof or (i) as to the Company and the Agent, such other address as shall be designated by such Person in a written notice delivered to the other parties hereto and (ii) as to each other party, such other address as shall be designated by such party in a written notice delivered to the Agent.

9.9 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS.

         A. All representations, warranties and agreements made herein shall survive the execution and delivery of this Agreement and the making of the Loans hereunder.

         B. Notwithstanding anything in this Agreement or implied by law to the contrary, (x) the agreements of the Company set forth in subsection 9.3 and the agreements of the Lenders set forth in subsections 8.2C, 8.4 and 9.5 shall survive the payment of the Loans, and the termination of this Agreement and (y) the agreements of the Company set forth in subsections 2.6D, 2.7, 9.2 and 9.4 shall survive the payment of the Loans, and the termination of this Agreement for a period of two years.

9.10 FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE.

         No failure or delay on the part of the Agent or any Lender in the exercise of any power, right or privilege hereunder or under any other Loan Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this

Agreement and the other Loan Documents are cumulative to, and not exclusive of, any rights or remedies otherwise available.

9.11 MARSHALING; PAYMENTS SET ASIDE.

         Neither the Agent nor any Lender shall be under any obligation to marshal any assets in favor of the Company or any other party or against or in payment of any or all of the Obligations. To the extent that the Company makes a payment or payments to the Agent or the Lenders (or to the Agent for the benefit of the Lenders), or the Agent or Lenders enforce any security interests or exercise their rights of set-off, and such payment or payments or the proceeds of such enforcement or set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or set-off had not occurred.

9.12 SEVERABILITY.

         In case any provision in or obligation under this Agreement or the Notes shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

9.13 OBLIGATIONS SEVERAL; INDEPENDENT NATURE OF LENDERS' RIGHTS.

         The obligations of the Lenders hereunder are several and no Lender shall be responsible for the obligations of any other Lender hereunder. None of the Arrangers, Syndication Agent, Documentation Agent or the Co-Lead Book Managers in their respective capacities as such shall have any duties or responsibilities under this Agreement or the other Loan Documents. Nothing contained herein or in any other Loan Document, and no action taken by Lenders pursuant hereto or thereto, shall be deemed to constitute Lenders as a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt.

9.14 HEADINGS.

         Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

9.15 APPLICABLE LAW.

         THIS AGREEMENT AND EACH OF THE LOAN DOCUMENTS SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE

WITH, THE LAWS OF THE STATE OF NEW YORK (EXCEPT, IN THE CASE OF SECURITY AGREEMENTS, AS OTHERWISE PROVIDED THEREIN).

9.16 SUCCESSORS AND ASSIGNS.

         This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of the Lenders. Except as provided in subsections 6.6(v), 6.10 and 6.12, neither the Company's rights or obligations hereunder nor any interest therein may be assigned or delegated by the Company without the prior written consent of all Lenders.

9.17 CONSENT TO JURISDICTION AND SERVICE OF PROCESS.

         ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY PARTY HERETO ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY OBLIGATION MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT EACH SUCH PARTY ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT, SUCH OTHER LOAN DOCUMENT OR SUCH OBLIGATION (SUBJECT TO ANY RIGHT OF APPEAL BY A HIGHER COURT). The Company hereby agrees that service of all process in any such proceeding in any such court may be made by registered or certified mail, return receipt requested, to the Company at its address provided in subsection 9.8, such service being hereby acknowledged by the Company to be sufficient for personal jurisdiction in any action against the Company in any such court and to be otherwise effective and binding service in every respect. The Company hereby appoints CT Corporation System, 1633 Broadway, New York, New York 10019, as its agent for service of process and agrees that service of process upon such agent shall be deemed to be service of process upon the Company with respect to any proceeding related to the Loan Documents. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of any Lender or the Agent to bring proceedings against the Company in the courts of any other jurisdiction.

9.18 WAIVER OF JURY TRIAL.

         EACH OF THE PARTIES TO THIS AGREEMENT HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each party hereto acknowledges that this waiver is a material inducement to enter into a business relationship, that each has already relied on this waiver in entering into this Agreement, and that each will continue to rely on this waiver in their related future dealings. Each party hereto further warrants and represents that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER. In the event of litigation, this Agreement may be filed as written consent to a trial by the court.

9.19 CONFIDENTIALITY.

         None of the Agent and the Lenders shall disclose any Confidential Information to any Person without the consent of the Company, such consent not to be unreasonably withheld or delayed, other than (a) to the Agent's or Lender's Affiliates and their respective officers, directors, employees, agents and advisors involved in the administration, monitoring or enforcement of the Loans and Notes hereunder (in such Person's reasonable judgment) and to actual or prospective Eligible Assignees and participants, and then only in each case on a confidential basis, (b) as required by any law, rule or regulation or judicial process and (c) as requested or required by any state, federal or foreign authority or examiner regulating banks or banking.

9.20 COUNTERPARTS; EFFECTIVENESS.

         This Agreement and any amendments, waivers, consents or supplements hereto or in connection herewith may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

9.21 INTEGRATION.

         This Agreement, the Security Agreements, and the other agreements executed in connection therewith constitute the entire understanding among the parties hereto with respect to the matters covered thereby, and shall supersede any prior agreements covering such matters.

9.22 DISCLAIMER OF DAMAGES.

         No Indemnitee shall have any liability (whether direct or indirect, in contract, tort or otherwise) to the Company or any of its security holders or creditors for or in connection with the transactions contemplated hereby, except to the extent such liability is determined in a final, non-appealable judgment by a court of competent jurisdiction to be direct damages arising primarily from such Indemnitee's gross negligence or willful misconduct. In no event shall any Indemnitee be liable to the Company or any of its security holders or creditors on any theory of liability for any special, indirect, consequential or punitive damages (including, without limitation, any loss of profits, business or anticipated savings).

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.


         COMPANY:               AMERICA WEST AIRLINES, INC.


                                By: /s/ Thomas T. Weir
                                    --------------------------------------------
                                    Name: Thomas T. Weir
                                    Title: Vice President and Treasurer

                                Notice Address:

                                111 West Rio Salado Parkway
                                Tempe, Arizona 85281
                                Attention:  Linda Mitchell, General Counsel
                                          --------------------------------------
                                Fax:  (480)693-5153
                                    --------------------------------------------

         AGENT AND LENDER:

                                THE INDUSTRIAL BANK OF JAPAN, LIMITED, as Agent and Lender


                                By: /s/ Noel P. Purcell
                                    --------------------------------------------
                                    Name: Noel P. Purcell
                                    Title: Senior Vice President

                                Notice Address:

                                1251 Avenue of the Americas
                                New York, New York 10020
                                Attention:  Joseph Mitarotondo
                                Fax:  (212) 282-4479

         LENDERS:               CITICORP USA, INC.


                                         By: /s/ Michael C. Becker
                                             -----------------------------------
                                             Name: Michael C. Becker
                                             Title: Sr. Vice President

                                             Address:

                                             Fax:


                                         THE FUJI BANK, LIMITED


                                         By: /s/ Masahito Fukuda
                                             -----------------------------------
                                             Name: Masahito Fukuda
                                             Title: Senior Vice President

                                             Address: 350 So. Grand Avenue,
                                                      Suite 1500

                                             Fax: (213) 253-4175


                                         THE MITSUBISHI TRUST AND BANKING
                                         CORPORATION

                                         By: /s/ Scott J. Paige
                                             -----------------------------------
                                             Name: Scott J. Paige
                                             Title: Executive Vice President

                                             Address: 520 Madison Avenue
                                                      New York, NY  10022
                                             Fax: (212) 244-6825


                                         BANKERS TRUST COMPANY

                                         By: /s/ Margarite Sutton
                                             -----------------------------------
                                             Name: Margarite Sutton
                                             Title: Vice President

                                             Address: 130 Liberty Street
                                                      New York, New York 10006
                                             Fax:  (212) 250-7218

                                         BANK ONE NA (Successor by merger to
                                         BANK ONE, ARIZONA, NA) (Main Office:
                                         Chicago, Illinois)


                                         By: /s/ Dennis Warren
                                             -----------------------------------
                                             Name: Dennis Warren
                                             Title: First Vice President

                                         Address:



                                         Fax:


                                         BANK OF SCOTLAND


                                         By: /s/ Joseph Fratus
                                             -----------------------------------
                                             Name: Joseph Fratus
                                             Title: Vice President

                                         Address:

                                         Fax:

                                                                       EXHIBIT A



                      FORM OF AIRCRAFT SECURITY AGREEMENT

                                   dated as of


                               -------------------

                                     made by

                           AMERICA WEST AIRLINES, INC.

                                     Company

                                   in favor of

                     THE INDUSTRIAL BANK OF JAPAN, LIMITED,

                                    as Agent

                  AIRCRAFT SECURITY AGREEMENT (the "Security Agreement"), dated
as of         ,      from AMERICA WEST AIRLINES, INC., a Delaware corporation
(the "Company"), whose mailing address is 111 West Rio Salado Parkway, Tempe, Arizona 85281, to The Industrial Bank of Japan, Limited, as Agent under the Amended and Restated Term Loan Agreement referred to below (together with its successors and assigns in such capacity, the "Agent") for the benefit and on behalf of itself as such Agent and the lenders (the "Lenders", such term to include the Issuing Bank as defined in the Credit Agreement) from time to time party to that certain Amended and Restated Term Loan Agreement dated as of
January   , 2002 (as the same may be amended or waived from time to time the
"Credit Agreement") among the Company, the Lenders and the Agent.

                                    WHEREAS:

A. The Lenders have agreed to extend certain financial accommodations to the Company on the terms and subject to the conditions set forth in the Credit Agreement.

B. Pursuant to the terms of the Credit Agreement, the Agent has been appointed as the agent of the Lenders to hold and enforce on their behalf the rights granted to the Agent herein with respect to the Subject Collateral.

C. Pursuant to the Credit Agreement the Company has agreed to deliver this Security Agreement for the purposes of, among other things, securing all payment and performance obligations of every nature of the Company from time to time owed to the Agent, the Lenders or any of them under the Loan Documents, whether for principal, interest, fees, expenses, indemnification or otherwise (collectively, the "Obligations"), and subjecting the properties and assets hereinafter described to the lien of this Security Agreement as security for the performance of the Obligations.

                  NOW, THEREFORE, in consideration of the benefits accruing to the Company, the receipt and sufficiency of which are hereby acknowledged, the PARTIES HERE TO AGREE:

                                    ARTICLE I

         DEFINITIONS AND INTERPRETATION; GRANTING CLAUSES; SUBSEQUENTLY
                MORTGAGED ENGINE; REPRESENTATIONS AND WARRANTIES

                  SECTION 1.01. Definitions and Interpretation. Unless otherwise defined herein, all capitalized terms used in this Security Agreement that are defined in the Credit Agreement (including those terms incorporated by reference) shall have the respective meanings assigned to them in the Credit Agreement. The rules of interpretation set forth in Section 1 of the Credit Agreement shall apply to this Security Agreement. In addition, the following terms shall have the meanings assigned as follows:

                  "Act" or "Federal Aviation Act" shall mean Subtitle VII of Title 49 of the United States Code, and the rules and regulations promulgated thereunder, as in effect on the date of this Security Agreement, and as modified or amended hereafter, or any subsequent legislation that supplements or supersedes such Subtitle.

                  "Agreed Value" shall mean the value of the Aircraft as determined from time to time pursuant to an Approved Appraisal.

                  "Air carrier", "aircraft", "aircraft engines", "appliances" and "spare parts" shall have the respective meanings given to these terms in the Act, as in effect on the date of this Security Agreement.

                  "Airframe" has the meaning given in Section 1.02(a) hereof.

                  "Approved Appraisal" has the meaning specified in Section 2.10 of the Credit Agreement.

                  "Commitments" means the commitments of the Lenders to make and convert Loans as set forth in subsection 2.1A of the Credit Agreement and to issue Letters of Credit set forth in subsection 2.9 of the Credit Agreement.

                  "Engine" has the meaning given in Section 1.02(a) hereof.

                  "Event of Default" means each of the events set forth in
Section 7 of the Credit Agreement.

                  "Event of Loss" shall mean any of the following events with respect to the Aircraft, any Airframe or any Engine:

                           (i) the loss of such property or of the use thereof
for 45 days due to the destruction of or damage to such property which renders repair uneconomic or which renders such property permanently unfit for normal use by the Company;

                           (ii) any damage to such property which results in the
receipt of insurance proceeds with respect to such property on the basis of a total loss, or a constructive or compromised total loss;

                           (iii) the theft or disappearance of such property for
a period in excess of 30 days;

                           (iv) the confiscation, condemnation, or seizure of,
or requisition of title to, or use of, such property by any government or governmental authority which results in the loss of title or possession of such property by the Company for a period in excess of 30 consecutive days;

                           (v) as a result of any law, rule, regulation, order
or other action by the FAA or other government body having jurisdiction, use of such property in the normal course of the business of air transportation is prohibited for a period longer than one (1) month; and

                           (vi) the Aircraft is removed from operational service
and placed in short term storage for a period of more than 90 consecutive days or the Aircraft is placed in long term storage.

                  "Federal Aviation Administration" or "FAA" shall mean the United States Federal Aviation Administration or any successor thereto administering the functions of the Federal Aviation Administration under the Act.

                  "Joint Venture" means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form; provided that in no event shall any corporate Subsidiary of any Person be considered to be a Joint Venture to which such Person is a party.

                  "Letters of Credit" means each letter of credit that may be issued by the Issuing Bank under the terms of subsection 2.9 of the Credit Agreement.

                  "Lien" shall mean any lien, mortgage, pledge, assignment, security interest, charge, hypothecation, preference, priority, privilege, lease or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest); provided that neither negative pledges nor covenants to abstain from granting liens on or security interests in assets of the Company or its Subsidiaries shall constitute Liens.

                  "Loan" or "Loans" has the meaning given such term in the Credit Agreement.

                  "Officer's Certificate" shall mean a certificate signed by a Responsible Officer and delivered to the Agent.

                  "Parts" shall mean all appliances, components, parts, instruments, appurtenances, accessories, furnishings, and other equipment of whatever nature which may from time to time be incorporated or installed in or attached to the Airframe or any Engine so long as ownership thereof (subject to Permitted Liens) shall remain vested in the Company in accordance with the terms of Section 2.03C hereof and any replacement Part incorporated or installed in or attached to the Airframe or any Engine in accordance with the terms of Section. 2.03C.

                  "Permitted Lessee" shall mean any United States "air carrier" (within the meaning of the Act) that is not subject to a proceeding under Title 7 or 11 of the United States Bankruptcy Code (as now and hereafter in effect or any successor statute), holds a certificate under Section 41102(a)(1) of the Act and operates under Federal Aviation Regulation Part 121.

                  "Permitted Liens" shall mean (i) the Lien of this Security Agreement, (ii) Liens for taxes, assessments or governmental charges payable by the Company either not delinquent for a period of more than thirty (30) days or being contested in good faith by appropriate proceedings so long as during such thirty (30) day period there is not any material risk of the sale, forfeiture or loss of the Airframe or any Engine or any interest therein or during such proceeding there is not any material risk of the sale, forfeiture or loss of the Airframe or any Engine or any interest therein due to an effective stay or otherwise, (iii) any lien for the fees or charges of any airport or air navigation authority or any materialmen's, repairmen's, landlord's, workmen's, supplier's and other like Liens arising in the ordinary course of business, for amounts the payment of which is not overdue for a period of more than thirty
(30) days or is being contested in good faith by appropriate proceedings so long as during such thirty (30) day period there is not any material risk of the sale, forfeiture or loss of the Airframe or any Engine or any interest therein or during such proceeding there is not any material risk of the sale, forfeiture or loss of the Airframe or any Engine or any interest therein due to an effective stay or otherwise, (iv) Liens which the Agent has specifically permitted in writing, (v) Liens (other than Liens for taxes) arising out of judgments or awards against the Company which are being appealed so long as there is not any material risk of the sale, forfeiture or loss of the Airframe, any Engine or any interest therein or during such proceeding there is not any material risk of the sale, forfeiture or loss of the Airframe, any Engine or any interest therein due to an effective stay or otherwise, (vi) rights of third parties under arrangements permitted pursuant to Section 2.01D and salvage rights of insurers expressly permitted by this Security Agreement and (vii) other rights of the Company and the Agent provided in this Security Agreement.

                  "Person" means and includes natural persons, corporations, limited partnerships, general partnerships, joint stock companies, limited liability companies, Joint Ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.

                  "Potential Event of Default" means a condition or event that, after notice or the passage of time or both, would constitute an Event of Default.

                  "Replacement Engine" shall mean any aircraft engine described in any Security Agreement Supplement from and after the date on which the same became subject to the Lien of this Security Agreement, unless and until the same shall be released from the Lien of this Security Agreement pursuant to the terms hereof.

                  "Security Agreement" shall mean this instrument as originally executed as of the date hereof and as it thereafter may from time to time be supplemented through one or more Security Agreement Supplements or amended by one or more instruments supplementary or amendatory thereto and which are executed by the Company and the Agent.

                  "Supplement" or "Security Agreement Supplement" shall mean a security agreement supplement in substantially the form of Appendix A hereto, subjecting any additional aircraft engine to the Lien of this Security Agreement.

                  The following capitalized terms are defined in the applicable Recital or Granting Clause:

Company                                                     First Paragraph

Lenders                                                     First Paragraph

Credit Agreement                                            First Clause

Subject Collateral                                          Granting Clause

Agent                                                       First Paragraph

Obligations                                                 Recital "C"

                  SECTION 1.02. Grant of Security Interest. The Company hereby grants to and charges in favor of the Agent a security interest in the following property (collectively the "Subject Collateral") as security for the due and prompt payment and performance by the Company of the Obligations:

                  (a) the Airframe and Engines (each term as defined in and described in Schedule I hereto);

                  (b) any Replacement Engine described in Schedule I to any Supplement from time to time hereafter executed and delivered by the Company pursuant to Section 1.02 hereof;

                  (c) all proceeds receivable or received when any Airframe or Engine is sold, exchanged, collected, leased or otherwise disposed of, including, without limitation, all amounts payable or paid under insurance, requisition or other payments as the result of any loss (including an Event of Loss (as hereinafter defined) and Event of Damage) or Repairable Damage to such Airframe or Engine but (for avoidance of doubt) shall exclude amounts payable to the Company for operating a charter or wet lease permitted without the consent of the Agent pursuant to Section 2.01(D) hereof (collectively, "Proceeds");

                  (d) all issues from and income and interest on Proceeds, products, title, interest and claims whatsoever, at law, as well as in equity, now or hereafter existing, in or to any of the foregoing;

                  [(e)     the Aircraft Sale and Purchase Agreement, dated
                  between the Company and           (the "Purchase Agreement")
                  and any bills of sale for the Aircraft delivered thereunder;]* and

                  (f) to the extent not included in the foregoing, all and any proceeds (not expressly excluded in the definition of Proceeds) of any and all of the foregoing Subject Collateral.

         [It is expressly agreed that, anything herein contained to the contrary notwithstanding, the Company shall remain liable under the Purchase Agreement and the bills of sale delivered thereunder to perform all of its obligations thereunder in accordance with and pursuant to the terms and provisions thereof and the Agent and the Lenders shall have no obligation or liability under the Purchase Agreement or such bills of sale by reason of or arising out of the assignments hereunder nor shall the Agent or the Lenders be required or obligated in any manner to perform or fulfill any obligations of the Company under the Purchase Agreement or such bills of sale.]*

         Any lease of the Airframe together with the Engines, whether or not such Engines are installed on the Airframe or any other airframe and any and all logs, manuals and other records relating thereto (collectively, the "Aircraft") shall be subject and subordinate to all of the provisions of the Credit Agreement and this Security Agreement. Except with the prior written consent of the Agent or as permitted pursuant to Sections 2.01B, 2.01D, 2.02 and 2.03, the Company shall not sell or otherwise dispose of any part of, or any interest in, the Aircraft prior to payment and performance in full of the Obligations and expiration of the Commitments of the Lenders unless the same shall be released from the Lien hereof in accordance with Section 2.10(B)(ii)(1) of the Credit Agreement. If the Company complies with such provisions of Section 2.10B(ii)(1) of the Credit Agreement with respect to the Aircraft, the Agent shall, at the Company's written request and expense, promptly upon receipt thereof from the Company, execute and deliver to the Company a release of the Lien of this Security Agreement with respect to such Aircraft in such form as the Company shall reasonably request.

                  SECTION 1.03. Subsequently Mortgaged Engine.

         A. Replacement Engine. The Company may at any time or from time to time subject to the Lien of this Security Agreement one or more Replacement Engines, in substitution for one or more of the Engines then constituting part of the Aircraft and subject to such Lien, provided that each Replacement Engine so subjected to the Lien of this Security Agreement shall be appropriate for installation on the Airframe.

----------

*Subject to negotiation on a case by case basis.

* Subject to negotiation on a case by case basis.

         B. Supplements. Whenever the Company shall subject any Replacement Engine to the Lien of this Security Agreement, the Company will on or prior thereto:

                  (i) execute and deliver to the Agent a Supplement properly describing such Replacement Engine;

                  (ii) deliver to the Agent an Officer's Certificate confirming (x) that the representations and warranties contained in
         Section 1.04 hereof are true and accurate on and as of the date of such Supplement with respect to such Replacement Engine and the Company as though made on and as of such date and (y) that the Company has complied with the conditions contained in Section 2.l0B(ii)(1) of the Credit Agreement;

                  (iii) deliver an Approved Appraisal (which may be a desktop appraisal) with respect to the Airframe including the Replacement Engine; and

                  (iv) if such Replacement Engine is Section 1110 Property (as hereinafter defined), furnish the Agent with an opinion of counsel reasonably satisfactory to the Agent in form and substance reasonably satisfactory to the Agent that the Agent will have the benefit of
         Section 1110 under this Security Agreement with respect to such Replacement Engine.

                  Promptly upon the recordation of such Supplement with the FAA, the Company will cause to be delivered to the Agent an opinion of counsel acceptable to the Agent as to the due recording of such Supplement against such Replacement Engine in accordance with the Act. Upon satisfaction of the conditions of this Section 1.03B, the Replacement Engine shall become an "Engine" for all purposes hereof and the engine being substituted for shall cease to be an "Engine" and shall be released from the Lien of this Security Agreement. Upon written request and at the Company's expense, the Agent shall execute and deliver to the Company such releases as the Company may reasonably request to effectuate the release contemplated in the previous sentence.

                  SECTION 1.04. Representations and Warranties of the Company. The Company represents and warrants that, in the case of the Airframe and each Engine mortgaged hereunder, on the date such Airframe or Engine is mortgaged hereunder:

                  (i) the execution, delivery and performance by the Company of this Security Agreement are within the Company's corporate power, have been duly authorized by all necessary corporate action, and do not contravene (1) the Company's articles of incorporation or by-laws or (2) any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or any contractual restriction binding on the Company or any of its properties and do not result in or require the creation of any Lien (other than pursuant to the Loan Documents) upon or with respect to any of its properties other than that created hereunder;

                  (ii) no authorization or approval or other action by, and no notice to or filing with, any governmental authority is required for the due execution and delivery by the Company of this Security Agreement, other than as have been duly obtained, taken, given or made; and

                  (iii) the Company shall have good and marketable title to such Airframe or Engine, free and clear of all Liens created or incurred by it or permitted to exist by it other than the Lien of this Security Agreement and Permitted Liens.

                               ARTICLE II COVENANTS

                  SECTION 2.01. Registration; Maintenance and Operation.

         A. Registration. The Company, at its own expense, shall [upon delivery of the Aircraft under the Purchase Agreement,]* cause the Aircraft to be duly registered in the name of the Company, and to remain duly registered in the name of the Company, with the FAA.

         B. Maintenance.

                  1. General. The Company, at its own cost and expense shall (i) service, repair, maintain and overhaul or cause the same to be done to the Airframe and each Engine under the Company's FAA-approved Maintenance Program (the "Approved Maintenance Program") in the same manner and with the same care as used by the Company with similar aircraft and engines operated by the Company (except for care required pursuant to return conditions of lease agreements with respect to aircraft and engines leased by the Company) and so as to keep the Airframe and each Engine in good operating condition and in passenger configuration, (ii) maintain the manuals and technical records in an orderly manner in the English language in accordance with the Approved Maintenance Program and (iii) cause all heavy maintenance to be performed at a nationally recognized maintenance facility holding a valid FAA repair facility certificate and all other maintenance to be performed by FAA approved maintenance providers.

                  2. Specific Items of Maintenance. The Company agrees that maintenance and repairs shall include, but shall not be limited to, the following specific items:

                           a. to perform or have performed in accordance with
the Approved Maintenance Program all routine maintenance work, including on-line maintenance on the Aircraft, and to ensure that all such maintenance shall be in accordance with the regulations and directives of the FAA. The Company shall cause all maintenance and repairs to the Aircraft to be performed at repair facilities approved by the FAA, including, with respect to any lease permitted hereunder, any lessee's FAA approved maintenance facilities;

----------

* Subject to negotiation on a case by case basis.

                           b. to correct diligently deficiencies revealed at any
time by any inspection by the Company which under the Approved Maintenance Program reasonably require repair, replacement, overhaul and adjustment;

                           c. to maintain or cause to be maintained at all times
in an orderly manner and in accordance with all applicable requirements of the FAA and any other governmental authority having jurisdiction with respect thereto, all Aircraft documentation, including, without limitation, all records relating to the location, service, inspection, maintenance, modification, repair and overhaul of the Airframe, Engines and all Parts installed therein and the manuals and technical records, and in accurate, current, up-to-date and complete status (if necessary, through manufacturers' revision service);

                           d. if required by FAA regulations, to notify the
manufacturer promptly of any modifications or configuration changes to the Airframe which would have a material effect on or be a material change to the detail specification and/or the manuals relating to the Airframe (such as flight, operations and maintenance);

                           e. to maintain the Engines at all tines in accordance
with the Approved Maintenance Program; and

                           f. to make all structural repairs in accordance with
the Approved Maintenance Program.

                  3. Airworthiness Directives. The Company agrees to carry out or cause to be carried out at its expense on the Aircraft, in accordance with the terms thereof, any airworthiness directive or any other mandatory F.A.R. or other regulation, directive or instruction (each, an "Airworthiness Directive") which the FAA may from time to time issue. All Airworthiness Directives shall be timely accomplished in accordance with the Approved Maintenance Program and the terms and conditions of such Airworthiness Directives (including by means of alternate compliance under the Airworthiness Directive and the Approved Maintenance Program).

                  4. Corrosion Control. The Company shall carry out at its expense such work as may be required for the control of corrosion in accordance with the Approved Maintenance Program.

                  5. Repairs. Any repair to the Aircraft shall be accomplished pursuant to the appropriate manufacturer's repair manual instructions, the Approved Maintenance Program, or other FAA-approved data.

                  6. Warranties. Any warranties, express or implied, of manufacturers, suppliers or subcontractors relating to the Aircraft or any of the Engines shall inure to the benefit of the Company and be exercised or enforced by the Company at the Company's sole expense. So long as the Loans have not been accelerated the Company shall have the right to exercise, enforce, compromise or release the same, and may apply the proceeds thereof in any manner it deems appropriate. The Company shall maintain the Aircraft in such a manner so as not to knowingly void any available warranties. Upon acceleration of the Loans, all warranties and all rights with respect to warranties shall revert to the Agent or its designee and, upon request of the Agent, the Company shall execute such documents and take such action as may be requested or required to enable the Agent or its designee to enforce or in any other way receive the benefit of such warranties.

         C. Operation.

                  1. The Company will not maintain, use, service, repair, overhaul or operate the Aircraft in violation of any law, rule, regulation, treaty or order of any government or governmental authority (domestic or foreign) having jurisdiction, or in violation of any airworthiness certificate, license or registration relating to the Aircraft issued by any such authority or for a purpose for which the Aircraft is not designed or reasonably suitable or in any configuration other than passenger configuration.

                  2. The Company will not operate the Aircraft: (i) in or to any area excluded from coverage by any insurance required to be maintained by the terms of this Agreement; or (ii) any areas of actual or threatened armed hostilities unless such operation is covered by and complies with the insurance required hereunder.

         D. Possession and Leases. The Company will not lease or otherwise in any manner deliver, transfer or relinquish possession of the Airframe or any Engine or install or permit any Engine to be installed on any airframe other than the Airframe without the prior written consent of the Agent; provided that, so long as no Event of Default exists at the time of such lease, delivery, transfer or relinquishment of possession or installation and the Company shall continue to maintain insurance in compliance with this Security Agreement, the Company may, without the prior written consent of the Agent:

                  1. deliver possession of the Airframe or any Engine to the manufacturer thereof or to any person for testing, service, repair, maintenance or overhaul work on the Airframe or any Engine or any part thereof or for alterations or modifications in or additions to the Airframe or Engine(s);

                  2. install an Engine on an airframe owned by the Company, leased to the Company or owned or purchased by the Company subject to a conditional sale or other security agreement, provided that (a) such airframe is free and clear of all Liens, except: (i) the rights of the parties to the lease or conditional sale or other security agreement covering such airframe, or their assignees, (ii) liens of the type described in the definition hereunder of "Permitted Liens", and (iii) the rights of other air carriers under normal interchange agreements which are customary in the airline industry and do not contemplate, permit or require the transfer of title to the airframe or engines installed thereon, and (b) any such lease, conditional sale or other security agreement provides that engines such as the Engine shall not become subject to the lien of such lease, conditional sale or other security agreement, notwithstanding the installation thereof on such airframe; and

                  3. lease the Aircraft to any Permitted Lessee provided that
         (A) such lease shall not have a term of more that six (6) months (or eighteen (18) months if at the time such lease is executed such Permitted Lessee has a long term unsecured credit rating of at least BB by Standard & Poor's Ratings Group), (B) the terms of such lease expressly provide that the lease is subject and subordinate to this Security Agreement and all rights of the Agent hereunder, including, but not limited to, the right of the Agent to repossess the Aircraft following the acceleration of the Loans, (C) the maintenance, insurance and other terms of the lease are consistent with the requirements of this Security Agreement, (D) the lease (1) requires that the Aircraft remain a U.S. registered aircraft and (2) prohibits further leasing by the Permitted Lessee and (E) concurrently with entering into such lease, the Company provides the Agent with a copy thereof together with insurance certificates and evidence complying with Section 2.04 (which insurance may be provided by the Permitted Lessee if it otherwise complies in all respects with Section 2.04 hereof).

                  The Agent agrees for the benefit of a lessor or secured party under a lease, conditional sale or other security agreement containing an agreement complying with Section 2.01(D)(2)(b) which lease, conditional sale or security agreement also covers an engine or engines owned by the lessor under such lease or subject to a security interest in favor of the secured party under such conditional sale or other security agreement that the Agent will not acquire or claim, as against such lessor or secured party, any right, title or interest in any such engine or engines as the result of such engine or engines being installed on the Airframe at any time while such engine or engines is subject to such lease, conditional sale or other security agreement and owned by such lessor or subject to a security interest in favor of such secured party.

                  The rights of any lessee or other transferee who receives possession by reason of a transfer permitted by this Section 2.01(D) shall be subject and subordinate to all the terms of this Security Agreement, including, without limitation, the covenants contained in Sections 2.01(A), (B) and (C) of this Security Agreement and the Agent's rights, powers and remedies under this Security Agreement, including the right to repossession pursuant thereto and to avoid such lease upon such repossession and the Company shall remain primarily liable under this Security Agreement for the performance of all of the terms thereof to the same extent as if such lease or transfer had not occurred. The terms of any such lease shall not permit any lessee to take any action not permitted to be taken by the Company under this Security Agreement with respect to the Aircraft.

                  Any wet lease or similar arrangement under which the Company provides the crew and maintains operational control of the Aircraft shall not constitute a delivery, transfer or relinquishment of possession for purposes of this Section 2.1(D).

         E. Plates. On or before the date hereof, or as soon thereafter as practicable, the Company agrees to affix and maintain in the cockpit of the Airframe and on each Engine a nameplate bearing the inscription:

        SUBJECT TO A SECURITY INTEREST IN FAVOR OF THE INDUSTRIAL BANK OF
                   JAPAN, LIMITED, AS AGENT, SECURED CREDITOR

         F. Insignia. Nothing contained in the Credit Agreement or this Security Agreement shall prohibit the Company from placing its customary colors and insignia on the Airframe or any Engine or from otherwise operating the Aircraft in its livery.

                  SECTION 2.02. Liens. The Company will not directly or indirectly create, incur, assume or suffer to exist any Lien on or with respect to the Aircraft, title thereto or any interest therein or part thereof other than Permitted Liens. The Company will promptly, at its own expense, take (or cause to be taken) such actions as may be necessary duly to discharge any Lien not constituting a Permitted Lien if the same arise at any time.

                  SECTION 2.03. Parts.

         A. Replacement of Parts. The Company, at its own cost and expense, will promptly replace or cause to be replaced all Parts which may from time to time become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use for any reason whatsoever, except as otherwise provided in this Section 2.03(A) or Section 2.03(D) of this Security Agreement. All replacement parts (other than replacement parts temporarily installed as provided in Section 2.03(B) of this Security Agreement shall be free and clear of all Liens (except Permitted Liens), and shall be in as good an operating condition, and shall have a value and utility substantially equal to or greater than, the Parts replaced assuming such replaced Parts were in the condition and repair required to be maintained by the terms of this Security Agreement. All Parts at any time removed from the Airframe or any Engine shall remain the property of the Company, no matter where located, until such time as such Parts shall be replaced by parts which meet the requirements for replacement Parts specified above. Upon any replacement part becoming incorporated or installed in or attached to the Airframe or any Engine, without further act (subject only to Permitted Liens and any arrangement permitted by Section 2.03(B) of this Security Agreement), (i) such replacement part shall become the property of the Company and shall become subject to the Lien of this Security Agreement and be deemed a Part for all purposes of this Security Agreement to the same extent as the Parts originally incorporated or installed in or attached to the Airframe or such Engine and (ii) the replaced Part shall no longer be deemed a Part under this Security Agreement. Upon written request and at the Company's expense, the Agent shall execute and deliver to the Company such releases as the Company may reasonably request to effectuate the release contemplated in clause (ii) of the previous sentence.

                  The Company may remove Parts which the Company determines in its reasonable judgment to be obsolete or no longer suitable or appropriate for use on the Airframe or any

Engine (each, an "Obsolete Part"), provided that (i) such removal is being applied by the Company on a fleet-wide basis and does not discriminate against the Aircraft to the extent applicable having regard to the fleet and equipment type and the age of the Aircraft and (ii) removal of any such Obsolete Parts shall not diminish the value, utility or remaining useful life of the Airframe or such Engine, or materially impair the condition or impair the airworthiness thereof, below the value, utility, condition, airworthiness or remaining useful life thereof immediately prior to such removal assuming the Airframe or such Engine was then of the value and utility and in the condition and airworthiness required to be maintained by the terms of this Security Agreement.

         B. Pooling of Parts; Temporary Replacement Parts. Any Part removed from the Airframe or any Engine as provided in Section 2.03(A) of this Security Agreement may be subjected by the Company to a normal pooling or similar arrangement customary in the airline industry and entered into by the Company in the ordinary course of its business; provided, that a Part replacing such removed Part shall be incorporated or installed in or attached to such Airframe or Engine in accordance with Section 2.03(A) of this Security Agreement as promptly as practicable after the removal of such removed Part. In addition, the Company may use temporary parts or pooled parts on the Aircraft as temporary replacements for Parts, provided that the Company, at its expense as promptly thereafter as practicable, either (1) causes such pooled or replacement part to become the property of the Company free and clear of all Liens other than Permitted Liens or (2) replaces such replacement part with a further replacement part owned by the Company which meets the requirements of Section 2.03(A) of this Security Agreement and which shall become the property of the Company, free and clear of all Liens other than Permitted Liens.

         C. Modifications.

                  1. Except as provided in Section 2.01B(3) hereof, the Company shall at its expense make such alterations and modifications in and additions to the Airframe or any Engine as may be required to be made from time to time by applicable law ("Required Modifications").

                  2. The Company shall not make any modifications, alterations or additions (collectively, "Modifications") to the Aircraft, (other than Required Modifications) which will result in adverse changes to the Aircraft structure or performance or which will either (a) materially decrease the utility, value or remaining useful life of the Aircraft or (b) adversely affect the Aircraft's airworthiness or use for transporting passengers or cargo in commercial service.

                  3. All Modifications shall be FAA-approved or in accordance with the Approved Maintenance Program.

         D. Additional Parts. All parts incorporated or installed in or attached or added to the Airframe or an Engine (other than passenger service items leased to or owned by the Company including, without limitation, telephone or video equipment, which such passenger service items shall not be considered "Parts") as the result of a Modification (the "Additional Part" or "Additional Parts") shall, without further act, become the property of the Company and subject to this Security Agreement. Notwithstanding the foregoing, the Company may, at any time, so long as no Event of Default shall have occurred and be continuing, remove or suffer to be removed any Additional Part, provided that such Additional Part (x) (i) is in addition to, and not in replacement of or substitution for, any Part originally incorporated or installed in or attached to the Airframe or any Engine at the time of delivery thereof hereunder or any Part in replacement of or substitution for any such Part and (ii) can be removed from the Airframe or such Engine without impairing the airworthiness of the Airframe or such Engine or diminishing the value, utility or remaining useful life of the Airframe or such Engine which the Airframe or such Engine would have had at such time had such alteration, modification or addition not occurred or (y) such Part is an Obsolete Part. Upon the removal thereof as provided above, such Additional Parts shall no longer be deemed part of the Airframe or the Engine from which it was removed.

                  SECTION 2.04. Insurance.

         (a)      Public Liability and Property Damage Liability Insurance.

                  (i) The Company, at its own cost and expense, will maintain or cause to be maintained with respect to the Airframes and Engines, comprehensive aircraft liability insurance including, without limitation, bodily injury and/or property damage, inclusive of liability to third parties and/or passengers, passenger legal liability and property damage liability insurance and cargo legal liability in such amounts, against such risks (including, without limitation, contractual liability and war risk liability), with such retentions as the Company customarily maintains with respect to similar airframes and engines owned or operated by the Company (provided, however, that any self-insured retention and/or deductible shall not exceed [$1,000,000] per occurrence) (in the event that with the prior consent of the Agent such insurance contains the War, Hijacking, and Other Perils Exclusion Clause (AVN 48B), then there must be in place the Extended Coverage Endorsement protection offered by AVN 52 to include "Buy Back" of paragraphs C, D, E and G of AVN 48B (or coverage equal thereto under a separate policy)) and with such insurers or reinsurers (which shall be insurers or reinsurers of recognized responsibility), and insurance against such other risks as is usually carried by similar corporations engaged in the same or similar business and similarly situated as the Company and owning or operating airframes and engines similar to the Airframe and Engines; provided that such insurance shall not be in amounts less than $500,000,000 per occurrence.

                  (ii) Notwithstanding Section 2.04(a)(i), in the event of the requisition for use by the United States government of any Airframe or Engine, the Company shall maintain throughout the period of such requisition such insurance as would otherwise be required under this
         Section 2.04, provided that the Agent shall accept, in lieu of such insurance coverage, indemnification or insurance from the United States government which is substantially the same as otherwise required under this Section 2.04.

                  (ii) Any policy of insurance carried and maintained in accordance with this Section 2.04(a), and any policy taken out in substitution or replacement for any such policy subject to the terms, conditions and limitations thereof, shall:

                                    (A)      name the initial Lenders and the
                  Agent and their respective successors and permitted assigns as additional insureds (each an "Additional Insured");

                                    (B)      provide that, in respect of the
                  interest of any such Additional Insured in such policies, the insurance shall not be invalidated by any action or inaction of the Company or any Additional Insured as defined under the policy of insurance required under this Section 2.04(a) (other than such Additional Insured) and shall insure each such Additional Insured regardless of any breach or violation of any warranty, declaration or condition contained in such policies by the Company or any other Additional Insured as defined under the policy of insurance required under this
                  Section 2.04(a) (other than such Additional Insured);

                                    (C)      provide that if such insurance is
                  canceled for any reason, or any substantial change is made in the policies which adversely affect the coverage required herein, or if such insurance is allowed to lapse for nonpayment of premium, such cancellation, change or lapse shall not be effective as to any Additional Insured for 30 days (except in the case of war risk coverage in which event the applicable period shall be seven days or such other period as may be customary) after receipt by each such Additional Insured of written notice from such insurers of such cancellation, change or lapse;

                                    (D)      provide that no such Additional
                  Insured shall have any obligation or liability for premiums or other payments, if any, in connection with such insurance;

                                    (E)      provide that the insurers shall
                  waive any rights of subrogation against each such Additional Insured except to the extent that any insured event arises solely from the gross negligence or willful misconduct of such Additional Insured as determined by a final judgment of a court of competent jurisdiction;

                                    (F)      provide that such insurer shall
                  waive the right of such insurer to any set-off or counterclaim or any other deduction, whether by attachment or otherwise, in respect of any liability of any such Additional Insured;

                                    (G)      provide that all of the provisions
                  of such policy shall operate in the same manner as if there were a separate policy covering each such Additional Insured; provided that such policies shall not operate to increase any insurer's limit of liability; and

                                    (H)      be primary, without right of
                  contribution from any other insurance which is carried by any Additional Insured with respect to its interest in the Subject Collateral.

         (b) Insurance Against Loss or Damage to Subject Collateral. The Company, at its own cost and expense, shall maintain or cause to be maintained in effect, with insurers or reinsurers of recognized responsibility, all-risk coverage, including ground and flight insurance on the Aircraft (with flight, taxiing and ingestion coverages) with respect to any Aircraft, Engines and Parts temporarily removed from the Airframe pending installation of the same or similar Engines, engines, or Parts on the Airframe, including, war-risk and allied perils insurance on the Aircraft in an amount not less than the Agreed Value covering the perils of:

                  1. war, invasion, acts of foreign enemies, hostilities (whether war be declared or not), civil war, rebellion, revolution, insurrection, martial law, military or usurped power, or attempts at usurpation of power;

                  2. strikes, riots, civil commotions or labor disturbances;

                  3. any act of one or more persons, whether or not agents of a sovereign power, for political or terrorist purposes and whether the loss or damage therefrom is accidental or intentional;

                  4. any malicious act or act of sabotage;

                  5. confiscation, nationalization, seizure, restraint, detention, appropriation, requisition of title or use by or under the order of any government (whether civil, military or de facto) or public or local authority other than the government or any public or local authority of the country of registration; and

                  6. hijacking or any unlawful seizure or wrongful seizure or wrongful exercise of control of the Aircraft or crew in flight (including any attempt at such seizure or control) made by any person or persons on board this Aircraft acting without the consent of the Company.

                  Such insurance shall be in such form and amounts and with such retentions as the Company customarily maintains with respect to similar airframes and engines owned or operated by the Company, provided, however, that
(1) such retentions shall consist only of industry standard deductibles (determined by the deductible applicable to the aircraft type) and with no self insurance, (2) each Airframe and Engine shall be insured in an amount not less than its Agreed Value and (3) any reinsurance shall be on the same terms as the primary insurance.

                  Any policies carried and maintained in accordance with this
Section 3.04(b) and any policies taken out in substitution or replacement for any such policies subject to the terms, conditions and limitations thereof shall:

                  (i) name or be amended to name the then Lenders and the Agent and their respective successors and assigns as additional insureds and to name the Agent as loss payee (the "Loss Payee");

                  (ii)     provide with respect to coverage provided under this
         Section 3.04(b), that (A) in the event of a loss or damage involving proceeds in excess of $1,000,000, the proceeds in respect of such loss or damage shall be payable to the Agent and (B) the entire amount of any loss or damage involving proceeds in the aggregate of $1,000,000 or less shall be paid to the Company or its order unless an Event of Default or Potential Event of Default then exists and the insurers have been notified thereof by the Agent (in which case such payment shall be made to the Agent);

                  (iii) provide that if such insurance is canceled for any reason or any substantial change is made in the policies which adversely affects the coverage required herein, or if such insurance is allowed to lapse for nonpayment of premium, such cancellation, change or lapse shall not be effective as to any such Additional Insured or the Loss Payee for 30 days (except in the case of war-risk coverage in which event the applicable period shall be seven days or such other period as may be customary) after receipt by each such Additional Insured or the Loss Payee of written notice from such insurer of such cancellation, change or lapse;

                  (iv) provide that, in respect of the interest of any such Additional Insured or the Loss Payee in such policies the insurance shall not be invalidated by any action or inaction of the Company, the Loss Payee or any additional insured as defined under the policy of insurance required by this Section 2.04(b) (other than any action or inaction of the Loss Payee or such Additional Insured, as the case may
         be) and shall insure the Additional Insured and the Loss Payee regardless of any breach or violation of any warranty, declaration or condition in such policies by the Company or any other Additional Insured as defined under the policy of insurance required under this
         Section 2.04(b);

                  (v) provide that the insurers shall waive any rights of subrogation against the Loss Payee and such Additional Insureds except to the extent that any insured event arises solely from the gross negligence or willful misconduct of such Additional Insured as determined by a final judgement of a court of competent jurisdiction;

                  (vi) provide that such insurer shall waive any right of such insurer to any set-off or counterclaim or any other deduction, whether by attachment or otherwise, in respect of any liability of any such Additional Insured or Loss Payee;

                  (vii) be primary and without rights of contribution from any other insurance which is carried by any such Additional Insured or the Loss Payee with respect to its interest in the Subject Collateral;

                  (viii) provide that no such Additional Insured or Loss Payee shall have any obligation or liability for premiums or other payments, if any, in connection with such insurance; and

                  (ix)) the reinsurer shall agree that in the event of any valid claim arising under such reinsurance policy the reinsurers shall in lieu of payment to the reinsured, its successors in interest and assigns will pay to the Persons named as Additional Insureds under the original insurance affected by the Company that portion of any loss for which the reinsurers would otherwise be liable to pay the reinsured (subject to proof of loss) it being understood and agreed that any such payment shall fully discharge and release the reinsurer from any and all further liability in connection with such claims.

         (c)      Application of Insurance Proceeds.

                  (i) Except as expressly provided in Section 2.04(c)(ii) or (iii) below, all insurance proceeds (other than proceeds from policies carried by the Agent or the Lenders) received under policies described in
Section 2.04(b) will be paid to the Agent except as otherwise provided in
Section 2.04(b)(ii) and paid by the Agent to the Company unless an Event of Default or Potential Event of Default exists, in which event such proceeds shall be retained by the Agent. If the Agent retains any such insurance proceeds pursuant to this Section 2.04(c), such proceeds shall, until applied by the Agent as provided in this Section 2.04(c)(i), Section 2.04(c)(ii) or Section 2.04(c)(iii) hereof, be maintained by the Agent in a segregated account and shall, at the Company's request therefor, be invested in Permitted Cash Equivalents.

                  (ii) Insurance proceeds in respect of any Repairable Damage with respect to any Aircraft which is not required by subsection 2.4B(iii)(1) of the Credit Agreement to be excluded from the Borrowing Base shall be retained by the Agent pending repair thereof, and shall be applied by the Agent in payment (or to reimburse the Company) for repairs to the affected Aircraft upon receipt from the Company of an Officer's Certificate annexing copies of invoices relating to such repairs, provided, however, that the Agent shall not so apply any such proceeds during the occurrence and continuance of any Potential Event of Default or Event of Default. Any such insurance proceeds in excess of the total amount required to pay for repair of the affected Aircraft shall, upon certification by the Company to the Agent in an Officer's Certificate that such repair has been completed, be paid by the Agent to the Company provided, however, that the Agent shall not so pay any such insurance proceeds during the occurrence and continuance of any Potential Event of Default or Event of Default.

                  (iii) If an Event of Default shall have occurred and be continuing, the Agent shall apply all insurance proceeds (including proceeds of any earnings on any Permitted Cash Equivalents in which such insurance proceeds have been invested) then on deposit with it pursuant to Section 2.04(c)(i) or
Section 2.04(c)(ii) hereof (all such insurance and other proceeds and earnings being herein collectively called "Section 2.04(c) Proceeds") to payment of the Obligations then due. At such time as no Potential Event of Default or Event of Default shall be continuing, any Section 2.04(c) Proceeds remaining on deposit with the Agent shall be (x) applied as provided in Section 2.04(c)(ii), if then applicable, or (y) if Section 2.04(c)(ii) is not then applicable, shall be paid by the Agent to the Company.

                  (iv) If any of the Lenders or the Agent becomes subject to any claim covered by any insurance policy maintained pursuant to this Section 2.04, the Company shall make available any information reasonably required by such Lender or the Agent in connection with such claim.

                  (d) Reports. On or before the date hereof and thereafter annually on or before the scheduled expiration date for such policy, the Company's aviation insurance broker will furnish to the Agent a certificate and letter of undertaking, signed by the Company's independent aviation insurance broker, stating the types of coverage and limits carried and maintained on the Aircraft and certifying that such insurance complies with the terms and conditions of this Section 2.04. The Company will cause its aviation insurance broker to advise the Agent in writing promptly of any default in the payment of any premium and of any other act or omission on the part of the Company in any such case of which it has knowledge and which is likely to cause cancellation of all or any part of any insurance carried by the Company with respect to the Aircraft. The Company will cause such insurance broker to agree to advise the Agent in writing if and when it becomes evident to such broker that any insurance policy carried and maintained on the Aircraft pursuant to this Section
2.04 will not be renewed at the expiration date. The Company will also cause such insurance broker to deliver to the Agent, on or prior to the date of expiration of any insurance policy referenced in a previously delivered certificate of insurance, a new certificate of insurance, confirming to such parties that such insurance as certified on the date thereof continues in full force and effect. If the Company shall fail to maintain insurance as required hereby, the Agent may, at its option, provide such insurance, and in such event, the Company shall, upon demand, reimburse the Agent for the cost of such insurance; provided, however, that no exercise of said option shall affect the provisions of this Security Agreement, including the provisions that failure by the Company to maintain the prescribed insurance shall constitute an Event of Default, or otherwise constitute a waiver of any other rights the Agent may have against the Company.

                  (e) Notice of Proceeds. The Company shall promptly notify the Agent upon a Responsible Officer of the Company obtaining actual knowledge thereof of the occurrence of an event of loss or damage to any Aircraft which is reasonably expected to result in the receipt of insurance proceeds reasonably estimated by the Company to exceed $1,000,000.

                  SECTION 2.05. Infection. At reasonable times and upon reasonable notice, the Agent or its authorized representative may, at their own expense (unless an Event of Default then exists or a Potential Event of Default arising under the maintenance requirements of this Security Agreement, in which case the reasonable expenses of such inspection shall be paid by the Company or unless subsection 2.10 of the Credit Agreement provides that such inspection shall be at the expense of the Company), inspect the Aircraft and inspect of the books and records and FAA-required books and records of the Company in each case relating to the maintenance of the Aircraft. Any such inspection of the Aircraft shall be a visual, walk-around inspection (including on-board inspection) and may include inspection of areas exposed by any open panels, bays or the like, but shall not include opening any panels, bays or the like without the express written consent of the Company; provided that no exercise of such inspection right shall interfere with the normal operation of the Aircraft by, or the business of, the Company. The Agent shall have no duty to make any such inspection nor shall it incur any liability or obligation by reason of not making any such inspection.

                  SECTION 2.06. Further Assurances. (a) The Company agrees from time to time, at its sole expense, to promptly execute and deliver all further instruments and documents, and take all further action, that the Agent may request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Agent to exercise and enforce its rights and remedies hereunder with respect to any of the Subject Collateral. Without limiting the generality of the foregoing, such further actions shall include executing and delivering such amendments or supplements to the schedules to this Security Agreement, executing and filing such financing or continuation statements, or amendments thereto, executing, filing and recording such documents or instruments with the Federal Aviation Administration, and executing and filing such other instruments or notices, in each case as the Agent on behalf of the Lenders may reasonably request, in order to perfect and preserve the security interest granted or purported to be granted hereby.

                           (b) The Company hereby authorizes the Agent to file
one or more financing or continuation statements or similar instruments or documents, and amendments thereto, relative to all or any part of the Subject Collateral without the signature of the Company where permitted by law.

                  SECTION 2.07. Recording and Filing; Opinions of Counsel. The Company will bear the expense of and be responsible for recording and re-recording, registering and re-registering and filing and re-filing this Security Agreement and each and every Security Agreement Supplement and such other instruments from time to time as may be reasonably requested by the Agent in all such jurisdictions and offices as the Agent shall from tine to time require in order that (a) the Lien hereof be and continues to be a first priority Lien on all of the Subject Collateral to the fullest extent permitted under applicable law, subject to Permitted Liens, (b) all of the Subject Collateral is and remains security for the Obligations, and (c) the rights and remedies of the Agent may be established, confirmed, maintained and protected; and the Company will furnish to the Agent evidence satisfactory to the Agent of every such recording, registering and filing which is not filed, recorded or registered by the Agent. The foregoing includes, without limitation, the execution and delivery by the Company of all documents, financing statements and continuation statements deemed reasonably necessary by the Agent to perfect the Agent's rights as secured party. The Company, at its own cost and expense, shall on the date of this Security Agreement cause this Security Agreement to be duly filed for recordation with the FAA and shall make such other filings to perfect the Lien of this Security Agreement against the Subject Collateral as shall be reasonably requested by the Agent. The Company will furnish to the Agent an opinion of counsel reasonably satisfactory to the Agent or other evidence reasonably satisfactory to the Agent to the effect that such filings or refilings and such recordations or re-recordations have been duly accomplished and as to any Liens of record against the Aircraft or any Engine in the office where such filings or refilings or recordations or re-recordations have been accomplished.

                  [SECTION 2.08. Section 1110. TO THE EXTENT PROVIDED THEREBY (OR TO THE FULLEST EXTENT IT MAY LAWFULLY SO AGREE, WHETHER OR NOT PROVIDED THEREBY), THE COMPANY HEREBY AGREES THAT ANY RIGHT OF THE AGENT TO TAKE POSSESSION OF THE SECTION 1110 PROPERTY IN COMPLIANCE WITH THE PROVISIONS OF THIS SECURITY AGREEMENT AND IN ACCORDANCE WITH SECTION 1110 OF TITLE 11 OF THE UNITED STATES CODE OR ANY SIMILAR PROVISION OF ANY SUPERSEDING STATUTE, AS AMENDED FROM TIME TO TIME, SHALL NOT BE AFFECTED BY THE PROVISIONS OF SECTIONS 362, 363 OR 1129 OF SAID TITLE, OR OTHER ANALOGOUS PART OF ANY SUPERSEDING STATUTE, AS AMENDED FROM TIME TO TIME, AND ACCORDINGLY, IT IS THE INTENTION OF THE PARTIES HERETO THAT WITH RESPECT TO THE SECTION 1110 PROPERTY, THIS SECURITY AGREEMENT BE AFFORDED THE BENEFITS OF SAID SECTION 1110.]**

(a) [SECTION 2.09. First Placed in Service. Schedule I hereto specifically identifies, to the extent known to the Company with respect to Aircraft not first placed in service by the Company, if the Aircraft was first placed in service after October 22, 1994 or was acquired by the Company with the proceeds of the Credit Agreement ("Section 1110 Property"). Each Security Agreement Supplement adding a Replacement Engine to be subject to the Lien of this Security Agreement shall also identify to the extent known to the Company whether such Engine was first placed in service after October 22, 1994.]**

                  SECTION 2.10. Power of Attorney. The Company hereby irrevocably appoints the Agent as the Company's attorney-in-fact and agent to the extent permitted by law, effective on or after the acceleration of the Loans, but prior to the Agent obtaining physical possession of


----------

** The Company agrees that this Security Agreement will grant to the Agent the benefits of Section 1110 if such Section applies to the Airframe, any Engine or any Replacement Engine.

** The Company agrees that this Security Agreement will grant to the Agent the benefits of Section 1110 if such Section applies to the Airframe, any Engine or any Replacement Engine.

the Subject Collateral, in the Company's name and without any action on the part of the Company to do, at the Agent's option, any act the Agent reasonably believes necessary to protect the interests of the Agent in the Subject Collateral. The appointment of the Agent and the rights and powers in connection therewith, being coupled with an interest and with full power of substitution and resubstitution for the Company, are and shall remain irrevocable until all of the Obligations have been fully paid and performed and the Commitments of the Lenders under the Credit Agreement have expired or been terminated.

                  SECTION 2.11. Indemnification. The Company shall assume liability for and will indemnify, protect, save, and keep harmless the Agent and each of the Lenders, and their respective agents, employees, successors and permitted assigns (collectively, the "Indemnified Parties") from and against any and all liabilities, losses, damages, taxes, claims, actions, suits, costs, demands and/or expenses of whatsoever kind, including, without limitation, legal expenses, imposed on, incurred by, or asserted against the Agent, the Company, the Subject Collateral (or any part thereof or interest therein), arising out of the [purchase]***, ownership, delivery, possession, use, operation, condition, performance, quality, suitability, airworthiness, maintenance, modification, registration, loss, confiscation, seizure, requisition, or lease of the Aircraft (collectively, the "Indemnified Events"). Notwithstanding the foregoing, the Company shall not indemnify an Indemnified Party in respect of (i) any Indemnified Events suffered or incurred after the release of the Lien of this Security Agreement pursuant to the terms hereof, (ii) Indemnified Events that consist of fees, costs or expenses which such Indemnified Party has expressly agreed to pay in any provision of this Security Agreement or constitute ordinary and usual operating or overhead expenses of an Indemnified Party (excluding, without limitation, costs and expenses of any outside counsel, consultant or agent), (iii) Indemnified Events arising from the gross negligence or willful misconduct of such Indemnified Party, (iv) any Indemnified Events arising out of any breach by the Agent of Section 2.12 hereof, (v) any tax arising as a result of a voluntary transfer of any Indemnified Party's interest pursuant to Section
9.1 of the Credit Agreement provided that no Event of Default exists at the time of such transfer, (vi) taxes, withholdings, imposts or duties imposed on, based on or measured by the gross or net income, receipts, maximum tax, profits, gains, capital, franchise, excess profits or net worth of an Indemnified Party other than, in each case, resulting from the activities or presence of the Company in the taxing jurisdiction or the use, location or registration of the Aircraft (or any part thereof) in such taxing jurisdiction, (vii) taxes on items of tax preference or any minimum tax imposed by the federal government of the United States, (viii) interest, penalties, fines or additions to taxes that would not have been imposed but for any failure to file any tax return or information return in a timely and proper manner after timely notice by the Company of such filing requirement and provision by the Company (at the Company's expense) of all properly completed forms necessary in connection therewith and (ix) any tax imposed as a result of a connection between an Indemnified Party and the jurisdiction imposing such taxes, including, without limitation, engaging or having engaged in business in, having or having had an office, branch or permanent establishment in, or being or having been a citizen or resident of, or present


----------

***      Subject to negotiation on a case by case basis.

in, or incorporated or created in or under the laws of such jurisdiction other than as a result of a connection arising from this transaction. Each Indemnified Party shall file its tax returns and deal with taxing authorities in good faith, and will honor all reasonable requests from the Company to file, or provide the Company with, such information (but excluding information such Indemnified Party considers confidential) as is necessary to complete forms or other documentation (in each case, prepared by the Company at its sole expense) as shall enable such Indemnified Party or the Company to claim a reduced rate of tax or exemption from tax with respect to any taxes subject to payment or indemnification by the Company hereunder to which it may be entitled. If the Company is or may be required to make any payment under this Section 2.11, any relevant Indemnified Party shall, at the reasonable request of the Company, consult with the Company in good faith to consider what action may be taken to resist payment of the amount claimed. Each indemnity pursuant to this Section 2.11 shall be in the amount which, after taking into account all taxes required to be paid by the Agent as a result of the receipt or accrual of such amount, shall be equal to the amount of the indemnity then due. The Company's obligations under this
Section 2.11 shall survive the expiration or termination of this Security Agreement and the release of the Lien hereof from any or all of the Subject Collateral.

                  SECTION 2.12. Use and Possession. Notwithstanding the terms of any provision contained in this Security Agreement or the Credit Agreement, except as provided in Section 3.01(e) of this Security Agreement, the Company shall have the exclusive right to use and possess the Aircraft, to collect, retain, use and enjoy all rents and accounts and to exercise its right, title and interest in contracts, leases, licenses, permits and governmental approvals subject at all times to (a) the right of the Agent to receive insurance proceeds pursuant to Section 2.04(c) hereof, (b) the applicable restrictions and limitations contained in Section 5.4 of the Credit Agreement and (c) such use, possession, retaining, enjoyment or exercise not otherwise constituting an Event of Default.

                   ARTICLE III EVENTS OF DEFAULT AND REMEDIES

                  SECTION 3.01. Remedies, Obtaining the Aircraft Upon Default. The Company agrees that, if the Loans have been accelerated, then, subject to any mandatory requirements of applicable law then in effect, the Agent, in addition to any rights now or hereafter existing under applicable law, shall have all rights as a secured creditor under the UCC in all relevant jurisdictions and may:

                  (a) to the extent permitted by law, personally, or by agents or attorneys, immediately take possession of the Aircraft or any part thereof, from the Company with or without notice or process of law, and for that purpose may enter upon the Company's premises where all or any part of the Aircraft is located and remove the same; and

                  (b) instruct the obligor or obligors on any agreement, instrument or other obligation relating to the Aircraft to make any payment included in the Subject Collateral required by the terms of such instrument or agreement directly to the Agent; and

                  (c) sell or assign, or direct the Company to sell or assign, the Aircraft or any part thereof, and take possession of the proceeds of any such sale or assignment; and

                  (d) take possession of the Aircraft or any part thereof, by directing the Company in writing to deliver the same to the Agent at any place or places designated by the Agent, in which event the Company shall at its own expense forthwith fly or cause to be flown all or any part of the Aircraft to such airport or airports in the United States so designated by the Agent and there delivered to the Agent, and the Company shall pay all reasonable and necessary expenses to (i) store and keep all or any part of the Aircraft so delivered to the Agent at such place or places pending further action by the Agent as provided in
         Section 4.02, and (ii) while all or any part of the Aircraft shall be so stored and kept, provide guards and maintenance services as shall be necessary to protect the same and to preserve and maintain them in good condition; and

                  (e) revoke all or any of the rights of the Company provided for pursuant to Section 2.12 of this Security Agreement by written notice to the Company indicating which rights are revoked;

it being understood that the Company's obligation so to deliver the Aircraft or any part thereof is of the essence of this Security Agreement and that, accordingly, upon application to a court of equity having jurisdiction, the Agent shall be entitled to a decree requiring specific performance by the Company of said obligation.

                  SECTION 3.02. Remedies; Disposition of the Aircraft. (a) The Aircraft, or any part thereof repossessed by the Agent under or pursuant to
Section 4.01, whether or not so repossessed by the Agent, may be sold, assigned, leased or otherwise disposed of under one or more contracts or as an entirety, and without the necessity of gathering at the place of sale the property to be sold, and in general in such manner, at such time or times, at such place or places and on such terms as the Agent may, in compliance with any mandatory requirements of applicable law, determine to be commercially reasonable. The Aircraft or any part thereof may be sold, leased or otherwise disposed of, in the condition in which the same existed when taken by the Agent or after any overhaul or repair which the Agent shall determine to be commercially reasonable. Any such disposition which shall be a private sale or other private proceedings permitted by such requirements shall be made upon not less than 10 days' written notice to the Company specifying the time at which such disposition is to be made and the intended sale price or other consideration therefor. Any such disposition which shall be a public sale permitted by such requirements shall be made upon not less than 10 days' written notice to the Company specifying the time and place of such sale. To the extent permitted by any such requirement of law, the Agent and the Lenders may bid for and become the purchaser of the Aircraft or any part thereof, offered for sale in accordance with this Section without accountability to the Company (except to the extent of surplus money received as provided in Section 3.03) and may bid the amount of the Obligations to be applied as credits against such purchase. If, under mandatory requirements of applicable law, the Agent shall be required to make disposition of the Aircraft or any part thereof within a period of time which does not permit the giving of notice to the

Company as hereinabove specified, the Agent need give the Company only such notice of disposition as shall be required by such mandatory requirements of applicable law. Any sale of, or the grant of options to purchase, or any other realization upon, the Aircraft or any part thereof shall operate to divest all right, title, interest, claim and demand, either at law or in equity, of the Company therein and thereto, and shall be a perpetual bar both at law and in equity against the Company and against any and all Persons claiming or attempting to claim the Aircraft so sold, optioned or realized upon, or any part thereof, from, through and under the Company but without limitation of the Company's rights under Section 3.03 third hereof. At the request of the Agent, the Company shall deliver such instruments of title or other instruments to ratify or document such sale but such instruments shall not be necessary to make such sale final or binding.

                  (b) The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any appraisement, valuation, stay, extension or redemption law wherever enacted, nor at any time hereafter in force in any locality where any property subject to the Lien hereof may be situated, in order to prevent, hinder or delay the enforcement or foreclosure of this Security Agreement or the execution of any power granted herein to the Agent, or the absolute sale of the Aircraft, or any part thereof, or the final and absolute putting into possession thereof, immediately after such sale, by any purchaser at any sale under this Section 3.02 but without limitation of the Company's rights under Section 3.03 third hereof; and the Company, so far as it now or thereafter lawfully may, hereby waives the benefit of all such laws. The Company waives, to the extent that it lawfully may, all right to have the property in the Subject Collateral marshalled upon any foreclosure hereof, and agrees that any court having jurisdiction to foreclose this Security Agreement may order the sale of the Subject Collateral as an entirety. If the Agent seeks to take possession of any or all of the Subject Collateral or avail itself of any provisional remedy by court process, the Company hereby irrevocably waives (to the extent it may lawfully do so) any bonds and any surety or security required by any statute, court rule or otherwise as an incident to such possession, or remedy, and waives any demand for possession prior to the commencement of any suit or action to recover.

                  (c) if the Loans are accelerated, at the request of the Agent, the Company shall promptly execute and deliver to the Agent such instruments of title and other documents as the Agent may deem necessary or advisable to enable the Agent or an agent or representative designated by the Agent, at such time or times and place or places as the Agent may specify, to obtain possession or control of all or any part of the Subject Collateral. To the extent permitted by law, if the Company shall for any reason fail to execute and deliver such instruments and documents after such request by the Agent, the Agent may (x) obtain a judgment conferring on the Agent the right to immediate possession and/or control and requiring the Company to deliver such instruments of title and other documents as the Agent may deem necessary or advisable to enable the Agent or an agent or representative designated by the Agent, at such time or times and place or places as the Agent may specify, to obtain possession and/or control of all or any part of the Subject Collateral, to the entry of which judgment the Company hereby specifically consents.

                  SECTION 3.03. Application of Proceeds. Except as may otherwise be required by law, any moneys or property actually received by the Agent pursuant to the exercise of any rights or remedies referred to in Article III shall (subject to the determination of the Agent as to the incurrence of costs and expenses appropriate and the use of such moneys and property in connection with the exercise of such rights or remedies and as to the manner of such exercise) be applied in the following order:

                  first, to the payment of costs and expenses incurred in the enforcement of rights and remedies under this Security Agreement;

                  second, to the payment of all of the Obligations (except for such Obligations that shall have been paid pursuant to first item of this Section 3.03), ratably according to the then unpaid amounts thereof, without preference or priority of any kind among such various Obligations; and

                  third, the remainder, if any, to the Company, its successors or assigns, to such Person as the Agent may be legally required to be paid to or as a court of competent jurisdiction may direct.

                  SECTION 3.04. Remedies Cumulative. Each and every right, power and remedy hereby specifically given to the Agent shall be in addition to every other right, power and remedy specifically given under this Security Agreement or the Credit Agreement and other Loan Documents or now or hereafter existing at law or in equity, or by statute and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time or simultaneously and as often and in such order as may be deemed expedient by the Agent. All such rights, powers and remedies shall be cumulative and the exercise or the beginning of exercise of one shall not be deemed a waiver of the right to exercise of any other or others. No delay or omission of the Agent in the exercise of any such right, power or remedy shall impair any such right, power or remedy or shall be construed to be a waiver of any Event of Default or an acquiescence therein.

                                ARTICLE IV AGENT

                  SECTION 4.01. Agent As provided in Section 8 of the Credit Agreement, each Lender has appointed The Industrial Bank of Japan, Limited, as its Agent for purposes of this Security Agreement. In such capacity, The Industrial Bank of Japan, Limited, shall be entitled to all of the rights and benefits accorded the Agent by Section 8 of the Credit Agreement. Following the payment in full of all Obligations and the termination or expiration of the Loan Documents, the provisions of Section 8 of the Credit Agreement shall be deemed to continue in full force and effect for the benefit of the Agent under this Security Agreement. For the avoidance of doubt, nothing in this Section
4.01 is intended to create any liability or obligation on the Company.

                       ARTICLE V MISCELLANEOUS PROVISIONS

                  SECTION 5.01. Notices. All notices and communications to be given under this Security Agreement shall be given in the manner provided in the Credit Agreement.

                  SECTION 5.02. Waiver. To the extent permitted by applicable law, no failure on the part of the Agent or any Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, remedy, power or privilege under this Security Agreement shall operate as a waiver of such right, remedy, power or privilege, nor shall any single or partial exercise of any right, remedy, power or privilege under this Security Agreement preclude any other or further exercise of any such right, remedy, power or privilege or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges provided in this Security Agreement are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

                  SECTION 5.03. Expenses Etc. The Company agrees to pay or to reimburse the Agent and the Lenders for all reasonable costs and expenses (including reasonable attorney's fees and expenses) that may be incurred by the Agent or the Lenders for any expense or loss incurred in connection with any Event of Default, including, but not limited to, any effort to enforce any of the provisions of, or any of the obligations of the Company in respect of, this Security Agreement and the other Loan Documents (including in any bankruptcy, workout or similar proceeding).

                  SECTION 5.04. Amendments, Etc. To the extent permitted by applicable law, any provision of this Security Agreement may be modified, supplemented or waived only by an instrument in writing duly executed by the Company and the Agent (after such consent as may be required, if any, by the Lenders pursuant to the Credit Agreement). Any such modification, supplement or waiver shall be for such period and subject to such conditions as shall be specified in the instrument effecting the same and shall be binding upon the Agent, the Lenders and the Company, and any such waiver shall be effective only in the specific instance and for the purposes for which given.

                  SECTION 5.05. Successors and Assigns. This Security Agreement shall be binding upon and inure to the benefit of the Company, the Agent, the other Lenders and their respective successors and permitted assigns. Except as provided in subsections 6.6(v), 6.10 and 6.12 of the Credit Agreement, the Company shall not assign or transfer its rights under this Security Agreement without the prior written consent of the Agent.

                  SECTION 5.06. Survival. All representations and warranties made in this Security Agreement or in any certificate or other document delivered pursuant to or in connection with this Security Agreement shall survive the execution and delivery of this Security Agreement or such certificate or other document (as the case may be) or any deemed repetition of any such representation or warranty.

                  SECTION 5.07. Severability. To the extent permitted by applicable law, any provision of this Security Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Security Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  SECTION 5.08. Captions. The captions and section headings appearing in this Security Agreement are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Security Agreement.

                  SECTION 5.09. Counterparts. This Security Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties to this Security Agreement may execute this Security Agreement by signing any such counterpart.

                  SECTION 5.10. GOVERNING LAW. THIS SECURITY AGREEMENT
SHALL BE DELIVERED IN THE STATE OF NEW YORK AND GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                  IN WITNESS WHEREOF, the Company and the Agent have caused this instrument to be duly executed as of the day and year first above written.



                                             AMERICA WEST AIRLINES, INC.,
                                             a Delaware corporation



                                             By: ___________________________
                                                    Name:
                                                    Title:



                                             THE INDUSTRIAL BANK OF JAPAN,
                                             LIMITED, as Agent



                                             By: ___________________________
                                                    Name:
                                                    Title:

                                                                      SCHEDULE I
                                                                              to
                                                     Aircraft Security Agreement

         The following aircraft and the aircraft engines listed below, which aircraft, together with the engines listed therewith below, shall constitute a single "Aircraft" as said term is defined in the Security Agreement to which this Schedule I is attached and made a part thereof:

Airframe

        [Description]
        UNITED STATES REGISTRATION NUMBER: __________________
        MANUFACTURER'S SERIAL NO.: ________________

Engines

        ___________________ ENGINES
        ENGINE SERIAL NOS.: _______________
        (each of which engines has 750 or more
        rated takeoff horsepower or the equivalent thereof)

                                                                      APPENDIX A
                                                                              to
                                                     Aircraft Security Agreement

                    SUPPLEMENTAL AIRCRAFT SECURITY AGREEMENT

                  SUPPLEMENTAL AIRCRAFT SECURITY AGREEMENT dated as of ________________, 19__ from AMERICA WEST AIRLINES, INC., a Delaware corporation (the "Company"), whose mailing address is 111 West Rio Salado Parkway, Tempe, Arizona 85281, to The Industrial Bank of Japan, Limited, as Agent under the Amended and Restated Revolving Credit Agreement referred to below (together with its successors and assigns in such capacity, the "Agent") for the benefit and on behalf of itself as such Agent and the lenders (the "Lenders", such term to include the Issuing Bank as defined in the Credit Agreement) from time to time party to that certain Amended and Restated Revolving Credit Agreement dated as
of December    , 1999 (as the same may be amended or waived from time to time the "Credit Agreement") among the Company, the Lenders and the Agent.

                  WHEREAS, the Company has heretofore executed and delivered to the Agent an Aircraft Security Agreement dated as of _____________________ (the "Security Agreement"), covering an aircraft of the Company (terms used in this instrument having the meanings assigned thereto in the Security Agreement);

                  WHEREAS, the Security Agreement has been duly recorded with the FAA on __________________ and assigned Conveyance No. __________________
pursuant to the Act;

                  WHEREAS, this Supplemental Security Agreement relates to the aircraft engine described in Schedule I hereto; and

                  WHEREAS, the Security Agreement provides for the execution and delivery from time to time of Supplemental Security Agreements, each substantially in the form hereof, for the purpose of subjecting a Replacement Engine to the Lien of the Security Agreement.

                  NOW, THEREFORE, as contemplated by the Security Agreement, the Company hereby grants to the Agent for its benefit and the benefit of the Lenders a security interest in the property described in Schedule I hereto as security for the due and prompt payment of the Obligations.

                  This Supplemental Security Agreement shall be construed as supplemental to the Security Agreement and shall form a part thereof; and the Security Agreement is hereby incorporated by reference herein to the same extent as if fully set forth herein and is hereby ratified, approved and confirmed in all respects.

         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Security Agreement to be duly executed, as of the day and year first above written.

                                             AMERICA WEST AIRLINES, INC.
                                             a Delaware corporation



                                             By: ___________________________
                                                    Name:
                                                    Title:



                                             THE INDUSTRIAL BANK OF JAPAN,
                                             LIMITED, as Agent



                                             By: ___________________________
                                                    Name:
                                                    Title:

                                                                      SCHEDULE I
                                                                              to
                                                 Supplemental Security Agreement

         The following aircraft and the aircraft engines listed below, which aircraft, together with the engines listed therewith below, shall constitute a single "Aircraft" as said term is defined in the Supplemental Security Agreement to which this Schedule I is attached and made a part thereof:

Airframe

        [Description]
        UNITED STATES REGISTRATION NUMBER: ______________
        MANUFACTURER'S SERIAL NO.: ______________

Engines

        ____________________________ ENGINES
        ENGINE SERIAL NOS.: ______________
        (each of which engines has 750 or more rated takeoff horsepower or the equivalent thereof)

                                                                       Exhibit B

                                                               EXECUTION VERSION



                         RECEIVABLES SECURITY AGREEMENT

         THIS RECEIVABLES SECURITY AGREEMENT (this "Receivables Security Agreement") is made and entered into as of January 18, 2002 by AMERICA WEST AIRLINES, INC., a Delaware corporation (the "Debtor"), and THE INDUSTRIAL BANK OF JAPAN, LIMITED, as agent for the Lenders (as defined below) (in such capacity, the "Agent" or "Secured Party"). All capitalized terms used but not otherwise defined herein or pursuant to Section 1 hereof shall have the respective meanings assigned thereto in the Term Loan Agreement (as defined below).

                              W I T N E S S E T H:

         WHEREAS, The Industrial Bank of Japan, Limited, as Agent (the "Agent") for each of the lenders (the "Lenders" and collectively with the Agent, the "Secured Parties") now or hereafter party to the Term Loan Agreement (as defined below) have agreed to provide to the Debtor a term loan facility pursuant to the Amended and Restated Term Loan Agreement dated as of January , 2002 (as from time to time amended, revised, modified, supplemented or amended and restated, the "Term Loan Agreement") by and among the Debtor, the Agent and the Lenders from time to time party thereto (the "Lenders"); and

         WHEREAS, as collateral security for payment and performance by the Debtor of its Obligations, and the payment and performance of its obligations and liabilities (whether now existing or hereafter arising) under the Term Loan Agreement or under any of the other Loan Documents to which it is now or hereafter becomes a party (collectively, the "Secured Obligations"), the Debtor is willing to grant to the Agent for the benefit of the Secured Parties a security interest in certain of its personal property and assets pursuant to the terms of this Receivables Security Agreement; and

         WHEREAS, the Secured Parties are unwilling to maintain the Loans to the Debtor under the Term Loan Agreement unless the Debtor enters into this Receivables Security Agreement;

         NOW, THEREFORE, in order to induce the Secured Parties to maintain the Loans under the Term Loan Agreement, and in further consideration of the premises and the mutual covenants contained herein, the parties hereto agree as follows:

         1. CERTAIN DEFINITIONS. Terms used in this Receivables Security Agreement, not otherwise expressly defined herein or in the Term Loan Agreement, as the case may be, and for which meanings are provided in the Uniform Commercial Code of the State of New York (the WUCC"), shall have such meanings.

         2. GRANT OF SECURITY INTEREST. Notwithstanding anything to the contrary contained herein, it is understood and agreed that the Receivables Collateral (as hereinafter defined) shall only include those receivables set forth on
Schedule 9(a) hereto, as such schedule may be amended, supplemented or restated from time to time by the Debtor, which categories include, among others, the Debtor's charter services accounts receivable, ground handling accounts receivable, accounts receivable with respect to certain promotions (including, without limitation, frequent flyer promotions), in each case as set forth on such Schedule 9(a). Subject to occurrence of the conditions set forth in Section 3(d) hereof (and effective only if such conditions occur), the Debtor hereby grants to the Secured Party for the benefit of the Secured Parties as collateral security for the payment, performance and satisfaction of all of the Debtor's Secured Obligations a continuing first priority security interest in and to, and collaterally assigns to the Secured Party for the benefit of the Secured Parties, the following property of the Debtor or in which the Debtor has or may have or acquire an interest or the power to transfer rights therein, whether now owned or existing or hereafter created, acquired or arising and wheresoever located, including the following:

                  (a) All accounts, and including accounts receivable, contracts, bills, acceptances, choses in action, and other forms of monetary obligations at any time owing to the Debtor arising out of property sold, leased, licensed, assigned or otherwise disposed of or for services rendered or to be rendered by the Debtor, and all of the Debtor's rights with respect to any property represented thereby, whether or not delivered, property returned by customers and all rights as an unpaid vendor or lienor, including rights of stoppage in transit and of recovering possession by proceedings including replevin and reclamation (collectively referred to hereinafter as "Accounts"), in each case only to the extent that such Accounts arise from, or are related to, the specified accounts receivable set forth on Schedule 9(a);

                  (b) All chattel paper, including tangible chattel paper, electronic chattel paper, or any hybrid thereof (collectively referred to hereinafter as "Chattel Paper"), in each case only to the extent that such Chattel Paper arises from, or is related to, the specified accounts receivable set forth on Schedule 9(a);

                  (c) All instruments, including all promissory notes (collectively referred to hereinafter as "Instruments"), in each case only to the extent that such Instruments arise from, or are related to, the specified accounts receivable set forth on Schedule 9(a);

                  (d) All rights to payment or performance under letters of credit including rights to proceeds of letters of credit ("Letter-of-Credit Rights"), and all guaranties, endorsements, Liens, other contingent obligations or supporting obligations of any Person securing or supporting the payment, performance, value or liquidation of any of the foregoing (collectively, with Letter-of-Credit Rights, referred to hereinafter as "Supporting Obligations"), in each case only to the extent that such Supporting Obligations arise from, or are related to, the specified accounts receivable set forth on Schedule 9(a);

                  (e) All books and records relating to any of the foregoing (including customer data, credit files, ledgers, computer programs, printouts, and other computer materials and records (and all media on which such data, files, programs, materials and records are or may be stored)); and

                  (f) All proceeds, products and replacements of, accessions to, and substitutions for, any of the foregoing, including without limitation proceeds of insurance policies insuring any of the foregoing.

         All of the property and interests in property described in subsections
(a) through (f) are herein collectively referred to as the "Receivables Collateral." Notwithstanding the foregoing, "Receivables Collateral" shall not include any general intangibles or other rights arising under any contracts, instruments, licenses or other documents as to which the grant of a security interest would (i) constitute a violation of a valid and enforceable restriction in favor of a third party on such grant, unless and until any required consents shall have been obtained or (ii) give any other party to such contract, instrument, license or other document the right to terminate its obligations thereunder.

         3.    PERFECTION; CONDITIONS TO GRANT OF SECURITY INTEREST.

                  (a) At the time of execution of this Receivables Security Agreement, the Debtor shall have furnished the Secured Party with financing statements in form, number and substance suitable for filing, and duly authorized by the Debtor, sufficient under applicable law, and satisfactory to the Secured Party in order that upon the filing of the same and occurrence of the conditions set forth in Section 3(d) hereof the Secured Party shall have a duly perfected security interest in all Receivables Collateral in which a security interest can be perfected by the filing of financing statements;

                  (b) Upon the occurrence of the conditions set forth in Section 3(d) hereof, to the extent expressly required by the terms hereof, or otherwise as the Secured Party may reasonably request, the Debtor shall furnish the Secured Party with properly executed issuer acknowledgments of the Secured Party's interest in Letter-of-Credit Rights, and evidence of the placement of a restrictive legend on tangible chattel paper (and the tangible components, if any, of electronic Chattel Paper), and take appropriate action reasonably acceptable to the Secured Party sufficient to establish the Secured Party's control of electronic Chattel Paper (and the electronic components of hybrid Chattel Paper), as appropriate, with respect to Receivables Collateral in which either (i) a security interest can be perfected only by control or such restrictive legending, or (ii) a security interest perfected by control or accompanied by such restrictive legending shall have priority as against a lien creditor, a purchaser of such Receivables Collateral from the Debtor, or a security interest perfected by Persons not having control or not accompanied by such restrictive legending, in each case in form and substance reasonably acceptable to the Secured Party and sufficient under applicable law so that the Secured Party shall have a security interest in all such Receivables Collateral perfected by control;

                  (c) Upon the occurrence of the conditions set forth in Section 3(d) hereof, to the extent expressly required by the terms hereof, or otherwise as the Secured Party may reasonably request, the Debtor shall deliver to the Secured Party or, if the Secured Party shall specifically consent in each instance, an agent or bailee of the Secured Party, possession of all Receivables Collateral with respect to which either a security interest can be perfected only by possession or a security interest perfected by possession shall have priority as against Persons not having possession, and including in the case of

         Instruments, duly executed endorsements affixed thereto in form and substance reasonably acceptable to the Secured Party and sufficient under applicable law so that the Secured Party shall have a security interest in all such Receivables Collateral perfected by possession; subject in each case only to Permitted Liens (as defined in the next sentence). Permitted Liens, as used in this Receivables Security Agreement, shall mean (i) the Lien of this Receivables Security Agreement, (ii) Liens for taxes, assessments or governmental charges payable by the Debtor either not delinquent for a period of more than thirty (30) days or being contested in good faith by appropriate proceedings so long as during such thirty (30) day period there is not any material risk of the forfeiture or loss of any Receivables Collateral or any interest therein or during such proceeding there is not any material risk of the forfeiture or loss of the Receivables Collateral or any interest therein due to an effective stay or otherwise, (iii) any Lien for the fees or charges of any airport or air navigation authority or any materialmen's, repairmen's, landlord's, workmen's, supplier's and other like Liens arising in the ordinary course of business, for amounts the payment of which is not overdue for a period of more than thirty (30) days or is being contested in good faith by appropriate proceedings so long as during such thirty (30) day period there is not any material risk of the forfeiture or loss of any Receivables Collateral or any interest therein or during such proceeding there is not any material risk of the forfeiture or loss of the Receivables Collateral or any interest therein due to an effective stay or otherwise, (iv) Liens which the Secured Party has specifically permitted in writing, (v) Liens (other than Liens for taxes) arising out of judgments or awards against the Debtor which are being appealed so long as during such thirty (30) day period there is not any material risk of the forfeiture or loss of any Receivables Collateral or any interest therein or during such proceeding there is not any material risk of the forfeiture or loss of the Receivables Collateral or any interest therein due to an effective stay or otherwise, and (vi) other rights of the Debtor and the Secured Party provided in this Receivables Security Agreement. All financing statements (including all amendments thereto and continuations thereof), control agreements, acknowledgments and other documents, electronic identification, restrictive legends, and instruments furnished in connection with the creation, enforcement, protection, perfection or priority of the Secured Party's security interest in Receivables Collateral, including such items as are described above in this Section 3, are sometimes referred to herein as "Perfection Documents." The delivery of possession of items of or evidencing Receivables Collateral, causing other Persons to execute and deliver Perfection Documents as appropriate, the filing or recordation of Perfection Documents, the establishment of control over items of Receivables Collateral, and the taking of such other actions as may be necessary or advisable in the determination of the Secured Party to create, enforce, protect, perfect, or establish or maintain the priority of, the security interest of the Secured Party in the Receivables Collateral is sometimes referred to herein as "Perfection Action"; and

                  (d) The security interest provided for in this Receivables Security Agreement shall be granted effective on the earlier of (i) the occurrence of an Event of Default and (ii) a Triggering Event (as defined in the next sentence). A Triggering Event shall occur at any time when the aggregate amount of Receivables Collateral, as set forth on Schedule 9(a) hereto (as such Schedule 9(a) is amended, restated, updated and revised from time to time) is $6,000,000 or less.

         4. MAINTENANCE OF SECURITY INTEREST; FURTHER ASSURANCES.

                  (a) The Debtor will from time to time at its own expense, deliver specific assignments of Receivables Collateral or such other Perfection Documents, and take such other or additional Perfection Action, as may be required by the terms of the Loan Documents or as the Secured Party may reasonably request in connection with the administration or enforcement of this Receivables Security Agreement or related to the Receivables Collateral or any part thereof in order to carry out the terms of this Receivables Security Agreement, to perfect, protect, maintain the priority of or enforce the Secured Party's security interest in the Receivables Collateral, subject only to Permitted Liens, or otherwise to better assure and confirm to the Secured Party its rights, powers and remedies. Without limiting the foregoing, upon the occurrence and during the continuance of an Event of Default, the Debtor hereby irrevocably authorizes the Secured Party to file (with, or to the extent permitted by applicable law, without the signature of the Debtor appearing thereon) financing statements (including amendments thereto and initial financing statements in lieu of continuation statements) or other Perfection Documents (including copies thereof) showing the Debtor as "debtor" at such time or times and in all filing offices as the Secured Party may from time to time reasonably determine to be necessary or advisable to perfect or protect the rights of the Secured Party, or otherwise to give effect to the transactions herein contemplated.

                  (b) With respect to any and all Receivables Collateral, the Debtor agrees to do and cause to be done all things reasonably necessary to perfect, maintain the priority of and keep in full force the security interest granted in favor of the Secured Party, including, but not limited to, the prompt payment upon demand therefor by the Secured Party of all fees and expenses (including documentary stamp, excise or intangibles taxes) incurred in connection with the preparation, delivery, or filing of any Perfection Document or the taking of any Perfection Action to perfect, protect or enforce a security interest in Receivables Collateral in favor of the Secured Party, subject only to Permitted Liens. All amounts not so paid when due shall constitute additional Secured Obligations and (in addition to other rights and remedies resulting from such nonpayment) shall bear interest from the date of demand until paid in full at the default rate set forth in Section 2.2E of the Term Loan Agreement (the "Default Rate").

                  (c) Effective upon the occurrence of the conditions set forth in Section 3(d) hereof, the Debtor agrees to maintain among its books and records appropriate notations or evidence of, and to make or cause to be made appropriate disclosure upon its financial statements of, the security interest granted hereunder to the Secured Party.

                  (d) Effective upon the occurrence of the conditions set forth in Section 3(d) hereof, the Debtor agrees that, in the event any proceeds (other than goods) of Receivables Collateral shall be or become commingled with other property not constituting Receivables Collateral, then such proceeds may, to the extent permitted by law, be identified by application of the lowest intermediate balance rule to such commingled property.

                  (e) The Debtor agrees that at all times it will not intentionally discriminate to the Secured Party's material detriment against the Receivables Collateral in its collection of the Debtor's accounts receivable generally.

         5. RECEIPT OF PAYMENT. In the event an Event of Default shall occur and be continuing and the Debtor (or any of its affiliates, Subsidiaries, stockholders, directors, officers, employees or agents) shall receive any proceeds of Receivables Collateral, including without limitation monies, checks, notes, drafts or any other items of payment, the Debtor shall hold all such items of payment in trust for the Secured Party, and as the property of the Secured Party, separate from the funds and other property of the Debtor, and no later than the fifth Business Day following the receipt thereof, at the election of the Secured Party, the Debtor shall cause such Receivables Collateral to be forwarded to the Secured Party for its custody, possession and disposition in accordance with the terms hereof and of the other Loan Documents.

         6.    PRESERVATION AND PROTECTION OF RECEIVABLES COLLATERAL.

                  (a) The Secured Party shall be under no duty or liability with respect to the collection, protection or preservation of the Receivables Collateral, or otherwise. The Debtor shall be responsible for the safekeeping of its Receivables Collateral, and in no event shall the Secured Party have any responsibility for (i) any loss or damage thereto or destruction thereof occurring or arising in any manner or fashion from any cause, (ii) any diminution in the value thereof, or (iii) any act or default of any carrier, warehouseman, bailee or forwarding agency thereof or other Person in any way dealing with or handling such Receivables Collateral.

                  (b) The Debtor agrees (i) effective upon the occurrence of the conditions set forth in Section 3(d) hereof, to pay when due all taxes, charges and assessments against the Receivables Collateral in which it has any interest, unless being contested in good faith by appropriate proceedings diligently conducted and against which adequate reserves have been established in accordance with GAAP and evidenced to the satisfaction of the Secured Party and provided that all enforcement proceedings in the nature of levy or foreclosure are effectively stayed, and (ii) to cause to be terminated and released all Liens (other than Permitted Liens) on the Receivables Collateral. Upon the failure of the Debtor to so pay or contest such taxes, charges, or assessments, or cause such Liens to be terminated, the Secured Party at its option may pay or contest any of them or amounts relating thereto (the Secured Party having the sole right to determine the legality or validity and the amount necessary to discharge such taxes, charges, Liens or assessments) but shall not have any obligation to make any such payment or contest. All sums so disbursed by the Secured Party, including reasonable attorneys' fees, court costs, expenses and other charges related thereto, shall be payable promptly after demand by the Debtor to the Secured Party and shall be additional Secured Obligations secured by the Receivables Collateral and the other Loan Documents, and any amounts not so paid (in addition to other rights and remedies resulting from such nonpayment) shall bear interest from the date of demand until paid in full at the Default Rate.

         7. STATUS OF DEBTOR AND RECEIVABLES COLLATERAL GENERALLY. The Debtor represents and warrants to, and covenants with, the Secured Party, with respect to itself and the Receivables Collateral as to which it has or acquires any interest as provided herein, that:

                  (a) It is (or as to Receivables Collateral acquired after the date hereof will be upon the acquisition of the same) and, except as permitted by the Term Loan Agreement and subsection (b) of this Section 7, will continue to be, the owner of the Receivables Collateral, free and clear of all Liens, other than the security interest hereunder in favor of the Secured Party and Permitted Liens, and that it will at its own cost and expense defend such Receivables Collateral and any products and proceeds thereof against all claims and demands of all Persons (other than holders of Permitted Liens) at any time claiming the same or any interest therein adverse to the Secured Party. Upon the failure of the Debtor to so defend, the Secured Party may do so at its option but shall not have any obligation to do so. All sums so disbursed by the Secured Party, including reasonable attorneys' fees, court costs, expenses and other charges related thereto, shall be payable promptly after demand by the Debtor to the Secured Party and shall be additional Secured Obligations secured by the Receivables Collateral and the other Loan Documents, and any amounts not so paid on demand (in addition to other rights and remedies resulting from such nonpayment) shall bear interest from the date of demand until paid in full at the Default Rate.

                  (b) It shall not (i) sell, assign, transfer, lease, license or otherwise dispose of any of, or grant any option with respect to, the Receivables Collateral, except that prior to the occurrence and continuance of an Event of Default, the Debtor may collect Receivables Collateral and use the proceeds thereof in the ordinary course of its business, (ii) create or suffer to exist any Lien upon or with respect to any of the Receivables Collateral except for the security interests created by this Receivables Security Agreement and Permitted Liens, or
         (iii) take any other action in connection with any of the Receivables Collateral that would materially impair the value of the interest or rights of the Debtor in the Receivables Collateral taken as a whole or that would materially impair the interest or rights of the Secured Party.

                  (c) It has full power, legal right and lawful authority to enter into this Receivables Security Agreement and to perform its terms, including the grant of the security interests in the Receivables Collateral herein provided for.

                  (d) No authorization, consent, approval or other action by, and no notice to or filing with, any Governmental Authority or any other Person is required either (i) for the grant by the Debtor of the security interests granted hereby or for the execution, delivery or performance of this Receivables Security Agreement by the Debtor, or
         (ii) for the perfection of or the exercise by the Secured Party, of its rights and remedies hereunder, except for any action required by the UCC to perfect the security interest conferred hereunder.

                  (e) No effective financing statement or other Perfection Document similar in effect, nor any other Perfection Action, covering all or any part of the Receivables Collateral purported to be granted or taken by or on behalf of the Debtor (or by or on behalf of any other Person and which remains effective as against all or any part of the Receivables Collateral) has been filed in any recording office, delivered to another Person for filing (whether upon the occurrence of a contingency or otherwise), or otherwise taken, as the case may be.

                  (f) (i) The exact legal name of the Debtor as it appears in its organizational documents as of the date hereof and at any time during the five (5) year period ending as of the date hereof (the "Covered Period") is America West Airlines, Inc., (ii) the Debtor is a corporation organized and existing under the laws of the State of Delaware, (iii) the address of the chief executive office of the Debtor as of the date hereof and at any time during the Covered Period is 111 West Rio Salado Parkway, Tempe, Arizona, 85281, (iv) there are no trade names or trade styles used by the Debtor as of the date hereof and at any time during the Covered Period other than "America West". The Debtor shall not change its name, change its jurisdiction of formation (whether by reincorporation, merger or otherwise), change the location of its chief executive office, utilize any additional location where tangible personal property constituting Receivables Collateral (including Account Records and Account Documents) may be located, change or use any additional or different trade name or style, except in each case upon giving not less than thirty (30) days' prior written notice to the Secured Party and taking or causing to be taken at the Debtor's expense all such Perfection Action, including the delivery of such Perfection Documents, as may be reasonably requested by the Secured Party to perfect or protect, or maintain the perfection and priority of, the Lien of the Secured Party in Receivables Collateral contemplated hereunder.

         8. INSPECTION. At reasonable times and upon reasonable notice, the Secured Party or its authorized representative may, at their own expense (unless an Event of Default then exists, in which case the reasonable expenses of such inspection shall be paid by the Debtor), inspect the books and records of the Debtor (and to make extracts or copies from such records), and the premises upon which any of the Receivables Collateral is located, to discuss the Debtor's affairs and finances with any Person (other than Persons obligated on any Accounts ("Account Debtors") and to verify with any Person other than Account Debtors the amount, quality, quantity, value and condition of, or any other matter relating to, the Receivables Collateral and, if an Event of Default has occurred and is continuing, to discuss the Debtor's affairs and finances with the Debtor's Account Debtors and to verify the amount, quality, value and condition of, or any other matter relating to, the Receivables Collateral with such Account Debtors. Any such inspection shall not interfere with the normal business of the Debtor. The Secured Party shall have no duty to make any such inspection nor shall it incur any liability or obligation by reason of not making any such inspection.

         9. SPECIFIC COLLATERAL.

                  (a) ACCOUNTS. With respect to its Accounts whether now existing or hereafter created or acquired and wheresoever located, the Debtor represents, warrants and covenants to the Secured Party, that:

                           (i) The Debtor shall keep accurate and complete
                  records of its Accounts constituting Receivables Collateral ("Account Records") and quarterly, together with the Compliance Certificate, the Debtor shall provide the Secured Party with an updated Schedule 9(a) in form and substance reasonably acceptable to the Secured Party describing all such Accounts created or acquired by the Debtor ("Schedule of Accounts"); provided, however, that the Debtor's failure to execute and deliver any such Schedule of Accounts shall not affect or limit the Secured Party's security interest or other rights in and to any Accounts. If requested by the Secured Party, the Debtor shall furnish the Secured Party with copies of proof of delivery and other documents relating to the Accounts so scheduled, including without limitation repayment histories and present status reports (collectively, "Account Documents") and such other matter and information relating to the status of then existing Accounts as the Secured Party shall request.

                           (ii) All Account Records and, Account Documents are
                  and shall at all times be located only at the Debtor's current chief executive office, or a location as to which the Debtor has complied with Section 7(f) hereof:

                           (iii) The Accounts constituting Receivables
                  Collateral are genuine, are in all respects what they purport to be, are not evidenced by instrument or document or, if evidenced by an instrument or document, are only evidenced by one original instrument or document.

                           (iv) The Accounts constituting Receivables Collateral
                  cover bona fide sales, leases, licenses or other dispositions of property usually dealt in by the Debtor, or the rendition by the Debtor of services, to an Account Debtor in the ordinary course of business.

                           (v) The amounts of the face value of any Account
                  shown or reflected on any Schedule of Accounts, invoice statement, or certificate delivered to the Secured Party, are actually owing to the Debtor and are not contingent for any reason; and there are no setoffs, discounts, allowances, claims, counterclaims or disputes of any kind or description in an amount greater than $1,000,000 in the aggregate, or greater than $1,000,000 individually, existing or asserted with respect thereto and the Debtor has not made any agreement with any Account Debtor thereunder for any deduction therefrom, except as may be stated in the Schedule of Accounts and reflected in the calculation of the face value of each respective invoice related thereto.

                           (vi) Except for conditions generally applicable to
                  the Debtor's industry and markets, there are no facts, events, or occurrences known to the Debtor pertaining particularly to any Accounts constituting Receivables Collateral which are reasonably expected to materially impair in any way the validity, collectibility or enforcement of such Accounts that would reasonably be likely, in the aggregate, to be of material economic value, or in the aggregate materially reduce the amount payable thereunder from the amount of the invoice face value shown on any Schedule of Accounts, or on any certificate, contract, invoice or statement delivered to the Secured Party with respect thereto.

                           (vii) The goods or services giving rise thereto are
                  not, and were not at the time of the sale or performance thereof, subject to any Lien, claim, encumbrance or security interest, except those of the Secured Party and Permitted Liens.

                           (viii) Effective upon the occurrence of the
                  conditions set forth in Section 3(d) hereof, in the event any amounts due and owing in excess of $1,000,000 individually, or $1,000,000 in the aggregate amount, are in dispute between any Account Debtor and the Debtor (which shall include without limitation any dispute in which an offset claim or counterclaim may result), the Debtor shall provide the Secured Party with written notice thereof as soon as practicable, explaining in detail the reason for the dispute, all claims related thereto and the amount in controversy.

                  (b) SUPPORTING OBLIGATIONS. With respect to its Supporting Obligations whether now existing or hereafter created or acquired and wheresoever located, the Debtor represents, warrants and covenants to the Secured Party, that:

                           (i) The Debtor shall (x) maintain at all times, and
                  furnish to the Secured Party from time to time at the Secured Party's request, a current list identifying in reasonable detail each Supporting Obligation relating to any Receivables Collateral from a single obligor in excess of $1,000,000, and
                  (y) upon the request of the Secured Party from time to time following the occurrence and during the continuance of any Event of Default, deliver to the Secured Party the originals of all documents evidencing or constituting Supporting Obligations, together with such other documentation (executed as appropriate by the Debtor) and information as may be necessary to enable the Secured Party to realize upon the Supporting Obligations in accordance with their respective terms or transfer the Supporting Obligations as may be permitted under the Loan Documents or by applicable law.

                           (ii) With respect to each letter of credit giving
                  rise to Letter-of-Credit Rights that has an aggregate stated amount available to be drawn in excess of $1,000,000, effective upon the occurrence of the conditions set forth in
                  Section 3(d) hereof, the Debtor shall, at the request of the Secured Party cause the issuer thereof to execute and deliver to the Secured Party a Qualifying Control Agreement (as defined in Schedule 1 hereto).

                           (iii) With respect to each transferable letter of
                  credit giving rise to Letter-of-Credit Rights that has an aggregate stated amount available to be drawn in excess of $1,000,000, the Debtor shall, within thirty (30) days of the issuance of each such letter of credit at the Secured Party's request upon and during the continuance of any Event of Default, deliver to the Secured Party a duly executed, undated transfer form in blank sufficient in form and substance under the terms of the related letter of credit to effect, upon completion and delivery to the letter of credit issuer together with any required fee, the transfer of such letter of credit to the transferee identified in such form. The Debtor hereby expressly authorizes the

                  Secured Party following the occurrence and during the continuance of any Event of Default to complete and tender each such transfer form as transferor in its own name or in the name, place and stead of the Debtor in order to effect any such transfer, either to the Secured Party or to another transferee, as the case may be, in connection with any sale or other disposition of Receivables Collateral or for any other purpose permitted under the Loan Documents or by applicable law.

                  (c) CHATTEL PAPER. With respect to its Chattel Paper constituting Receivables Collateral whether now existing or hereafter created or acquired and wheresoever located, the Debtor represents, warrants and covenants to the Secured Party, that:

                           (i) The Debtor shall at all times retain sole
                  physical possession of the originals of all Chattel Paper constituting Receivables Collateral (other than electronic Chattel Paper and the electronic components of hybrid Chattel Paper); provided, however, that (x) upon the request of the Secured Party upon the occurrence and during the continuance of any Event of Default, the Debtor shall immediately deliver physical possession of such Chattel Paper to the Secured Party or its designee, and (y) in the event that there shall be created more than one original counterpart of any physical document that alone or in conjunction with any other physical or electronic document constitutes Chattel Paper, then such counterparts shall be numbered consecutively starting with "1" and the Debtor shall retain the counterpart numbered "1".

                           (ii) Effective upon the occurrence of the conditions
                  set forth in Section 3(d) hereof, all counterparts of all tangible Chattel Paper constituting Receivables Collateral (and the tangible components of hybrid Chattel Paper) shall be conspicuously legended as follows: "A FIRST PRIORITY SECURITY INTEREST IN THIS CHATTEL PAPER HAS BEEN GRANTED TO THE INDUSTRIAL BANK OF JAPAN, LIMITED, FOR ITSELF AND AS AGENT FOR CERTAIN LENDERS PURSUANT TO A RECEIVABLES SECURITY AGREEMENT DATED AS OF JANUARY , 2002, AS AMENDED FROM TIME TO TIME. NO SECURITY INTEREST OR OTHER INTEREST IN FAVOR OF ANY OTHER PERSON MAY BE CREATED BY THE TRANSFER OF PHYSICAL POSSESSION OF THIS CHATTEL PAPER OR OF ANY COUNTERPART HEREOF EXCEPT BY OR WITH THE CONSENT OF THE AFORESAID THE INDUSTRIAL BANK OF JAPAN, LIMITED, AS AGENT AS PROVIDED IN AFORESAID RECEIVABLES SECURITY AGREEMENT." In the case of electronic Chattel Paper constituting Receivables Collateral (including the electronic components of hybrid Chattel Paper), the Debtor shall not create or acquire any such Chattel Paper unless, prior to such acquisition or creation, it shall have taken such Perfection Action as the Secured Party may require to perfect by control the security interest of the Secured Party in such Collateral.

                           (ii) Other than in the ordinary course of business
                  and in keeping with reasonable and customary practice, the Debtor shall not amend, modify, waive or terminate any provision of, or fail to exercise promptly and diligently each material right or remedy conferred under or in connection with, any Chattel Paper constituting Receivables Collateral, in any case in such a manner as could reasonably be expected to materially adversely affect the value of such affected Chattel Paper as collateral.

                  (d) INSTRUMENTS. With respect to its Instruments constituting Receivables Collateral whether now existing or hereafter created or acquired and wheresoever located, the Debtor represents, warrants and covenants to the Secured Party, that:

                           (i) The Debtor shall (i) maintain at all times, and
                  furnish to the Secured Party from time to time at the Secured Party's request, a current list identifying in reasonable detail Instruments constituting Receivables Collateral of which the Debtor is the payee or holder and having a face amount payable in excess of $1,000,000, and (ii) upon the request of the Secured Party from time to time following the occurrence and during the continuance of any Event of Default, deliver to the Secured Party the originals of all such Instruments, together with duly executed undated endorsements in blank affixed thereto and such other documentation and information as may be necessary to enable the Secured Party to realize upon such Instruments in accordance with their respective terms or transfer such Instruments as may be permitted under the Loan Documents or by applicable law.

                           (ii) Other than in the ordinary course of business
                  and in keeping with reasonable and customary practice, the Debtor shall not amend, modify, waive or terminate any provision of, or fail to exercise promptly and diligently each material right or remedy conferred under or in connection with, any Instrument constituting Receivables Collateral, in any case in such a manner as could reasonably be expected to materially adversely affect the value of such affected Instrument as collateral.

         10. RIGHTS AND REMEDIES UPON EVENT OF DEFAULT. Upon the occurrence and during the continuance of an Event of Default, the Secured Party shall have the following rights and remedies in addition to any rights and remedies set forth elsewhere in this Receivables Security Agreement or the other Loan Documents, all of which may be exercised with or, if allowed by law, without notice to the
Debtor:

                  (a) All of the rights and remedies of a secured party under the UCC or under other applicable law, all of which rights and remedies shall be cumulative, and none of which shall be exclusive, to the extent permitted by law, in addition to any other rights and remedies contained in this Receivables Security Agreement or any other Loan Document;

                  (b) The right to foreclose the Liens and security interests created under this Receivables Security Agreement by any available judicial procedure or without judicial process;

         (c) The right to (i) enter upon the premises of the Debtor through self-help and without judicial process, without first obtaining a final judgment or giving the Debtor notice or opportunity for a hearing on the validity of the Secured Party's claim and without any obligation to pay rent to the Debtor, or any other place or places where any Receivables Collateral is located and kept, and remove the Receivables Collateral therefrom to the premises of the Secured Party or any agent of the Secured Party, for such time as the Secured Party may desire, in order effectively to collect or liquidate the Receivables Collateral,
(ii) require the Debtor or any bailee or other agent of the Debtor to assemble the Receivables Collateral and make it available to the Secured Party at a place to be designated by the Secured Party that is reasonably convenient to both parties, and (iii) notify any or all Persons party to a Qualifying Control Agreement or who otherwise have possession of or control over any Receivables Collateral of the occurrence of an Event of Default and other appropriate circumstances, and exercise control over and take possession or custody of any or all Receivables Collateral in the possession, custody or control of such other Persons;

                  (d) The right to (i) exercise all of the Debtor's rights and remedies with respect to the collection of Accounts, Chattel Paper, Instruments, Supporting Obligations and General Intangibles, in each case to the extent constituting Receivables Collateral (collectively, "Payment Collateral"), including the right to demand payment thereof and enforce payment, by legal proceedings or otherwise; (ii) settle, adjust, compromise, extend or renew all or any Payment Collateral or any legal proceedings pertaining thereto; (iii) discharge and release all or any Payment Collateral; (iv) take control, in any manner, of any item of payment or proceeds referred to in Section 5 above; (v) prepare, file and sign the Debtor's name on any Proof of Claim in bankruptcy, notice of Lien, assignment or satisfaction of Lien or similar document in any action or proceeding adverse to any obligor under any Payment Collateral or otherwise in connection with any Payment Collateral; (vi) endorse the name of the Debtor upon any chattel paper, document, instrument, invoice, freight bill, bill of lading or similar document or agreement relating to any Receivables Collateral; (vii) use the information recorded on or contained on the Debtor's internet website or otherwise in any data processing equipment and computer hardware and software relating to any Receivables Collateral to which the Debtor has access; (viii) open the Debtor's mail and collect any and all amounts due to the Debtor from any Account Debtors or other obligor in respect of Payment Collateral; (ix) take over the Debtor's post office boxes or make other arrangements as the Secured Party deems necessary to receive the Debtor's mail, including notifying the post office authorities to change the address for delivery of the Debtor's mail to such address as the Secured Party may designate; (x) notify any or all Account Debtors or other obligor on any Payment Collateral that such Payment Collateral has been assigned to the Secured Party and that Secured Party has a security interest therein (provided that the Secured Party may at any time give such notice to an Account Debtor that is a department, agency or authority of the United States government); the Debtor hereby agrees that any such notice, in the Secured Party's sole discretion, may (but need not) be sent on the Debtor's stationery, in which event the Debtor shall co-sign such notice with the Secured Party; and (xi) do all acts and things and execute all documents necessary, in the Secured Party's sole discretion, to collect the Payment Collateral; and

                  (e) The right to sell all or any Receivables Collateral in its then existing condition, at such time or tines, at public or private sale or sales, with such notice as may be required by law, in lots or in bulk, for cash or on credit, with or without representations and warranties, all as the Secured Party, in its sole discretion, may deem advisable. The Secured Party shall have the right to conduct such sales on the Debtor's premises or elsewhere and shall have the right to use the Debtor's premises without charge for such sales for such time or times as the Secured Party may see fit. The Secured Party may, if it deems it reasonable, postpone or adjourn any sale of the Receivables Collateral from time to time by an announcement at the time and place of such postponed or adjourned sale, and such sale may, without further notice, be made at the time and place to which it was so adjourned. The Debtor agrees that the Secured Party no obligation to preserve rights to the Receivables Collateral against prior parties or to marshal any Receivables Collateral for the benefit of any Person. The Secured Party is hereby granted a license or other right to use, without charge, the Debtor's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks and advertising matter, or any property of a similar nature, as it pertains to the Receivables Collateral, in completing production of, advertising for sale and selling any Receivables Collateral and the Debtor's rights under any license and any franchise agreement shall inure to the Secured Party's benefit. In addition, the Debtor agrees that in the event notice is necessary under applicable law, written notice mailed to the Debtor in the manner specified herein ten (10) days prior to the date of public sale of any of the Receivables Collateral or prior to the date after which any private sale or other disposition of the Receivables Collateral will be made shall constitute commercially reasonable notice to the Debtor. All notice is hereby waived with respect to any of the Receivables Collateral which threatens to decline speedily in value or is of a type customarily sold on a recognized market. The Secured Party may purchase all or any part of the Receivables Collateral at public or, if permitted by law, private sale, free from any right of redemption which is hereby expressly waived by the Debtor and, in lieu of actual payment of such purchase price, may set off the amount of such price against the Secured Obligations.

         The net cash proceeds resulting from the collection, liquidation, sale, or other disposition of the Receivables Collateral shall be applied first to the expenses (including all reasonable attorneys' fees) of retaking, holding, storing, processing and preparing for sale, selling, collecting, liquidating and the like, and then to the satisfaction of all Secured Obligations in accordance with the terms of the Term Loan Agreement. The Debtor shall be liable to the Secured Party and shall pay to the Secured Party on demand any deficiency which may remain after such sale, disposition, collection or liquidation of the Receivables Collateral.

         11. ATTORNEY-IN-FACT. The Debtor hereby appoints the Secured Party as the Debtor's attorney-in-fact for the purposes of carrying out the provisions of this Receivables Security Agreement and taking any action and executing any instrument which the Secured Party may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest; provided, that the Secured Party shall have and may exercise rights under this power of attorney only upon the occurrence and during the continuance of an Event of Default. Without limiting the generality of the foregoing, upon the occurrence and during the continuance of an Event of Default, the Secured Party shall have the right and power

                  (a) to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Receivables Collateral;

                  (b) to receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection with clause (a) above;

                  (c) to endorse the Debtor's name on any checks, notes, drafts or any other payment relating to or constituting proceeds of the Receivables Collateral which comes into the Secured Party's possession or the Secured Party's control, and deposit the same to the account of the Secured Party on account and for payment of the Secured Obligations.

                  (d) to file any claims or take any action or institute any proceedings that the Secured Party may deem necessary or desirable for the collection of any of the Receivables Collateral or otherwise to enforce the rights of the Secured Party with respect to any of the Receivables Collateral; and

                  (e) to execute, in connection with any sale or other disposition of Receivables Collateral provided for herein, any endorsement, assignments, or other instruments of conveyance or transfer with respect thereto.

         12. REINSTATEMENT. The granting of a security interest in the Receivables Collateral and the other provisions hereof shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Secured Obligations is rescinded or must be remitted to or must otherwise be returned by the Secured Party or is repaid by the Secured Party in whole or in part in good faith settlement of a pending or threatened avoidance claim, whether upon the insolvency, bankruptcy or reorganization of the Debtor or otherwise, all as though such payment had not been made. The provisions of this Section 12 shall survive repayment of all of the Secured Obligations and the termination or expiration of this Receivables Security Agreement in any manner.

         13. CERTAIN WAIVERS BY THE DEBTOR. The Debtor waives to the extent permitted by applicable law (a) any right to require the Secured Party or any other obligee of the Secured Obligations to (x) proceed against any Person or entity, (y) proceed against or exhaust any Receivables Collateral or other collateral for the Secured Obligations, or (z) pursue any other remedy in its power; (b) any defense arising by reason of any disability or other defense of any other Person, or by reason of the cessation from any cause whatsoever of the liability of any other Person or entity, (c) any right of subrogation, (d) any right to enforce any remedy which the Secured Party or any other obligee of the Secured Obligations now has or may hereafter have against any other Person and any benefit of and any right to participate in any collateral or security whatsoever now or hereafter held by the Secured Party. The Debtor authorizes the Secured Party and each other obligee of the Secured Obligations without notice (except notice required by applicable law) or demand and without affecting its liability hereunder or under the Loan Documents from time to time to: (i) take and hold security, other than the Receivables

Collateral herein described, for the payment of such Secured Obligations or any part thereof, and exchange, enforce, waive and release the Receivables Collateral herein described or any part thereof or any such other security; and
(ii) apply such Receivables Collateral or other security and direct the order or manner of sale thereof as the Secured Party or such obligee in its discretion may determine.

         The Secured Party may at any time deliver (without representation, recourse or warranty) the Receivables Collateral or any part thereof to the Debtor and the receipt thereof by the Debtor shall be a complete and full acquittance for the Receivables Collateral so delivered, and the Secured Party shall thereafter be discharged from any liability or responsibility therefor.

         14. CONTINUED POWERS. Until the Secured Obligations shall have been irrevocably paid in full, the power of sale and other rights, powers and remedies granted to the Secured Party hereunder shall continue to exist and may be exercised by the Secured Party at any time and from time to time irrespective of the fact that any of the Secured Obligations or any part thereof may have become barred by any statute of limitations or that any part of the liability of the Guarantor may have ceased.

         15. OTHER RIGHTS. The rights, powers and remedies given to the Secured Party by this Receivables Security Agreement shall be in addition to all rights, powers and remedies given to the Secured Party under any Loan Document or by virtue of any statute or rule of law. Any forbearance or failure or delay by the Secured Party in exercising any right, power or remedy hereunder shall not be deemed to be a waiver of such right, power or remedy, and any single or partial exercise of any right, power or remedy hereunder shall not preclude the further exercise thereof; and every right, power and remedy of the Secured Party shall continue in full force and effect until such right, power or remedy is specifically waived in accordance with the terms of the Loan Documents.

         16. ANTI-MARSHALING PROVISIONS. The right is hereby given by the Debtor to the Secured Party to make releases (whether in whole or in part) of all or any part of the Receivables Collateral agreeable to the Secured Party without notice to, or the consent, approval or agreement of other parties and interests, including junior lienors, which releases shall not impair in any manner the validity of or priority of the Liens and security interests in the remaining Receivables Collateral conferred hereunder, nor release the Debtor from personal liability for the Secured Obligations. Notwithstanding the existence of any other security interest in the Receivables Collateral held by the Secured Party, the Secured Party shall have the right to determine the order in which any or all of the Receivables Collateral shall be subjected to the remedies provided in this Receivables Security Agreement. The Debtor hereby waives any and all right to require the marshaling of assets in connection with the exercise of any of the remedies permitted by applicable law or provided herein or in any Loan Document.

         17. ENTIRE AGREEMENT. This Receivables Security Agreement, together with the other Loan Documents, constitutes and expresses the entire understanding between the parties hereto with respect to the subject matter hereof, and supersedes all prior negotiations, agreements and understandings, inducements, commitments or conditions, express or implied, oral or written, except as contained in the Loan Documents. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof. Neither this Receivables Security Agreement nor any portion or provision hereof may be changed, altered, modified, supplemented, discharged, canceled, terminated, or amended orally or in any manner other than as provided in the Loan Documents.

         18. THIRD PARTY RELIANCE. The Debtor hereby consents and agrees that all issuers of or obligors in respect of any Receivables Collateral, and all securities intermediaries, warehousemen, bailees, public officials and other Persons having any interest in, possession of, control over or right, privilege, duty or discretion in respect of, any Receivables Collateral shall be entitled to accept the provisions hereof as conclusive evidence of the right of the Secured Party to exercise its rights hereunder with respect to the Receivables Collateral, notwithstanding any other notice or direction to the contrary heretofore or hereafter given by the Debtor or any other Person to any of such Persons.

         19. BINDING AGREEMENT; ASSIGNMENT. This Receivables Security Agreement, and the terms, covenants and conditions hereof, shall be binding upon and inure to the benefit of the parties hereto, and to their respective successors and assigns, except that the Debtor shall not be permitted to assign this Receivables Security Agreement or any interest herein or, except as expressly permitted herein, in the Receivables Collateral or any part thereof, or otherwise, except as expressly permitted herein, pledge, encumber or grant any option with respect to the Receivables Collateral or any part thereof. All references herein to the Secured Party shall include any successor thereof or permitted assignee, and any other obligees from time to time of the Secured Obligations.

         20. AGENT. As provided in Section 8 of the Term Loan Agreement, each Lender has appointed The Industrial Bank of Japan, Limited, as its Agent for purposes of this Receivables Security Agreement. In such capacity, The Industrial Bank of Japan, Limited, shall be entitled to all of the rights and benefits accorded the Agent by Section 8 of the Term Loan Agreement. Following the payment in full of all Secured Obligations and the termination or expiration of the Loan Documents, the provisions of Section 8 of the Term Loan Agreement shall be deemed to continue in full force and effect for the benefit of the Agent under this Receivables Security Agreement. For the avoidance of doubt, nothing in this Section 20 is intended to create any liability or obligation on the Debtor.

         21. SEVERABILITY. The provisions of this Receivables Security Agreement are independent of and separable from each other. If any provision hereof shall for any reason be held invalid or unenforceable, such invalidity or unenforceability shall not affect the validity or enforceability of any other provision hereof, but this Receivables Security Agreement shall be construed as if such invalid or unenforceable provision had never been contained herein.

         22. COUNTERPARTS. This Receivables Security Agreement may be executed in any number of counterparts each of which when so executed and delivered shall be deemed an original, and it shall not be necessary in making proof of this Receivables Security Agreement to produce or account for more than one such counterpart executed by the Debtor against whom enforcement is sought.

         23. TERMINATION. Subject to the provisions of Section 12, this Receivables Security Agreement and all obligations of the Debtor hereunder (excluding those obligations and liabilities that expressly survive such termination) shall terminate without delivery of any instrument or performance of any act by any party upon irrevocable payment and performance, in full, of the obligations of the Debtor provided for in the Loan Documents. Upon such termination of this Receivables Security Agreement, the Secured Party shall, at the request and sole expense of the Debtor, promptly deliver to the Debtor such termination statements and take such further actions as the Debtor may reasonably request to terminate of record, or otherwise to give appropriate notice of the termination of, any Lien conferred hereunder.

         24. INDEMNIFICATION. Without limitation of any other indemnification provision in any Loan Document, the Debtor agrees to indemnify and hold harmless the Secured Party and each of his attorneys, agents and advisors (each, an "Indemnified Party"), from and against any and all claims, damages, losses, liabilities, costs, and expenses (including, without limitation, reasonable attorneys' fees) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation or proceeding or preparation of defense in connection therewith) the Loan Documents, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the advances or other extension of credit under the Loan Documents, except to the extent such claim, damage, loss, liability, cost, or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 24 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by the Debtor, any of its directors, shareholders or creditors, or an Indemnified Party or any other Person, or any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated. The Debtor agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to it, any of its subsidiaries or affiliates, or any security holders or creditors thereof arising out of, related to or in connection with the transactions contemplated herein or in the other Loan Documents, except to the extent that such liability is found in a final non-appealable judgment by a court of competent jurisdiction to have directly resulted from such Indemnified Party's gross negligence or willful misconduct. The Debtor agrees not to assert any claim against the Secured Party, any of his attorneys, agents or advisers, on any theory of liability, for special, indirect, consequential, or punitive damages arising out of or otherwise relating to the Loan Documents, any of the transactions contemplated therein or the actual or proposed use of the proceeds of the Loans or other extensions of credit under the Loan Documents. The agreements in this Section 24 shall survive repayment of all of the Secured Obligations and the termination or expiration of this Receivables Security Agreement in any manner.

         25. NOTICES. Any notice required or permitted hereunder shall be given in accordance with Section 9.8 of the Term Loan Agreement.

         26. RULES OF INTERPRETATION. The rules of interpretation contained in Section 1 of the Term Loan Agreement shall be applicable to this Receivables Security Agreement and are hereby incorporated by reference. All representations and warranties contained herein shall survive the delivery of documents and any extension of credit referred to herein or secured hereby.

         27. WAIVER. To the extent permitted by applicable law, no failure on the part of the Agent or any Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, remedy, power or privilege under this Receivables Security Agreement shall operate as a waiver of such right, remedy, power or privilege, nor shall any single or partial exercise of any right, remedy, power or privilege under this Receivables Security Agreement preclude any other or further exercise of any such right, remedy, power or privilege or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges provided in this Receivables Security Agreement are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

         28. GOVERNING LAW. THIS RECEIVABLES SECURITY AGREEMENT SHALL BE DELIVERED IN THE STATE OF NEW YORK AND GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                            [SIGNATURE PAGES FOLLOW]

         IN WITNESS WHEREOF, the parties have duly executed this Receivables Security Agreement on the day and year first written above.

                                            DEBTOR:


                                            AMERICA WEST AIRLINES, INC.


                                            By:
                                               --------------------------------
                                            Name:
                                                 ------------------------------
                                            Title:
                                                  -----------------------------



                                            SECURED PARTY:


                                            THE INDUSTRIAL BANK OF JAPAN,
                                            LIMITED, AS AGENT


                                            -----------------------------------
                                            By:
                                               --------------------------------
                                            Name:
                                                 ------------------------------
                                            Title:
                                                  -----------------------------



                                 Signature Page

                                                                      EXHIBIT II


                                                     [Date]


The Industrial Bank of Japan,
as Agent
1251 Avenue of the Americas
New York, NY 10020
Attention: Joseph Mitarotondo

         Re:      Form of Notice of Conversion/Continuation Under the Amended
                  and Restated Term Loan Agreement dated as of January    , 2002

Ladies and Gentlemen:

         We refer you to the Amended and Restated Term Loan Agreement as of January , 2002 by and among America West Airlines, Inc. (the "Company"), the lending institutions named therein and The Industrial Bank of Japan, Limited, as agent for itself and such other lending institutions (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"). Capitalized terms used herein without definition have the meanings specified in the Credit Agreement.

         Pursuant to Section 2.2D of the Credit Agreement, the Company hereby notifies you of the following Conversion/Continuation:

         (a)      Proposed Conversion/Continuation Date(1):

         (b)      Amount of Loans to be Converted/Continued:

         (c) Type of Loans to be Converted/Continued (Base Rate Loans or Eurodollar Rate Loans):

         (d) Nature of the proposed Conversion/Continuation (Base Rate Loans or Eurodollar Rate Loans):

-----------------------------
(1) The Company shall deliver a Notice of Conversion/Continuation to the Agent no later than 12:00 noon (New York time) on the proposed Conversion Date with respect to a Base Rate Loan and three Business Days in advance of the proposed Conversion/Continuation date with respect to a Eurodollar Rate Loan.

(e) No Potential Event of Default or Event of Default has occurred and is continuing and no Potential Event of Default or Event of Default would occur after giving effect to the proposed conversion/continuation(2):




                                         AMERICA WEST AIRLINES, INC.


                                         By:
                                               --------------------------------
                                         Name:
                                         Title:

-------------------------------
(2) To be included only with respect to Eurodollar Rate Loans.

                                                                     EXHIBIT III



                                FORM OF TERM NOTE


$[              ]                                               January  , 2002

         FOR VALUE RECEIVED, the undersigned AMERICA WEST AIRLINES, INC., a Delaware corporation (the "Company"), hereby promises to pay to the order of
[               ] (the "Lender" ):

                  (a) from time to time at the times and in the amounts provided in the Term Loan Agreement (as hereinafter defined) and prior to or on the Termination Date (as defined in the Term Loan Agreement) the
         principal amount of [$          ] maintained by the Lender pursuant to
         the Amended and Restated Term Loan Agreement dated as of January , 2002 (as amended and in effect from time to time, the "Term Loan Agreement"), among the Company, the Lender, the Agent and the other parties thereto; and

                  (b) interest on the principal balance hereof from time to time outstanding from the Closing Date (as defined in the Term Loan Agreement) under the Term Loan Agreement through and including the date of repayment in full of the Obligations owed to the Lender at the times and at the rates provided in the Term Loan Agreement.

         All capitalized terms used in this Note and not otherwise defined herein shall have the same meanings herein as in the Term Loan Agreement. This Note evidences the Loan maintained under, and has been issued by the Company in accordance with, the terms of the Term Loan Agreement, and is issued in substitution for and replacement of the Revolving Note dated December 10, 1999 issued by the Company to the Lender pursuant to the Amended and Restated Revolving Credit Agreement dated as of December 10, 1999. The Lender and any Eligible Assignee of the Lender under Section 9.1 of the Term Loan Agreement is entitled to the benefits of the Term Loan Agreement, the Security Agreements and the other Loan Documents.

         The Company has the right in certain circumstances and the obligation under certain other circumstances to prepay the whole or part of the principal of this Note on the terms and conditions specified in the Term Loan Agreement; provided, that the Company may not repay or prepay the PIK Note issued to the Lender unless and until this Term Note has been repaid or prepaid in full (including, without limitation, repayment following acceleration of the Loans and the PIK Notes).

         If any one or more of the Events of Default shall occur, the entire unpaid principal amount of this Note and all of the unpaid interest accrued thereon may become or be declared due and payable in the manner and with the effect provided in the Term Loan Agreement.

         No delay or omission on the part of the Lender or any holder hereof in exercising any right hereunder shall operate as a waiver of such right or of any other rights of the Lender or such holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar or waiver of the same or any other right on any further occasion.

         The Company and every endorser and guarantor of this Note or the obligation represented hereby waives to the full extent permitted by law, presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note, and assents to any extension or postponement of the time of payment or any other indulgence, to any release of collateral and to the addition or release of any other party or person primarily or secondarily liable.

         THIS NOTE AND THE OBLIGATIONS OF THE COMPANY HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

         IN WITNESS WHEREOF, the undersigned has caused this Note to be signed in its corporate name by its duly authorized officer as of the day and year first above written.

                                            AMERICA WEST AIRLINES, INC.


                                            By:
                                               ---------------------------------
                                                     Name:
                                                     Title:

                                                                   EXHIBIT III-A



                                FORM OF PIK NOTE

                                                                 January  , 2002


         FOR VALUE RECEIVED, the undersigned AMERICA WEST AIRLINES, INC., a Delaware corporation (the "Company"), hereby promises to pay to the order of
[                           ] (the "Lender"):

                  (a) from time to time, at the times, in the amounts and in the manner provided in the Term Loan Agreement (as hereinafter defined) interest equal to two percent per annum of the outstanding principal amount of the Lender's Loan (as defined in the Term Loan Agreement as defined below) to the Company pursuant to the Amended and Restated Term Loan Agreement dated as of January _, 2002 (as amended and in effect from time to time, the "Term Loan Agreement"), among the Company, the Lender, the Agent and the other parties thereto, provided, however, that such interest shall be capitalized as the principal of this PIK Note from month to month as further set out in the Schedule hereto and paid in kind until this PIK Note is due and payable; and

                  (b) on December 31, 2004, the aggregate principal amount owed under this PIK Note is due and payable, and

                  (c) interest on the principal balance hereof from time to time outstanding from the Closing Date (as defined in the Term Loan Agreement) through and including December 31, 2004 shall accrue at the times, at the rates and in the manner provided in the Term Loan Agreement and shall be compounded monthly, provided, however, that such interest shall be added to the principal of this PIK Note from month to month as further set out in the Schedule hereto and paid in kind until this PIK Note is due and payable.

         All capitalized terms used in this PIK Note and not otherwise defined herein shall have the same meanings herein as in the Term Loan Agreement. This PIK Note evidences the Company's payment in kind of interest on the Loan maintained by the Lender under, and has been issued by the Company in accordance with, the terms of the Term Loan Agreement. The Lender and any Eligible Assignee of the Lender under Section 9.1 of the Term Loan Agreement is entitled to the benefits of the Term Loan Agreement, the Security Agreements and the other Loan Documents.

         The Company has the right in certain circumstances and the obligation under certain other circumstances to prepay the whole or part of the principal of this PIK Note on the terms and conditions specified in the Term Loan Agreement; provided, however, that the Company may not prepay this PIK Note unless and until the Lender's Term Note has been prepaid in full (including, without limitation, following acceleration of the Loans and the PIK Notes).

         If any one or more Events of Default shall occur, the entire unpaid principal amount of this PIK Note and all of the unpaid interest accrued thereon may become or be declared due and payable in the manner and with the effect provided in the Term Loan Agreement; provided, that, after such acceleration interest shall no longer be paid in kind under this PIK Note but shall be payable when accrued and shall continue to accrue on the outstanding principal amount of the Lender's Loan and this PIK Note and on all such unpaid and accrued interest at a rate per annum equal to the default rate set forth in Section 2.2E of the Term Loan Agreement (4% per annum).

         No delay or omission on the part of the Lender or any holder hereof in exercising any right hereunder shall operate as a waiver of such right or of any other rights of the Lender or such holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar or waiver of the same or any other right on any further occasion.

         The Company and every endorser and guarantor of this PIK Note or the obligation represented hereby waives to the full extent permitted by law, presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this PIK Note, and assents to any extension or postponement of the time of payment or any other indulgence, to any release of collateral and to the addition or release of any other party or person primarily or secondarily liable.

         THIS PIK NOTE AND THE OBLIGATIONS OF THE COMPANY HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

         IN WITNESS WHEREOF, the undersigned has caused this PIK Note to be signed in its corporate name by its duly authorized officer as of the day and year first above written.

                                         AMERICA WEST AIRLINES, INC.


                                         By:
                                            -----------------------------
                                              Name:
                                              Title:

                                                                      EXHIBIT IV


                          AMERICA WEST AIRLINES, INC.,

                         FORM OF COMPLIANCE CERTIFICATE



         Reference is made to the Amended and Restated Term Loan Agreement dated
as of January   , 2002 (as it may be amended, restated or supplemented or
otherwise modified from time to time, the "Credit Agreement") among America West Airlines, Inc. (the "Company"), the lenders from time to time party thereto (the "Banks"), and The Industrial Bank of Japan, Limited, as agent for the Banks (in such capacity, the "Agent").

         The undersigned, the Vice President & Treasurer of the Company, and acting on behalf of the Company, hereby certifies as of the date hereof that he is the officer named above of the Company, and is duly authorized to execute and deliver this Certificate to the Banks and the Agent on behalf of the Company, and that:

         1. The undersigned has reviewed and is familiar with the terms of the Credit Agreement and has made, or has caused to be made under his supervision, a review of the provisions of the Credit Agreement and related definitions and the transactions and conditions (financial or otherwise) of the Company and its Subsidiaries, if any, during the period covered by this Certificate sufficient in his opinion to be able to provide this certification.

         2. To the best knowledge of the undersigned, no Potential Event of Default or Event of Default exists.

         3. The reserve of Cash and Cash Equivalents (that in either case are free from Liens) of the Company and its Wholly Owned Subsidiaries (without regard to Cash and Cash Equivalents in the Cash Collateral Account) is more than $100,000,000.

         4. Attached hereto is a revised Schedule 9(a) to the Receivables Security Agreement, which such schedule shall replace Schedule 9(a) in full. The aggregate value of the Receivables Collateral as reflected on the Schedule 9(a) attached hereto exceeds $6,000,000.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate on
behalf of the Company as of            200 .

                                             AMERICA WEST AIRLINES, INC.

                                             By:
                                                 -------------------------------
                                             Name:

                                             Title: Vice President and Treasurer

                                                                      EXHIBIT VI

                          FORM OF ASSIGNMENT AGREEMENT

                     Dated as of _________________________

         Reference is made to the Amended and Restated Term Loan Agreement, dated as of January __, 2002 (as from time to time amended and in effect, the "Credit Agreement"), by and among America West Airlines, Inc., a Delaware corporation (the "Company"), The Industrial Bank of Japan, Limited and the other banking institutions referred to therein as Lenders (collectively, the "Lenders"), and The Industrial Bank of Japan, Limited, as agent (hereinafter, in such capacity, the "Agent") for the Lenders. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement.

         _____________________ (the "Assignor") and (the __________________ (the
"Assignee") hereby agree as follows:

1. ASSIGNMENT. Subject to the terms and conditions of this Assignment and Acceptance, the Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes without recourse to the Assignor, a $_____ interest in and to the rights, benefits, indemnities and obligations of the Assignor under the Credit Agreement equal to __% in respect of the Assignor's Loans as in effect immediately prior to the Effective Date (as hereinafter defined).

2. ASSIGNOR'S REPRESENTATIONS. The Assignor (i) represents and warrants that (A) it is legally authorized to enter into this Assignment Agreement, (B) as of the date hereof, its Pro Rata Share is __%, the aggregate outstanding principal balance of its Loans equals $__ [and the aggregate outstanding principal balance of its PIK Note is $__] (ii) makes no representation or warranty, express or implied, and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or any of the other Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant thereto or the attachment, perfection or priority of any security interest or mortgage, other than that it is the legal and beneficial owner of the interest being assigned by it hereunder free and clear of any claim or encumbrance; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Company or any of its Subsidiaries or any other Person primarily or secondarily liable in respect of any of the Obligations, or the performance or observance by the Company or any of its Subsidiaries or any other Person primarily or secondarily liable in respect of any of the Obligations of any of its obligations under the Credit Agreement or any of the other Loan Documents or any other instrument or document delivered or executed pursuant thereto; and (iv) attaches hereto the Term Note [and PlK Note] delivered to it under the Credit Agreement.

3. The Assignor requests that the Company exchange the Assignor's Term Note [and PIK Note] for a new Term Note [and PIK Note] payable to the Assignor and the Assignee as follows:

Notes Payable to            [Amount of PIK Note]                Amount of Term
 the Order of:                                                       Note
      Assignor                [$_______________]                   $_________
      Assignee                [$_______________]                   $_________

4. ASSIGNEE'S REPRESENTATIONS. The Assignee (i) represents and warrants that (A) it is duly and legally authorized to enter into this Assignment Agreement, (B) the execution, delivery and performance of this Assignment Agreement do not conflict with any provision of law or of the charter or by-laws of the Assignee, or of any agreement binding on the Assignee, (C) all acts, conditions and things required to be done and performed and to have occurred prior to the execution, delivery and performance of this Assignment Agreement, and to render the same the legal, valid and binding obligation of the Assignee, enforceable against it in accordance with its terms, have been done and performed and have occurred in due and strict compliance with all applicable laws; (ii) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.1(i) and (ii) thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement; (iii) agrees that it will, independently and without reliance upon the Assignor, the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iv) represents and warrants that it is an Eligible Assignee; (v) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (vi) represents and warrants that as of the date hereof, it is not entitled to any additional amounts payable under Section 2.7 of the Credit Agreement and as of the date hereof, no Tax would be imposed upon any amounts payable to it hereunder; (vii) agrees to be bound by the provisions of Section 8 of the Credit Agreement; and (viii) agrees that it will perform in accordance with their terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender.

5. EFFECTIVE DATE. The effective date for this Assignment Agreement shall be _______ (the "Effective Date"). Following the execution of this Assignment Agreement, each party hereto shall deliver its duly executed counterpart hereof to the Agent for acceptance by the Agent and recording in the Register by the Agent.

6. RIGHTS UNDER CREDIT AGREEMENT. Upon such acceptance and recording, from and after the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment Agreement, have the rights and obligations of a Lender thereunder, and (ii) the Assignor shall, with respect to that portion of its interest under the Credit Agreement assigned hereunder, relinquish its rights and be released from its obligations under the Credit Agreement; provided, however, that the Assignor shall retain its rights to be indemnified pursuant to Section 9.3 of the Credit Agreement with respect to any claims or actions arising prior to the Effective Date.

7. PAYMENTS. Upon such acceptance of this Assignment Agreement by the Agent and such recording, from and after the Effective Date, the Agent shall make all payments in respect of the rights and interests assigned hereby (including payments of principal, interest, fees and other amounts) to the Assignee. The Assignor and the Assignee shall make any appropriate adjustments in payments for periods prior to the Effective Date by the Agent or with respect to the making of this assignment directly between themselves.

8. GOVERNING LAW. THIS ASSIGNMENT AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

9. COUNTERPARTS. This Assignment Agreement may be executed in any number of counterparts which shall together constitute but one and the same agreement.

         IN WITNESS WHEREOF, intending to be legally bound, each of the undersigned has caused this Assignment and Acceptance to be executed on its behalf by its officer thereunto duly authorized, as of the date first above written.

                                          [THE ASSIGNOR]



                                          By:
                                             ----------------------------------
                                              Name:
                                              Title:


                                          [THE ASSIGNEE]


                                          By:
                                             ----------------------------------
                                              Name:
                                              Title:

CONSENTED TO:

THE INDUSTRIAL BANK OF
   JAPAN, LIMITED, as Agent


By:
    ------------------------------------------
     Name:
     Title:

                                                                    EXHIBIT VIII


                         Financial Condition Certificate


         I, _________________________________, hereby certify that I am the
__________________________________ of America West Airlines, Inc., a Delaware
corporation (the "Company"), that I am familiar with its properties, businesses, assets, finances and operations and that I am duly authorized to execute this certificate on behalf of the Company, which is being delivered pursuant to
Section 3.1C of the Amended and Restated Term Loan Agreement, dated as of
January   , 2002 (the "Credit Agreement") among the Lenders named therein (the
"Lenders") and The Industrial Bank of Japan, as Agent for the Lenders (the "Agent"). Terms defined in the Credit Agreement are used herein as therein defined unless otherwise defined herein.

         For purposes of this certificate, the terms below shall have the following definitions:

                  (a)      "present fair saleable value"
                           The amount that could be obtained by an independent willing seller from an independent willing buyer if the assets of the Company and its Subsidiaries taken as a whole are sold with reasonable promptness in an arm's-length transaction under present conditions for the sale of comparable business enterprises.

                  (b)      "contingent liabilities"
                           The maximum estimated amount of liabilities reasonably likely to result from pending litigation, asserted claims and assessments, guaranties, uninsured risks and other contingent liabilities of the Company and its Subsidiaries taken as a whole after giving effect to the borrowing under the Credit Agreement.

                  (c)      "would constitute an unreasonably small capital"
                           As of the date hereof, the Company and its Subsidiaries taken as a whole is a going concern and has sufficient capital to ensure that it will continue to be a going concern in the business in which it is engaged and proposes to be engaged.

                  I further certify that I have reviewed the Loan Documents and the contents of this certificate and, in connection therewith, have made such investigation and inquiries as I deem necessary and appropriate therefor.

                  I hereby further certify that:

                  1. On the date hereof, after giving effect to the transactions contemplated by the Credit Agreement, the Government Guaranteed Loan and the other Loan Documents, the present fair saleable value of any and all property of the Company and its Subsidiaries taken as a whole is greater than the total amount of liabilities, including contingent liabilities, of the Company and its Subsidiaries taken as a whole.

                  2. On the date hereof, after giving effect to the transactions contemplated by the Credit Agreement, the Government Guaranteed Loan and the other Loan Documents, the present fair saleable value of the assets of the Company and its Subsidiaries taken as a whole exceeds the amount that will be required to pay the probable liability of the Company and its Subsidiaries taken as a whole on its existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to the Company.

                  3. The Company and its Subsidiaries do not intend to or believe that they will incur debts and liabilities that will be beyond their ability to pay as such debts and liabilities mature.

                  4. On the date hereof, after giving effect to the transactions contemplated by the Credit Agreement, the Government Guaranteed Loan and the other Loan Documents, the Company and its Subsidiaries are not engaged in a transaction, and are not about to engage in business or a transaction, for which their property would constitute an unreasonably small capital.

                  5. The Company and its Subsidiaries taken as a whole is solvent within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances.

                  This certificate is being delivered solely to satisfy the Company's obligations pursuant to Section 3.C of the Credit Agreement and in my
capacity as          of the Company (and not in my personal capacity). All
statements made herein are to the best of my knowledge after making such inquiries and analyses as I have deemed necessary or appropriate for the opinions herein stated.

                  IN WITNESS WHEREOF, the undersigned has executed this
certificate on behalf of the Company this      day of January, 2002.

                                             AMERICA WEST AIRLINES, INC.


                                             By:
                                                -------------------------------
                                                 Title:

                                                                      EXHIBIT IX

                                                                 Date: _________

                           BORROWING BASE CERTIFICATE
________________________________________________________________________________

     Reference is made to the Amended and Restated Term Loan Agreement dated as of January __, 2002 (as may be amended, restated or supplemented or otherwise modified from time to time, the "Credit Agreement") among America West
Airlines, Inc. (the "Company"), the lenders from time to time party thereto and The Industrial Bank of Japan Limited, Los Angeles Agency, as arranger, initial issuing bank and as agent for such lenders. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The undersigned, being the Vice President and Treasurer of the Company, does hereby certify for and on behalf of the Company, as of __________ the following:
________________________________________________________________________________

                           BORROWING BASE COLLATERAL
________________________________________________________________________________

A  CASH AND PERMITTED CASH              A  Collateral Balance:
   EQUIVALENTS                             _____________________________________

                                           Borrowing Base Value:
________________________________________________________________________________

B  STAGE III AIRCRAFT                   B  Appraised Value:
                                           _____________________________________

                                           Borrowing Base Value:
________________________________________________________________________________

C  ROTABLES                             C  Book Value:
                                           _____________________________________

                                           Adjusted Fair Market Value:
                                           _____________________________________

                                           Lower of Book Value or Adjusted
                                             Fair Market Value:
                                           _____________________________________

                                           Borrowing Base Value:
________________________________________________________________________________

D  MAINTENANCE FACILITY/HANGAR          D  Appraised Value:
                                           _____________________________________

                                           Borrowing Base:
________________________________________________________________________________

F  SPARE ENGINES                        F  Appraised Value:
                                           _____________________________________

                                           Borrowing Base Value:
________________________________________________________________________________
   _____________________________________________________________________________

   TOTAL BORROWING BASE VALUE:
   _____________________________________________________________________________

   TOTAL LOANS                  $ __________
   _____________________________________________________________________________

                                DEFICIENCY                    $ __________
   _____________________________________________________________________________

     In addition, the Company certifies that:

(1) None of the Borrowing Base Collateral included in the calculation of the Borrowing Base is subject to an Event of Loss, Event of Damage, Repairable Event or Adjustment Event;

(2) No reduction in the Borrowing Base is required pursuant to subsection 2.4B(ii)(1)(e) of the Credit Agreement; and

(3) The portion of the Borrowing Base attributable to Rotables stated above does not exceed thirty five percent (35%) (rounded to the nearest whole number) of the aggregate Borrowing Base.

                                             AMERICA WEST AIRLINES, INC.


                                             By: _______________________________
                                                 Name:
                                                 Title:

                                                                       Exhibit X


         America West Airlines, Inc. ("AWA") will be entering into a joint venture arrangement with GE Capital Aviation Training, Ltd. ("GECAT"), pursuant to which AWA and GECAT will enter into a limited liability company agreement (the "LLC Agreement") relating to a Delaware limited liability company (the "JV LLC"). AWA will make an initial capital contribution to the JV LLC in the amount of up to $500,000 and will make additional capital contributions to the JV LLC as may be required or allowed pursuant to the LLC Agreement.

         In connection with the joint venture arrangement, AWA will sublease a portion of its new Phoenix, Arizona facility that is currently under construction to the JV LLC. Following the formation of the JV LLC, AWA will assign lease agreements for six flight simulators to the JV LLC. The JV LLC may enter into additional lease agreements for flight simulators. Upon the expiration of the term of the JV LLC or the occurrence of certain dissolution events, the JV LLC will assign some or all of the lease agreements to AWA and, in certain circumstances, AWA will have the option to purchase the flight simulators.